Exhibit 4.7
Execution Copy
SERIES A PREFERRED SHARE PURCHASE AGREEMENT
     THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of June 18, 2009, by and among EASTERN WELL HOLDINGS LIMITED , a company duly incorporated and validly existing under the Laws of Hong Kong (the “Company”), CHINA ENVIRONMENT FUND III, L.P., a limited liability partnership organized and validly existing under the Laws of the Cayman Islands (the “Investor”), SUN KWOK PING , a citizen of Hong Kong with the Hong Kong passport No. of DA9001901 (the “Founder”), SHANGHAI NOBO COMMERCE & TRADE CO., LTD. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Shanghai Nobo”), NUOXIN ENERGY TECHNOLOGY (SHANGHAI) CO., LTD. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Shanghai Nuoxin”) and JIANGXI NOBAO ELECTRIC CO., LTD. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Jiangxi Nobao”).
     Each of the Company, the Investor, the Founder, Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao shall be referred to individually as a “Party” and collectively as the “Parties”. Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao shall be collectively referred to as the “PRC Companies”.
RECITALS
A.	Immediately prior to the Closing (as defined in Section 2.4(i)), the Founder owns beneficially and legally one hundred percent (100%) of the equity interest of the Company. The Company owns beneficially and legally one hundred percent (100%) of the equity interest of each PRC Company.
B.	The Company wishes to issue and sell to the Investor, and the Investor wishes to purchase and subscribe for from the Company, an aggregate of 4,906,480 Series A Preferred Shares of the Company, subject to the terms and conditions of this Agreement.
WITNESSETH
THE PARTIES HEREBY AGREE AS FOLLOWS:
1	Definitions.
     Capitalized terms used herein shall have the meanings ascribed to them in Schedule 1 attached hereto.
2	Purchase and Sale of Series A Preferred Shares; Closing.
     2.1 Authorization.
     As of the Closing, the Company shall have an authorized share capital of US$100,000 comprising of 100,000,000 shares with a par value of US$0.001 per share. As of the Closing, the Company shall have authorized the issuance at the Closing, pursuant to the terms and conditions of this Agreement, of at least 4,906,480 Series A Preferred Shares, having the

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rights, preferences, privileges and restrictions as set forth in the Memorandum and Articles.
     2.2 Conversion of the Loan; Sale and Issuance of Series A Preferred Shares.
     (i) Subject to, and in accordance with, the terms and conditions of this Agreement, and the Promissory Note, upon the Closing the outstanding Loan shall be converted into a total of 2,453,240 Series A Preferred Shares (the “Conversion Shares”). Following the issuance of the Conversion Shares at the Closing, (i) the Loan, together with any interest accrued thereon, shall be deemed have been fully repaid and discharged and the outstanding Loan so converted shall be deemed to have been used to satisfy the subscription price for the Conversion Shares and no additional payment shall be made by the Investor for the Conversion Shares; (ii) the Promissory Note shall be automatically cancelled and terminated, and (iii) the Company and the Founder shall be released of any and all obligations under the Promissory Note and the Collateral Documents.
     (ii) Subject to the terms and conditions of this Agreement, at the Closing, the Investor agrees to subscribe for and purchase, and the Company agrees to issue and sell to the Investor, an aggregate of additional 2,453,240 Series A Preferred Shares (the “Subscribed Shares”), par value US$0.001 per share, each having the rights and privileges as set forth in the Memorandum and Articles, at a per share purchase price of US$4.076 for an aggregate amount of consideration of US$10,000,000 (the “Subscription Price”), plus the Series A Preferred Shares converted from the Loan, representing 24.5324% of the Company’s aggregate equity interest immediately after Closing on a fully-diluted basis.
     (iii) Subject to the terms and conditions of this Agreement, the Company shall issue a Series A warrant to the Investor in substantially the form attached hereto as Exhibit G-1 (the “Series A Warrant”) so that the Investor shall have the right to purchase certain amount of Series A Preferred Shares with a total purchase price of US$10,000,000. The Warrant will be exercisable at an exercise price per share equal to the price paid for each Series A Preferred Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions, if any).
     (iv) Subject to the terms and conditions of this Agreement, the Company shall issue to each of the Investor and the Founder warrants in substantially the form attached hereto as Exhibit G-2 (the “Valuation Adjustment Warrants”, collectively with the Series A Warrant, the “Warrants”, and each a “Warrant”) so that the Investor or the Founder shall be entitled to acquire additional Series A Preferred Shares or Ordinary Shares (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions, if any) in accordance with adjusted post money valuation of the Company, which will be determined in accordance with the audited and consolidated 2009 net profit of the Company for 2009 fiscal year.
     2.3 Closing.
     (i) Subject to the satisfaction by the Company, the PRC Companies and the Founder of the conditions set forth in Section 5, and subject to the satisfaction by the Investor of the conditions set forth in Section 6, the issuance of the Conversion Shares and the purchase and sale of the Subscribed Shares hereunder shall take place remotely via the exchange of documents and signatures on a date specified by the Parties, or by another method or at another time and date and at another location to be mutually agreed to by the Parties, (which time, date and place are designated as the “Closing”), which date shall be no

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later than five (5) Business Days after the satisfaction or waiver of each condition to the Closing set forth in Section 5 and Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.”
     (ii) At the Closing, the Company shall (i) deliver to the Investor a certificate representing the Series A Preferred Shares acquired by the Investor hereunder as set forth on Exhibit A, and (ii) cause the Company’s register of members to be updated to reflect the Series A Preferred Shares purchased by the Investor.
     (iii) At the Closing, the Investor shall (i) deliver an executed counterpart of this Agreement and the Ancillary Agreements to the Company and the Founder, and (ii) deposit the Subscription Price as indicated on Exhibit A by wire transfer of immediately available U.S. dollar funds into a bank account designated by the Company.
     2.4 Termination of Agreement.
     This Agreement may be terminated before the Closing as follows:
     (i) at the election of the Investor on or after the date that is ninety (90) days after the Execution Date (the “Termination Date”), if the Closing shall not have occurred on or before such date, provided that: (i) the terminating party is not in material default of any of its obligations hereunder, and (ii) the right to terminate this Agreement pursuant to this Section 2.4(i) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date;
     (ii) by mutual written consent of Company and the Investor as evidenced in writing signed by each of the Company and the Investor;
     (iii) by the Investor in the event of any material breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by the Company, the Founder, or any of the PRC Companies, and such breach or violation cannot be cured within fourteen (14) days from the receipt of the notice by the Investor;
     (iv) by the Company, in the event of any material breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by the Investor, including but without limitation the failure of the Investor to pay the Subscription Price within fourteen (14) working days after the satisfaction by the Company, the PRC Companies and the Founder of the conditions set forth in Section 5; or
     (v) at the election of the Company or the Investor when governmental orders, decrees or decisions have been issued or governmental actions have been taken to prohibit the transaction contemplated under this Agreement or any of the Ancillary Agreements;
     In the event of termination by the Company and/or the Investor pursuant to Section 2.4 hereof, written notice thereof shall forthwith be given to the other Party, and this Agreement shall terminate, and the issuance of the Conversion Shares and the Subscribed

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Shares hereunder shall be abandoned, without further action by the Company or the Investor, in which case, the Company shall repay the full amount of the Loan, together with any accrued but not paid interest thereon, to the Lender in accordance with Section 3.1 of the Promissory Note.
     2.5 Effect of Termination.
     In the event that this Agreement is validly terminated pursuant to Section 2.4, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Company, the Founder or the Investor; provided that no such termination shall relieve any Party hereto from liability for any breach of this Agreement. In the event that this Agreement is validly terminated pursuant to Section 2.4 before the Closing, the Investor shall be obligated to assist the Company and/or the PRC Companies to cancel the certificate/registration under Section 2.3(ii) hereof. The provisions of this Section 2.5, Section 7, Section 9.9 and Section 9.13 hereof shall survive any termination of this Agreement.
     2.6 Closing Account.
     (i) Payment of the Subscription Price shall be made by the Investor to the Company on the Closing Date by remittance of immediately available fund to the following bank account of the Company, which shall be an interest bearing account with a reputable bank agreed upon among the Investor, the Company and the Founder (the “Closing Account”):

Account Bank:	Deutsche Bank AG, Hong Kong Branch
Account Name:	Eastern Well Holdings Limited
Account Number:	0012732-05-1
Bank Code:	054
SWIFT Code:	DEUTHKHH
Address:	55/F Cheung Kong Center, 2 Queen’s Road Central, HK
     (ii) All bank charges and related expenses for remittance and receipt of funds shall be for the account of the Company. The authorized person appointed by the Company and the Investor respectively shall be co-signatories to the Closing Account and no disbursement shall be made from the Closing Account without the signature of each of the signatories designated by the Company and the Investor. The Company shall provide seven (7) days prior notice to the Investor of any planned disbursement from the Closing Account.
3 Representations and Warranties of the Company, the PRC Companies and the Founder.
     The Company, and the Founder, jointly and severally, represent and warrant to the Investor with respect to each member of the Company Group, and each PRC Company hereby represents and warrants to the Investor with regard to itself that the statements contained in this Section 3 are true, correct and complete (except as set forth on the Disclosure Schedule attached hereto as Exhibit D (the “Disclosure Schedule”), which exceptions shall be deemed to be representations and warranties as if made hereunder (in this Agreement, any reference to a party’s “knowledge” means such party’s actual knowledge after due and diligent inquiries of officers and directors of such party).

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     3.1 Organization, Good Standing; Due Authorization.
     Each member of the Company Group is duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of incorporation. Each member of the Company Group has all requisite legal and corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on such Person.
     3.2 Authorization; Consents.
     Each of the Company and the PRC Companies has all requisite legal and corporate power, and has taken all corporate action necessary, for each to properly and legally authorize, execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to carry out its respective obligations hereunder and thereunder. The authorization and issuance of all of (A) the Series A Preferred Shares under this Agreement, (B) the Ordinary Shares issuable upon conversion of the Series A Preferred Shares, (C) the Series A Preferred Shares issuable upon exercise of the Warrants, has been taken or will be taken prior to the Closing. This Agreement, each of the Transaction Documents to which the Company, any of the PRC Companies, and/or the Founder is party, when executed and delivered by the same, will constitute the valid and legally binding obligation of the Company, any of the PRC Companies and/or the Founder, as the case may be, and enforceable against such Person in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The issuance of any Series A Preferred Shares or Ordinary Shares issuable upon conversion of the Series A Preferred Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof. For the purpose only of this Agreement, “reserve,” “reservation” or similar words with respect to a specified number of Ordinary Shares or Series A Preferred Shares of the Company shall mean that the Company shall, and the Board of Directors of the Company shall procure that the Company shall, refrain from issuing such number of shares so that such number of shares will remain in the authorized but unissued shares of the Company until the conversion rights of the holders of any Convertible Securities exercisable for such shares and the Warrants are exercised in accordance with the Memorandum and Articles or otherwise.
     3.3 Valid Issuance of Series A Preferred Shares; Consents.
     (i) The Series A Preferred Shares, when issued and sold to the Investor in accordance with the terms of this Agreement, the Ordinary Shares, when issued upon conversion of Series A Preferred Shares, and the Series A Preferred Shares issued upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws). The Ordinary Shares issuable upon conversion of the Series A Preferred Shares and the Series A Preferred Shares issuable upon exercise of the Warrants, when issued and sold to the Investor in accordance with the terms of this Agreement, have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws).

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     (ii) Except as set forth in Section 3.3(ii) of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or the offer, sale, issuance or reservation for issuance of the Series A Preferred Shares.
     (iii) Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of all Series A Preferred Shares and Ordinary Shares issuable upon conversion of the Series A Preferred Shares as contemplated by this Agreement and the Ancillary Agreements, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities Laws.
     (iv) All presently outstanding Ordinary Shares of the Company were duly and validly issued, fully paid and non-assessable, and are free and clear of any liens and free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws) and have been issued in compliance in all material respects with the requirements of all applicable securities Laws and regulations, including, to the extent applicable, the Securities Act.
     3.4 Capitalization and Voting Rights.
     (i) Section 3.4(i) of the Disclosure Schedule sets forth the complete and accurate shareholding structure of the Company Group, including but not limited, to: (i) all registered and beneficial owners of each member of the Company Group; and, (ii) all share capital or registered capital of each member of the Company Group. Except as set forth in Section 3.4 of the Disclosure Schedule, all share capital or registered capital of each member of the Company Group have been duly and validly issued (or subscribed for) and fully paid and are non-assessable. All share capital or registered capital of each member of the Company Group is free of Liens and any restrictions on transfer (except for any restrictions on transfer under applicable Laws). No share capital or registered capital of any member of the Company Group was issued or subscribed to in violation of the preemptive rights of any person, terms of any agreement or any Laws, by which each such Person at the time of issuance or subscription was bound. Except as set forth in Section 3.4 of the Disclosure Schedule, (i) there are no resolutions pending to increase the share capital or registered capital of any member of the Company Group; (ii) there are no outstanding options, warrants, proxy agreements, pre-emptive rights or other rights relating to the share capital or registered capital of any member of the Company Group, other than as contemplated by this Agreement; (iii) there are no outstanding Contracts or other agreements under which any member of the Company Group or any other Person purchases or otherwise acquires, or has the right to purchase or otherwise acquire, any interest in the share capital or registered capital of any member of the Company Group; (iv) there are no dividends which have accrued or been declared but are unpaid by any member of the Company Group; and (v) there are no outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any member of the Company Group.
     (ii) Immediately prior to the Closing, the authorized capital of the Company shall consist of:
          (a) Ordinary Shares. A total of 70,000,000 authorized Ordinary Shares, of

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which 14,593,520 is issued and outstanding. Exhibit E attached hereto is a true and correct Capitalization Table for the Company. The rights, privileges and preferences of Ordinary Shares are as stated in the Memorandum and Articles and the Ancillary Agreements.
          (b) Preferred Shares. A total of 30,000,000 authorized preferred shares, of which 4,906,480 shares are designated as Series A Preferred Shares, none of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares will be as stated in the Memorandum and Articles and the Ancillary Agreements.
          (c) Options, Reserved Shares. The Company has authorized sufficient Ordinary Shares for issuance upon conversion of the Series A Preferred Shares and sufficient Series A Preferred Shares for issuance upon exercise of the Warrants. Except for (1) the conversion privileges of the Series A Preferred Shares, (2) the Warrants to be granted to the Investor as of the Closing, and (3) the participation rights and other similar rights provided in the Ancillary Agreements, there are no options, warrants, reserved shares, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company before the Closing. Apart from the exceptions noted in this Section 3.4 and the Ancillary Agreements, no shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any participation rights, rights of first refusal or other rights to purchase such shares.
          (d) Except as set forth above and except for (1) the conversion privileges of the Series A Preferred Shares, and (2) certain rights provided in this Agreement or the Ancillary Agreements, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities. Except as contemplated hereby and as set forth in Section 3.4(ii)(d) of the Disclosure Schedule, the Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company.
     (iii) The Company is the sole owner of one hundred percent (100%) or the equity interest of each PRC Company.
     3.5 Tax Matters.
     (i) The provisions for taxes as shown on the balance sheet included in the Financial Statements (as defined in Section 3.7 below) are sufficient in all material respects for the payment of all accrued and unpaid applicable taxes of the Company Group as of the date of each such balance sheet, whether or not assessed or disputed as of the date of each such balance sheet. To the knowledge of the Company, the PRC Companies and the Founder, and except as set forth in Section 3.5 of the Disclosure Schedule, there have been no extraordinary examinations or audits of any tax returns or reports by any applicable Governmental Authority. Except as set forth in Section 3.5 of the Disclosure Schedule, each member of the Company Group has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed (to the extent applicable), all such returns are correct and complete, and each member of the Company Group has paid all taxes that have become due, or have reflected such taxes in accordance with PRC GAAP as a reserve for taxes on the Financial Statements. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

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     (ii) No member of the Company Group is, nor expects to become, a “controlled foreign corporation” within the meaning of Section 957 of the Code or a passive foreign investment company as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”).
     (iii) To the knowledge of the Company, the PRC Companies and the Founder, no shareholder of any member of the Company Group, solely by virtue of its status as shareholder of such member of the Company Group, has personal liability under local Law for the debts and claims of such member of the Company Group. There has been no communication from any tax authority relating to or affecting the tax classification of any member of the Company Group.
     (iv) The Founder and the PRC Companies have complied with all applicable PRC tax Laws and regulations.
     3.6 Books and Records.
     Each member of the Company Group maintains in all material respects its books of accounts and records in the usual, regular and ordinary manner, on a basis of no material inconsistency with prior practice, and which permits its Financial Statements to be prepared in accordance with generally accepted accounting principles in the PRC.
     3.7 Financial Statements.
     Section 3.7 of the Disclosure Schedule sets forth, and the Company has delivered to the Investor, (a) the audited financial statements of each PRC Company for the fiscal year ending December 31, 2008 prepared by each PRC Company in accordance with the PRC GAAP, (b) the unaudited balance sheet, statements of operations and cash flows of each PRC Company for the period from January 1, 2009 to May 31, 2009 (the “Statement Date”), prepared by each PRC Company in accordance with the PRC GAAP, (c) the unaudited consolidated financial statements of the Company for the fiscal year ending December 31, 2008, prepared by the Company in accordance with the IFRS, and (e) the audited consolidated financial statements of the Company for the fiscal year ending December 31, 2008, prepared by the Company in accordance with the IFRS (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and present fairly the financial condition and position of the Company and the PRC Companies as of their respective dates, in each case except as disclosed therein and except for the absence of notes.
     3.8 Changes.
     Since the Statement Date, except as contemplated by this Agreement and except as set forth in Section 3.8 of the Disclosure Schedule, there has not been:
     (i) any change in the assets, liabilities, financial condition or operations of any member of the Company Group from that reflected in the Financial Statements, other than changes in the ordinary course of business, or other changes which would not reasonably be expected to have a Material Adverse Effect on any member of the Company Group;
     (ii) any resignation or termination of any Senior Manager of any member of the Company Group;

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     (iii) any satisfaction or discharge of any Lien or payment of any obligation by any member of the Company Group, except those made in the ordinary course of business or those that are not material to the assets, properties, financial condition, or operation of such entities (as such business is presently conducted);
     (iv) any material change, amendment to or termination of a Material Contract (as defined below in Section 3.11(i));
     (v) any material change in any compensation arrangement or agreement with any Senior Manager of any member of the Company Group;
     (vi) any sale, assignment or transfer of any Intellectual Property of any member of the Company Group, other than in the ordinary course of business or which would not reasonably be expected to have a Material Adverse Effect on any member of the Company Group;
     (vii) any declaration, setting aside or payment or other distribution in respect of any member of the Company Group’s capital shares, or any direct or indirect redemption, purchase or other acquisition of any of such shares by any member of the Company Group other than the repurchase of capital shares from employees, officers, directors or consultants pursuant to agreements approved by the Board of Directors of the such Person;
     (viii) any failure to conduct business in the ordinary course, consistent with such member of the Company Group’s past practices;
     (ix) any damages, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operation or business of any member of the Company Group;
     (x) any event or condition of any character which might have a Material Adverse Effect on the assets, properties, financial condition, operation or business of any member of the Company Group, but excluding any of the foregoing resulting from general economic conditions or from conditions that generally affect the industry of such member of the Company Group (other than changes that have a materially disproportionate effect on such Person); or
     (xi) any agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.8.
     3.9 Litigation.
     There is no action, suit, or other court proceeding pending or threatened, against any member of the Company Group. To the best knowledge of the Company, the PRC Companies and the Founder, there is no investigation pending or threatened against any member of the Company Group, and there is no action, suit, proceeding or investigation pending or threatened against any Senior Manager of any member of the Company Group in connection with their respective relationship with such Person, as the case may be. There is no judgment, decree, or order of any court or Governmental Authority in effect and binding of any member of the Company Group or its assets or properties. There is no court action, suit, proceeding or investigation by any member of the Company Group which such Person intends to initiate against any third party. No Government Authority has at any time

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materially challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted.
     3.10 Liabilities.
     Except as set forth in Section 3.10 of the Disclosure Schedule or arising under the instruments set forth in Section 3.11 of the Disclosure Schedule, the Company Group has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements, (ii) trade or business liabilities incurred in the ordinary course of business, and (iii) other liabilities that do not exceed US$20,000 in the aggregate.
     3.11 Commitments.
     (i) Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all Contracts to which any member of the Company Group is bound that involve (a) obligations (contingent or otherwise) or payments to any member of the Company Group in excess of US$100,000, (b) the license or transfer of Intellectual Property or other proprietary rights to or from any member of the Company Group, (c) any Contracts that affect the assets, properties, financial condition, operation or business of any member of the Company Group in material respects, including but not limited to any Contract having an effective term of more than one (1) year or payments in excess of US$100,000 (collectively, the “Material Contracts”).
     (ii) Except as set forth in Section 3.11 of the Disclosure Schedule, there are no Contracts of any member of the Company Group containing covenants that in any material way purport to restrict the business activity of such member of the Company Group or limit in any material respect the freedom of such member of the Company Group to engage in any line of business that it is currently engaged in, to compete in any material respect with any entity or to obligate in any material respect such member of the Company Group to share, license or develop any product or technology.
     (iii) All of the Material Contracts are valid, subsisting, in full force and effect and binding upon the respective member of the Company Group and to the other parties thereto.
     (iv) Each member of the Company Group has in all material respects satisfied or provided for all of its liabilities and obligations under the Material Contracts requiring performance prior to the date hereof, is not in default in any material respect under any Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default. The Company, the PRC Companies and the Founder are not aware of any material default thereunder by any other party to any Material Contract or any condition existing that with notice or lapse of time or both would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, a Material Contract.
     (v) No member of the Company Group has given to, or received from, any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

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     3.12 Compliance with Laws.
     (i) Except as set forth in Section 3.12(i) of the Disclosure Schedule, each member of the Company Group is in compliance with all Laws and regulations that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties, including any PRC governmental claims arising under any applicable PRC Laws or regulations that may require the registration or licensing of any Intellectual Property but excluding any third party claims.
     (ii) No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of any member of the Company Group to comply with, any Law or regulation applicable to such member of the Company Group, or (b) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for such violations or failures by such member of the Company Group that, individually or in the aggregate, would not result in any Material Adverse Effect on such entity.
     (iii) No member of the Company Group has received any written notice from any Governmental Authority regarding (a) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Law, or (b) any actual, alleged, possible, or potential material obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
     (iv) To the best knowledge of the Company, the PRC Companies and the Founder, no member of the Company Group, nor any shareholder, director, agent, employee or any other person acting for or on behalf of any member of the Company Group, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any Public Official or otherwise (A) to obtain favorable treatment in securing business for any member of the Company Group, (B) to pay for favorable treatment for any member of the Company Group for any member of the Company Group for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the any member of the Company Group, in each case which would have been in violation of any applicable Law, (b) established or maintained any fund or assets in which any member of the Company Group shall have proprietary rights that have not been recorded in the books and records of such Person, or (c) committed any act which violates the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended, or any similar statute or law, rule, regulation, official policy, interpretation or pronouncement of any Governmental Authority.
     (v) All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any Governmental Authority and any third party which are required to be obtained or made by each Company Group and the Founder in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and be effective as of the Closing.
     3.13 Title; Liens; Permits.
     (i) Each member of the Company Group has good and marketable title to all the tangible properties and assets reflected in its books and records, whether real, personal, or mixed, purported to be owned by such Person, free and clear of any Liens, other than

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Permitted Liens. With respect to the tangible property and assets it leases, each member of the Company Group is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, other than Permitted Liens. Each member of the Company Group owns or leases all tangible properties and assets necessary to conduct in all material respects its business and operations as presently conducted.
     (ii) Each member of the Company Group has all material franchises, authorizations, approvals, permits, certificates and licenses (“Permits”) necessary for its business and operations as now conducted or planned to be conducted, and believes that each member of the Company Group can continue to hold such Permits without undue burden or expense, including but not limited to any special approval or permits required under the Laws of the PRC for the PRC Companies to engage in its business. No member of the Company Group is in default in any material respect under any such Permits.
     3.14 Subsidiaries.
     No member of the Company Group owns or Controls, directly or indirectly, any interest in any other Person and is not a participant in any joint venture, partnership or similar arrangement. Section 3.14 of the Disclosure Schedule lists each Person (other than a natural person) that is, directly or indirectly, Controlled by each member of the Company Group.
     3.15 Compliance with Other Instruments.
     (i) No member of the Company Group is in violation, breach or default of its articles of association. The execution, delivery and performance by the Company Group of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the articles of association of any member of the Company Group, (b) any Material Contract, (c) any judgment, order, writ or decree, or (d) any applicable Law.
     (ii) The execution and delivery of this Agreement do not, and the performance by the Founder of the transactions contemplated hereby or thereby will not violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give any party the right to terminate or accelerate any obligation under, any of the terms, conditions, or provisions of any agreement or other instrument or obligation to which the Founder is a party or by which it may be bound.
     3.16 Related Party Transactions.
     Except as set forth in Section 3.16 of the Disclosure Schedule, no officer or director of any member of the Company Group or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them (each of the foregoing, a “Related Party”), has any material agreement, understanding, proposed transaction with, or is materially indebted to, any member of the Company Group, nor is any member of the Company Group materially indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No Related Party has any material direct or indirect ownership interest in any firm or corporation with which any member of the Company Group is affiliated or with which any member of the Company Group has a business relationship, or any firm or corporation that competes with any member of the Company Group (except that

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Related Parties may own less than 1% of the stock of publicly traded companies that engage in the foregoing). No Related Party has, either directly or indirectly, a material interest in: (a) any Person which purchases from or sells, licenses or furnishes to any member of the Company Group any goods, property, intellectual or other property rights or services; or (b) any Contract to which any member of the Company Group is a party or by which it may be bound or affected. For purposes of this Section 3.16 only, the term “material” or “materially” shall mean an obligation or interest in excess of US$20,000.
     3.17 Intellectual Property Rights.
     (i) Each member of the Company Group owns or otherwise has the right or license to use all Intellectual Property material to their business as currently conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens. Section 3.17(i) of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property owned, licensed to or used by all members of the Company Group, whether registered or not, and a complete and accurate list of all licenses granted by any member of the Company Group to any third party with respect to any Intellectual Property. There is no pending or threatened, claim or litigation against any member of the Company Group, contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party. All material inventions and material know-how conceived by employees of each member of the Company Group, including the Founder, and related to the businesses of such Person were “works for hire,” and all right, title, and interest therein, including any applications therefore, were transferred and assigned to such member of the Company Group.
     (ii) No proceedings or claims in which any member of the Company Group alleges that any person is infringing upon, or otherwise violating, its Intellectual Property rights are pending, and none has been served, instituted or asserted by a member of the Company Group.
     (iii) To the best knowledge of the Company, the PRC Companies and the Founder, none of the Senior Managers or employees of any member of the Company Group, or the Founder is obligated under any Contract (including a Contract of employment), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group, or that would conflict with the business of any member of the Company Group as presently conducted. To the best knowledge of the Company, the PRC Companies and the Founder, it will not be necessary to utilize in the course of the any member of the Company Group’s business operations any inventions of any of the employees of any member of the Company Group made prior to their employment by the such member of the Company Group, except for inventions that have been validly and properly assigned or licensed to such member of the Company Group as of the date hereof.
     (iv) Each member of the Company Group has taken all security measures that in the judgment of such Person are commercially prudent in order to protect the secrecy, confidentiality, and value of its material Intellectual Property.
     (v) No Public Software forms part of the any product or service provided by any member of the Company Group (“CG Product or Service”) and no Public Software was or is used in connection with the development of any CG Product or Service or is incorporated

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into, in whole or in part, or has been distributed with, in whole or in part, any CG Product or Service. As used in this Section 3.17(v), “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which require the distribution or making available of source code as well as object code of the software to licensees without charge (except for the cost of the medium) and (b) the right of the licensee to modify the software and redistribute both the modified and unmodified versions of the software, including software licensed or distributed under any of the following licenses: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the BSD License; or (vi) the Apache License.
     (vi) Shanghai Nobo has been duly authorized by Glen Dimplex Deutschland GmbH, a German company, to distribute the Nobo-branded heat pump in the PRC, Taiwan, Korea, Hong Kong and Macao. Such authorization is legal and valid and the cooperation relationship between Glen Dimplex Deutschland GmbH and the Company Group is in good condition. Neither the Company Group nor the Founder has received any notice, in oral or in writing, from Glen Dimplex Deutschland GmbH, indicating that such authorization and/or the cooperation may be adversely affected for any reason. To the best knowledge of the Company, the PRC Companies, and the Founder, such authorization is not likely to be withdrawn for any reason and the Company Group will be able to distribute the Nobo-branded heat pump of Glen Dimplex Deutschland GmbH in the future.
     3.18 Entire Business.
     There are no material facilities, services, assets or properties shared with any entity other than the members of the Company Group which are used in connection with the businesses of the Company Group.
     3.19 Labor Agreements and Actions.
     Except as set forth in Section 3.19 of the Disclosure Schedule, and except as required by Law, no member of the Company Group is a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. Each member of the Company Group has complied in all material respects with all applicable Laws related to employment, and no member of the Company Group has any union organization activities, threatened or actual strikes or work stoppages or material grievances. No member of the Company Group is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.
     3.20 Specific Events.
     Since the Statement Date, except as set forth in the Financial Statements or in Section 3.20 of the Disclosure Schedule, no member of the Company Group has (a) declared, paid or committed to pay any dividends or authorized, made or committed to make any distribution upon or with respect to any of its securities, (b) incurred or committed to incur any indebtedness for money borrowed in excess of US$20,000 individually or US$50,000 in the

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aggregate that is currently outstanding, (c) made or committed to make any loans or advances to any individual, other than ordinary advances for travel or other bona fide business-related expenses, or (d) waived or committed to waive any material right of value.
     3.21 Business Plan and Budget.
     The Founder has delivered to the Investor on or before the Closing a business plan and budget for the PRC Companies for the twelve (12) months following the Closing. Such Business Plan was prepared in good faith based upon assumptions and projections which the Founder believes are reasonable and not materially misleading.
     3.22 Disclosure.
     No representation or warranty of the Company, the PRC Companies or the Founder contained in this Agreement, the Ancillary Agreements, or any certificate furnished or to be furnished to the Investor at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
     3.23 Environmental and Safety Laws.
     No member of the Company Group is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.
     3.24 Exempt Offering.
     The offer and sale of the Series A Preferred Shares pursuant to this Agreement are exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of any other applicable securities Laws and regulations, and the issuance of Ordinary Shares issuable upon conversion of the Series A Preferred Shares in accordance with the Memorandum and Articles and issuance of Series A Preferred Shares upon exercise of any Warrant will be exempt from such registration or qualification requirements.
     3.25 Representations and Warranties Relating to the Founder.
     Except for those set forth in Section 3.25 of the Disclosure Schedule,
     (i) Except as disclosed in Section 3.25 of the Disclosure Schedule, the Founder does not presently own or Control, and will not as of the Closing own or Control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except any interest in the Company and/or the PRC Companies.
     (ii) The Founder does not presently and will not as of the Closing own, manage, operate, finance, join, or Control, or participate in the ownership, management, operation, financing or Control of, or be associated as a director, senior management, partner, lender, investor or representative in connection with, any business or corporation, partnership, or organization which competes with the principal business conducted by the Company Group or with which the Company Group has a business relationship.

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     (iii) The Founder is not aware of any action, suit, proceeding, claim, arbitration or investigation pending against him in connection with his involvement with any member of the Company Group. The Founder is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no action, suit, proceeding, claim, arbitration or investigation which the Founder intends to initiate in connection with his involvement with any member of the Company Group.
     (iv) Except as disclosed in Section 3.25 of the Disclosure Schedule, the Founder is currently devoting one hundred percent (100%) of his working time to the conduct of the business of the Company Group. The Founder is not planning to work less than full time at the Company Group in the future. The Founder does not, directly or indirectly, own, manage, or is engaged in, operate, Control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or Control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business currently conducted by the Company Group or otherwise competes with the Company Group.
     3.26 Other Representations and Warranties Relating to the PRC Companies.
     (i) Except as disclosed in Section 3.26 (i) of the Disclosure Schedule, the constitutional documents and certificates and related contracts and agreements of each PRC Company are valid and have been duly approved or issued (as applicable) by competent PRC authorities.
     (ii) All consents, approvals, authorizations or licenses required under PRC Law for the due and proper establishment and operation of each PRC Company have been duly obtained from the relevant PRC authorities and are in full force and effect.
     (iii) The capital and organizational structure of each PRC Company and the conduct by each PRC Company of its applicable business under such structure is valid and in full compliance with PRC Laws.
     (iv) All filings and registrations with the PRC authorities required in respect of each PRC Company and its operations, including but not limited to the filings and registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureaus, customs authorities, and relevant product registration authorities, have been duly completed in accordance with the relevant rules and regulations of the PRC.
     (v) Except as disclosed in Section 3.26 (v) of the Disclosure Schedule, the registered capital of the PRC Subsidiary is fully paid up. The Company legally and beneficially owns 100% of the equity interest in each PRC Company. There are no outstanding rights, or commitments made by any of the PRC Companies to sell any of its equity interest.
     (vi) None of the PRC Companies is in receipt of any letter or notice from any relevant authority notifying revocation of any permits or licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it.

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     (vii) Each PRC Company has been conducting and will conduct its business activities within the permitted scope of business or is otherwise operating its business in full compliance with all relevant legal requirements and with all requisite licenses, permits and approvals granted by competent PRC authorities.
     (viii) Each PRC Company has procured all necessary approvals, licenses or permits requisite for and essential to the conduct of any part of its business and possession of valid title to all of its material properties and assets in connection with the carrying on of its business, and each PRC Company has legal and valid title to all of its properties and assets in connection with the carrying on of its business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions.
     (ix) Except as disclosed in Section 3.26 (ix) of the Disclosure Schedule, with regard to employment and staff or labor management, each PRC Company has complied with all applicable PRC Laws and regulations in all respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, and pensions.
     (x) The Company’s acquisition of 100% equity interest in Shanghai Nobo in April 2008 does not conflict with any PRC Law, including without limitation the Regulations on Merger and Acquisitions of Domestic Enterprise by Foreign Investors issued by six PRC regulatory agencies on August 8, 2006. The final ownership structure and the conduct of business as contemplated under the Agreement do not conflict with any PRC Law.
     (xi) The Company’s acquisition of 100% equity interest in Jiangxi Nobao is in compliance with any PRC Law.
4	Representations and Warranties of the Investor.
     The Investor hereby represents and warrants to the Company and the Founder that the statements contained in this Section 4 with respect to the Investor are correct and complete as of the date of this Agreement and on and as of the date of the Closing with the same effect as if made on and as of the date of the Closing.
     (i) The Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation.
     (ii) The Investor has all requisite legal and corporate power and authority, and has taken all corporate action necessary to properly and legally authorize, execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, and to carry out its respective obligations hereunder and thereunder, and this Agreement and each of the Ancillary Agreements to which it is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     (iii) The Series A Preferred Shares will be acquired or accepted for investment purposes for the Investor’s own accounts, not as a nominee or agent. By executing this Agreement, the Investor further represents that its has not been organized for the purpose of

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acquiring the Series A Preferred Shares.
     (iv) The Investor understands and acknowledges that the offering of the Series A Preferred Shares will not be registered or qualified under the Securities Act, or any applicable securities Laws on the grounds that the offering and sale of securities contemplated by this Agreement and the issuance of securities hereunder is exempt from registration or qualification, and that the Company’s reliance upon these exemptions is predicated upon the Investor’s representations in this Agreement. The Investor further understands that no public market now exists for any of the securities issued by the Company and the Company has given no assurances that a public market will ever exist for the Company’s securities.
     (v) The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act.
     (vi) The Investor understands that the Series A Preferred Shares are characterized as “restricted securities” under U.S. federal securities Laws as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that the Series A Preferred Shares have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.
     (vii) The Investor understands that the certificates evidencing the Series A Preferred Shares may bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.”
     (viii) The Investor shall not appoint to the board of directors of any member of the Company Group any individual who is concurrently serving on the board of directors of any entity that is competing with any member of the Company Group.
5	Conditions of the Investor’s Obligations at Closing.
     The obligations of the Investor under Sections 2 of this Agreement, unless otherwise waived in writing by the Investor, are subject to the fulfillment of each of the following conditions on or before the Closing:
     5.1 Representations and Warranties.
     Except as set forth in the Disclosure Schedules, the representations and warranties of the Company, the PRC Companies and the Founder contained in Sections 3 shall be true and correct in all material respects when made, and shall be true and correct in all material

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respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, except in either case for those representations and warranties (i) that already contain any materiality qualification, which representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such respective dates and (ii) that address matters only as of a particular date, which representations will have been true and correct in all material respects (subject to clause (i)) as of such particular date.
     5.2 Performance.
     Each member of the Company Group and the Founder shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
     5.3 Authorizations.
     Each member of the Company Group and the Founder shall have obtained all authorizations, approvals, waivers or permits of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and other Transaction Documents, including without limitation any authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Series A Preferred Shares, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing. The Investor shall have received approval and authorization by its investment committee (or other similar governing body) for the transactions contemplated hereunder.
     5.4 Closing Certificate.
     The Founder, the Company and each of the PRC Companies shall have executed and delivered to the Investor at the Closing a certificate (i) stating that the conditions specified hereto have been fulfilled, and (ii) attaching thereto (A) the Memorandum and Articles as then in effect, and (B) copies of all resolutions of the Company’s shareholder and director approving the transactions contemplated hereby.
     5.5 Proceedings and Documents.
     All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.
     5.6 Memorandum and Articles.
     The Memorandum and Articles shall have been duly amended by all necessary action of the Board of Directors and/or the members of the Company, as set forth in the form attached hereto as Exhibit B, and such amendment shall have been duly filed with the Companies Registry of Hong Kong.
     5.7 Shareholders Agreement.
     The Company, the PRC Companies and the Founder shall have executed and

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delivered to the Investor a Shareholders Agreement in the form attached hereto as Exhibit C-1.
     5.8 Right of First Refusal and Co-Sale Agreement.
     The Company, the PRC Companies and the Founder shall have executed and delivered to the Investor the Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C-2.
     5.9 Warrants.
     The Company shall have executed and delivered to the Investor the Warrants in the form attached hereto as Exhibit G-1 and Exhibit G-2.
     5.10 Completion of Due Diligence.
     The Investor shall have satisfactorily completed their business, financial, tax, technical and legal due diligence review.
     5.11 Register of Members.
     The Investor shall have received a copy of the Company’s register of members, certified by a director of the Company as true and complete as of the date of the Closing, updated to show the Investor as the holder of its relevant number of the Series A Preferred Shares as of the Closing.
     5.12 Indemnification Agreement.
     The Company shall have entered into an indemnification agreement substantially in the form attached hereto as Exhibit F with the director appointed by the Investor.
     5.13 Board of Directors.
     At the Closing, the Board of Directors of the Company shall consist of persons elected or appointed in accordance with the Shareholder Agreement and Memorandum and Articles, and the appointment of director by the Investor shall have been filed with the Companies Registry of Hong Kong.
     5.14 Delivery of Legal Opinions.
     The Company shall have delivered or caused to be delivered each of the legal opinions issued by the Hong Kong legal counsel and the PRC legal counsel of the Company, dated as of the Closing Date, in form and substance satisfactory to the Investor.
     5.15 Completion of Environmental Compliance Review.
     The Investor shall have completed its environmental, health, safety and social compliance review, with respect to each member of the Company Group.
     5.16 Employment Agreement.
Each of the Senior Managers of each member of the Company Group has entered into

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an Employment Agreement, a Confidentiality, Non-competition Agreement and Invention Assignment Agreement, in form and substance satisfactory to the Investor. Each employee of the Company Group shall have entered into a formal written Employment Agreement in form and substance satisfactory to the Investor.
     5.17 Execution of Asset Transfer Agreement.
     Shanghai Nobo shall have entered into an agreement with Shanghai Nuoxin to transfer its assets (as listed in Exhibit H hereto, including without limitation all of its business contracts entered into with its suppliers/customers) to Shanghai Nuoxin in form and substance satisfactory to the Investor (the “Asset Transfer Agreement”).
     5.18 Land Use Right of Jiangxi Nobao.
     With regard to the New Land, Jiangxi Nobao shall have entered into a land use right granting agreement with responsible Governmental Authority governing land use right and fully paid the respective land use right granting fee and other necessary fees and taxes.
     5.19 Social Insurance Payment of Jiangxi Nobao.
     Jiangxi Nobao shall have obtained the Social Insurance Registration Certificate.
     5.20 Capital Contribution to Shanghai Nuoxin.
     The Company shall have made the capital contributions to Shanghai Nuoxin in accordance with its articles of association, or shall have obtained an approval from the Government Authority approving capital contribution extension.
     5.21 Capital Contribution to Jiangxi Nobao.
     The Company shall have obtained an approval from the Government Authority, satisfactory to the Investor, approving extension of capital contributions to Jiangxi Nobao.
     5.22 Loan Legal Opinion.
     The Investor shall have received the original legal opinion dated March 12, 2009 from Cheung & Liu, Solicitors regarding the Promissory Note.
     5.23 Delivery of 2008 Audit Report.
     The audited consolidated financial statements of the Company for the fiscal year ending December 31, 2008 prepared by PricewaterhouseCoopers shall have been delivered to the Investor.
6	Conditions of the Company’s Obligations at Closing.
     6.1 Representations and Warranties.
     The obligations of the Company, the PRC Companies and the Founder as of the Closing under this Agreement, unless otherwise waived in writing by them, are subject to the condition that the representations and warranties of the Investor contained in Section 4 shall be true and correct in all material respects when made, and shall be true and correct in all

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material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
     6.2 Payment of Subscription Price.
     The obligations of the Company, the PRC Companies and the Founder as of the Closing under this Agreement, unless otherwise waived in writing by them, are subject to the condition that the Investor shall be obligated to pay, via wire transfer, as the case may be, the Subscription Price according to the provisions Section 2.3(i).
     6.3 Memorandum and Articles.
     The Memorandum and Articles shall have been duly amended by all necessary action of the Board of Directors and/or the members of the Company.
     6.4 Execution of the Agreement and the Shareholders Agreement.
     The Investor shall have executed and delivered to the Company and the Founder this Agreement and the Shareholders Agreement in the form attached hereto as Exhibit C-1.
     6.5 Right of First Refusal and Co-Sale Agreement.
     The Investor shall have executed and delivered to the Company the Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C-2.
     6.6 Warrants.
     The Investor shall have executed and delivered to the Company the Warrants in the form attached hereto as Exhibit G-1 and Exhibit G-2.
7	Confidentiality.
     7.1 Disclosure of Terms.
     The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except as permitted in accordance with the provisions set forth below.
     7.2 Permitted Disclosures.
     Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment to its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners, or to any person or entity to which disclosure is approved in writing by the Investor and (ii) only after the Closing, the Financing Terms to its current investors, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under strict nondisclosure obligations substantially similar to those set forth in this Section 7.2, or to any person or entity to which disclosure is approved in writing by the Investor. The Investor may disclose (i) the existence of the investment and the Financing Terms to any partner, limited partner, former partner, potential

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partner or potential limited partner of the Investor or other third parties and (ii) the fact of the investment to the public, in each case as it deems appropriate in its sole discretion. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.3 below.
     7.3 Legally Compelled Disclosure.
     In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the Financing Terms, such Party (the “Disclosing Party”) shall provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure. At the request of another Party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.
     7.4 Other Exceptions.
     Notwithstanding any other provision of this Section 7, the confidentiality obligations of the Parties shall not apply to: (a) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (b) information which is rightfully in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (c) information which enters the public domain without breach of confidentiality by the restricted Party.
     7.5 Press Releases, Etc.
     No announcements regarding the Investor’s investment in the Company may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Investor and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Investor shall not be subject to the consent of the Company.
     7.6 Other Information.
     The provisions of this Section 7 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.
     7.7 Notices.
     All notices required under this Section 7 shall be made pursuant to Section 9.7 of this Agreement.
8	Undertakings.
     After the Execution Date or the Closing Date (as the case may be), the Company

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(with respect to itself and each Company Group), each PRC Company (with respect to itself) and the Investor agree as follows:
     8.1 Use of Proceeds from the Sale of Series A Preferred Shares.
     The proceeds from the sale of the Series A Preferred Shares shall be used for the business expansion, capital expenditures, general working capital in the principal business of the Company Group, and repayment of a shareholder loan of USD500,000 to the Founder by the Company. Such proceeds may not be used for repaying any shareholder loan, or purchasing shares of other listed companies or corporate bonds or any other negotiable securities.
     8.2 Exclusivity.
     From the Execution Date until the earlier date of the following dates: (a) a date that is five (5) Business Days after the satisfaction or waiver of each condition to the Closing set forth in Section 5 and Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), and (b) the date of the termination of this Agreement pursuant to Section 2.4, the Company, the Founder, and the Company shall cause each of the PRC Companies to, agree not to (i) discuss the sale of any Ordinary Shares or Convertible Securities of the Company with any third party, or (ii) to provide any information with respect to the Company to a third party in connection with a potential investment by such third party in the Ordinary Shares or Convertible Securities of the Company, or (iii) to close any equity financing transaction of the Ordinary Shares or Convertible Securities of the Company with any third party. This Section 8.2 shall terminate and be of no further force and effect immediately following the Closing Date.
     8.3 Compliance by Shareholders.
     The Founder shall, at his own expenses, fully comply with all applicable PRC Laws and regulations and the requirements of the PRC Governmental Authorities with respect to his direct and indirect holding of equity securities in the PRC Companies, if necessary, on a continuing basis (including, but not limited to, all obligations imposed and all consents, approvals, registrations and permits required by the SAFE and by other PRC Governmental Authorities or under other applicable PRC Laws and regulations in connection therewith), and Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended, or any similar statute or Law, rule, regulation, official policy, interpretation or pronouncement of any Governmental Authority, including without limitation any transfer of his direct and indirect holding of equity securities in the Company to any third party.
     8.4 Compliance by Company Group.
     Each member of the Company Group shall, at its own expenses, fully comply with all applicable Laws and regulations of the jurisdiction of its incorporation as well as all requirements of the competent Government Authorities with respect to their conducting of business, on a continuing basis, and Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended, or any similar statute or Law, rule, regulation, official policy, interpretation or pronouncement of any Governmental Authority.
     8.5 Additional Covenants.

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     Except as required by this Agreement, no resolution of the directors, owners, members, partners or shareholders of any member of the Company Group shall be passed, including resolutions in connection with declaration or distribution of dividends, nor shall any contract or commitment be entered into, in each case, prior to the Closing without the prior written consent of the Investor, which consent may not be unreasonably withheld, delayed or conditioned, except that the Company Group may carry on its business in the same manner as heretofore and may pass resolutions and enter into contracts for so long as they are effected in the ordinary course of business. No declaration or distribution of dividends by any Company Group shall be made prior to the Closing without the prior written consent of the Investor. If any member of Company Group has distributed any dividends or profits to its shareholders, such distributed amounts shall be excluded when calculating the Company’s post money valuation.
     8.6 Founder Shares Lock-up.
     Any Ordinary Shares directly or indirectly held by the Founder shall not be transferable except as provided in the Shareholders Agreement and the Right of First Refusal and Co-Sale Agreement.
     8.7 Composition of the Board of the Company Group.
     Within one (1) month after the Closing, the board of directors of each PRC Companies shall be re-constituted in accordance with the Shareholders Agreement and the Memorandum and Articles.
     8.8 Environmental Management System.
     Within one (1) month after the Closing, each member of the Company Group shall establish and adopt an appropriate Environmental Management System (the “EMS”), satisfactory to the Investor, comprising:
(i)	EMS Policy. As part of the process of establishing an EMS, each member of the Company Group shall prepare and adopt a set of environmental and social safeguard policies to ensure compliance by each Company Group with all Applicable Environmental & Social Requirements.
(ii)	EMS procedures. Each member of the Company Group shall:
(a)	permit representatives of the Investor or its designated entities to visit the premises where the business of each Company Group is conducted, and to have access to books of account and records of each member of Company Group, for the purpose of confirming compliance with Applicable Environmental & Social Requirements, provided that such visitation and access is (i) upon reasonable advance notice and during normal business hours, (ii) does not unreasonably interfere with the operations of each member of Company Group, and (iii) does not impose any material expense or burden on each member of Company Group, while the Company shall bear all fees and expenses in connection with such social and environment audit and delivery of the auditing report, provided that the auditing team of no more than three (3) persons; two half-yearly social and environmental audits will be conducted during the

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first year after the Closing. Social and environmental audits and selected site inspections will be requested annually by the Investor, and the Company shall bear all fees and expenses in connection with such social and environment audit and delivery of the auditing report, provided that the auditing team of no more than three (3) persons;

(b)	continue (1) to comply with all Applicable Environmental & Social Requirements, and (2) not to engage in any Prohibited Activity;

(c)	as promptly as possible after becoming aware of any activity by any member of Company Group which does not comply with Applicable Environmental and Social Requirements, or which is classified as a Prohibited Activity, shall use its best efforts to implement a Corrective Action Plan. In the event that any member of the Company Group does not implement and adhere to the Corrective Action Plan in all material respects, the Investor shall have the option upon written notice to such member of Company Group to require that the Investor’s investment in the Company Group be liquidated as soon as possible, but in any event within one hundred and eighty (180) days after such notice, and the proceeds thereof distributed to the Investor less the reasonable cost of such liquidation; and

(d)	as promptly as possible, but in any event not more than sixty (60) days after the close of each fiscal year, furnish the Investor with an Environmental Performance Report in a form designed by the Investor.
     8.9 Transfer of Assets.
     Transactions contemplated by the Asset Transfer Agreement shall be completed by the end of December 31, 2009, and relevant certificates or receipts satisfactory to the Investor evidencing completion of such transfer shall be provided to the Investor.
     8.10 Termination of Jiangxi Nobao Loan Agreement.
     Within three (3) months after the Closing, Jiangxi Nobao shall (i) enter into an agreement with Gong Qing Cheng Finance Management Investment Co, Ltd. , in form and substance satisfactory to the Investor, to terminate the Jiangxi Nobao Loan Agreement; (ii) repay the outstanding amounts under the Jiangxi Nobao Loan Agreement to Gong Qing Cheng Finance Management Investment Co, Ltd. ; and (iii) release the land use right mortgage under the Jiangxi Nobao Loan Agreement satisfactory to the Investor.
     8.11 Capital Contribution to Jiangxi Nobao.
     The Company shall make the full capital contributions to Jiangxi Nobao in accordance with its articles of association no later than May 30, 2010.
     8.12 Amendments to the Articles of Association of the PRC Companies.
     The Articles of Association of each of the PRC Companies shall be amended satisfactory to the Investor, and such amendment shall be approved by the original approval

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authority of each PRC Company and duly registered with the relevant Administration for Industry and Commerce within three (3) months after the Closing.
     8.13 Change of Registered Address.
     The registered address of Jiangxi Nobao shall be changed to the address of its current actual working office, which changes shall be registered with the relevant local branch of the State Administration of Industry and Commerce within three (3) months after the Closing.
     8.14 Appointment of Management Personnel.
     The Company shall hire a financial controller, human resources director, vice president on operation, vice president responsible for Environmental and Social Requirements, and a general manager of Jiangxi Nobao selected and approved jointly by the Investor and the Company within three (3) months after the Closing.
     8.15 ESOP.
     Within three (3) months after the Closing, the Company shall adopt an employee stock option plan for the issuances of Ordinary Shares representing 2.5% of the share capital of the Company after the Closing on a fully-diluted basis to selected members of the Company’s directors, consultants and employees; provided, that the terms of the ESOP shall be approved by the Board and shall be acceptable to the Investor in its discretion. Option granted in accordance with the ESOP may be exercised, in whole or in part, in accordance with the following schedule: 25% of the Ordinary Shares subject to the option shall vest on the first anniversary after the vesting commencement date, with remaining portions vesting monthly over next 36 months on a pro rata basis.
     8.16 Environmental Effect Evaluation Report.
     Within three (3) months after the Closing, the Company shall deliver an environmental effect evaluation report with regard to the ongoing or completed constructions on the Old Land, in form and substance satisfactory to the Investor.
     8.17 Social Security Payment.
     Each of the PRC Company shall make all due and payable statutory social insurance and housing funds for all of its employees in accordance with the PRC Law after the Closing, and Jiangxi Nobao shall provide a social security payment receipt for June 2009 to the Investor no later than July 31, 2009.
     8.18 Adjustment of Corporate Structure.
     Upon requested by the Investor, each of the Founder and Company Group shall adjust the corporate structure of the Company Group to achieve the change of potential listing vehicle from the Company to another company (including without limitation a company incorporated and existing under the Law of the Cayman Islands), satisfactory to the Investor.
     8.19 Land Use Right of Jiangxi Nobao.

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     (i) With regard to the Old Land, Jiangxi Nobao shall fully pay the land use right granting fee in accordance with the Old Land Use Right Granting Contract and the Old Supplemental Land Use Right Granting Contract within three (3) months after the Closing.
     (ii) With regard to the New Land, Jiangxi Nobal shall procure the land use right certificate within three (3) months after the Closing.
9	Miscellaneous.
     9.1 Survival of Representations and Warranties.
     The representations and warranties set forth under Sections 3 and any covenants of the Company, the PRC Companies and the Founder contained in or made pursuant to this Agreement shall survive for a period of three (3) years from the Closing, and such warranties, representations and covenants shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company. For avoidance of doubt, the representations and warranties of the Company, the PRC Companies and the Founder in Section 3 are made on and as of the Execution Date and on and as of the Closing Date, unless otherwise stated therein.
     9.2 Successors and Assigns.
     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     9.3 Indemnity.
     (i) The Company and the Founder shall, jointly and severally, indemnify the Investor for any losses, liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing, incurred by the Investor as a result of any breach or violation of any representation or warranty made by the Company or the Founder, or any breach by the Company or the Founder of any covenant or agreement contained herein or in any of the other Transaction Documents (the “Indemnifiable Event”), and each PRC Company hereby indemnifies the Investor for any losses, liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing, incurred by the Investor as a result of any Indemnifiable Event of the relevant PRC Company (an “Indemnifiable Loss”). For the purpose of this Section 9.3, each of the Company, the Founder and the PRC Companies shall be referred to as an “Indemnitor”. If the Investor believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall give prompt notice thereof to the Company, the Founder and/or the relevant PRC Companies (as the case may be) stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted; provided that in any event any such notice with respect to the breach of any covenant shall be given on a timely basis. No such claim shall be settled or resolved

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without the consent of the Company, the Founder and/or the relevant PRC Companies (as the case may be), except that any dispute related thereto will be resolved pursuant to Section 9.13.
     The Founder’s indemnity obligations that are determined to arise hereunder may be satisfied by the Founder by remittance of immediately available funds to the Investor. However, if the Founder is unable to satisfy its indemnity obligations within sixty (60) days of delivery of the notice provided by the Investor, then such indemnity obligations shall, at the election of the Investor, be satisfied with the Ordinary Shares held (either directly or indirectly) or acquired after the date hereof by the Founder (with each such share valued at the greater of (i) the price paid for each Series A Preferred Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions) and (ii) the fair market value of such Ordinary Share determined pursuant to Section 9.3(iv).
     (ii) Notwithstanding the foregoing, the PRC Companies and the Founder shall, jointly and severally, indemnify and keep indemnified the Investor at all times and hold the Investor harmless against any claim for tax which has been made or may hereafter be made against the PRC Companies wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by the PRC Companies on or before the Closing and any reasonable costs, fees or expenses incurred and other liabilities which the PRC Companies may properly incur in connection with the investigation, assessment or the contesting of any claim, the settlement of any claim for tax, any legal proceedings in which the PRC Companies claim in respect of the claim for tax and in which an arbitration award or judgment is given for the PRC Companies and the enforcement of any such arbitration award or judgment whether or not such tax is chargeable against or attributable to any other person, provided, however, that the PRC Companies and the Founder shall be under no liability in respect of taxation:
(a)	to the extent that provision, reserve or allowance has been made for such tax in the audited consolidated financial statement of the Company, or to the extent that such liability for tax has been discharged by the PRC Companies;

(b)	if it has arisen in and relates to the ordinary course of business of the PRC Companies since the Statement Date;

(c)	to the extent that the liability arises as a result only of a provision or reserve in respect of the liability made in the Financial Statements being insufficient by reason of any increase in rates of tax announced after the Closing with retrospective effect;

(d)	to the extent that the liability arises as a result of legislation which comes into force after the Closing and which is retrospective in effect;

(e)	to the extent that the liability would not have arisen but for a voluntary act, omission or transaction after the Closing on the part of the PRC Companies which could reasonably have been avoided or carried out and which was not in the ordinary course of business; and

(f)	if such claim is settled or resolved without the consent of the Company, except that any dispute related thereto will be resolved pursuant to Section 9.13.

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     Any of the Founder’s indemnity obligations that are determined to arise hereunder shall be satisfied by remittance of immediately available funds to the Investor. However, if the Founder is unable to satisfy his indemnity obligations hereunder within sixty (60) days of delivery of the notice provided by the Investor, then such indemnity obligations shall, at the election of the Investor, be satisfied solely with, and recourse will be limited solely to, the Ordinary Shares held (either directly or indirectly) by the Founder (with each such share valued at the greater of (i) the price paid for each Series A Preferred Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions) and (ii) the fair market value of such Ordinary Share (determined pursuant to Section 9.3(iv) if the parties to such dispute cannot agree).
     (iii) In the event that the Investor suffers an Indemnifiable Loss as provided in Section 9.3(i) and the Founder and/or the PRC Companies fail to fulfill their obligations under Section 9.3(i) to indemnify the Investor for the full amount of such Indemnifiable Loss within ninety (90) days of receipt of written notice thereof from the Investor, then the Company shall indemnify the Investor for the full amount of such Indemnifiable Loss as though an Indemnitor. Any indemnification provided by the Company pursuant to this Section 9.3(iii) shall not prejudice or otherwise affect the right of the Investor to seek indemnification from the Founder and the PRC Companies under Section 9.3; provided, however, that to the extent the Investor is able to recover any Indemnifiable Loss from the Founder and/or the PRC Companies, the Company shall not be obligated to indemnify the Investor with respect to such amount.
     (iv) The value of the Ordinary Shares to be delivered in satisfaction of the Founder’s indemnity obligation under Section 9.3(i) shall be determined in good faith by the Board. The Founder or the Investor shall have the right to challenge any determination by the Board of fair market value pursuant to Section 9.3(iv), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging Party. Should the market value made by an independent appraiser differ from that made by the Board, the market value made by an independent appraiser shall form the value of the Ordinary Share. The cost of such appraisal shall be borne by the Founder if the independent appraiser determines that the fair market value of the Ordinary Shares is less than that determined by the Board by a factor of more than 5%. The cost of such appraisal shall be borne by the Company if the independent appraiser determines that the fair market value of the Ordinary Shares is equal to at least 95% of the fair market value determined by the Board.
     (v) Notwithstanding any other provision contained herein, this Section 9.3 shall be the sole and exclusive remedy of the Investor for any claim against the Founder, the PRC Companies or the Company of a breach of any representation, warranty or covenant, other than with respect to Indemnifiable Loss arising due to the fraud or willful misconduct of an Indemnitor.
     (vi) The Founder shall solely indemnify the Company Group against any losses incurred , either before or after the Closing, in connection with or arising out of any of the following events (including without limitation any losses in connection with or arising out of any government punishment and/or any depreciation of the equity interest of the Company), which are existing prior to the Execution Date. The Founder’s indemnification obligations shall be satisfied in accordance with the mechanism set out in this Section 9.3.

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(a)	status of Shanghai Nobo as a limited liability company, which is duly organized, validly existing and in good standing under the Laws of PRC since its establishment;

(b)	acquisition of 100% equity interest of Shanghai Nobo by the Company from Guo Wei and Sang Jin Lai in March 2008;

(c)	delayed capital contribution to the registered capital of Jiangxi Nobao by the Company;

(d)	adoption of the current effective Articles of Association of Jiangxi Nobao by the Company;

(e)	Jiangxi Nobao Loan Agreement and the transactions contemplated therein;

(f)	Jiangxi Nobao’s acquisition of land use right to the land at No. 1 Dong Cheng Road of Gong Qing Cheng

(g)	Jiangxi Nobao’s failure (1) to enter into employment contract with its employees, (2) to obtain the Social Insurance Registration Certificate and Housing Fund Registration Certificate, or (3) to pay any statutory social insurance and housing fund for its employees; or

(h)	delayed capital contribution to the registered capital of Shanghai Nuoxin by the Company.

(i)	acquisition of 100% equity interest of Jiangxi Nobao by the Company, and required tax payment in connection with or arising out of the transfer price paid to Bright Praise Holdings Limited by the Company.
     9.4 Governing Law.
     This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong as to matters within the scope thereof and without regard to its principles of conflicts of laws.
     9.5 Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
     9.6 Titles and Subtitles.
     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     9.7 Notices.
     Any notice required or permitted pursuant to this Agreement shall be given in writing
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and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section 9.7). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, prepaying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     9.8 Finder’s Fee.
     Each Party agrees to indemnify and to hold harmless the other from any liability for any broker, finder or similar fee or commission (and the reasonable costs and expenses of defending against such liability or asserted liability) incurred by such Party in connection with the transactions contemplated hereunder. Any broker, finder or similar fee owing by the Company shall be disclosed to the Investor prior to Closing.
     9.9 Administrative Fees and Other Expenses.
     Subject to this Section 9.9, the Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby. The Company shall reimburse the Investor at the Closing up to US$130,000 of their legal, financial, administrative and other expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Ancillary Agreements (the “Investor Expenses”), which payment shall be made directly to the legal or financial service provider at the Closing if so requested by the Investor. In the event that the investment transaction does not proceed and this Agreement is terminated, each Party shall be responsible for its own costs and expenses, provided, however, that the Company shall pay all reasonable costs and expenses incurred by the Investor if the discussion in connection with transaction contemplated by this Agreement is terminated by any member of Company Group or the Founder.
     9.10 Amendments and Waivers.
     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.
     9.11 Severability.
     If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the
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Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     9.12 Entire Agreement.
     This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties prior to the date of this Agreement, none of which agreements shall continue.
     9.13 Dispute Resolution.
     (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.
     (ii) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
     (iii) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.13, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.13 shall prevail.
     (iv) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the Laws of Hong Kong and shall not apply any other substantive Law.
     (v) Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request; all such requested information and documents can be provided in English or Chinese with equal legal validity.
     (vi) The award of the arbitration tribunal shall be final and binding upon the
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disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
     (vii) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
     9.14 Rights Cumulative.
     Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.
     9.15 Interpretation.
     Unless a provision hereof expressly provides otherwise: (i) all references to dollars are to currency of the United States of America; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; and (vii) the term “day” means “calendar day.”
     9.16 No Waiver.
     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
     9.17 No Presumption.
     The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
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          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	EASTERN WELL HOLDINGS LIMITED

By: /s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Director
	Address:	No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Series A Preferred Share Purchase Agreement]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	CHINA ENVIRONMENT FUND III, L.P.

	By:	/s/ Donald Chang Ye
Name:
	Title:	Authorized Signatory
	Address:	A2302, SP Tower, Tsinghua Science Park,
Beijing 100084 China
Fax: 86-10-8215-1150
[Signature Page to Series A Preferred Share Purchase Agreement]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	SUN KWOK PING

	By:	/s/ Sun Kwok Ping
Passport Number: DA9001901
Address: No. 485-487, Gu Yang Road,
Changning District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Series A Preferred Share Purchase Agreement]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SHANGHAI NOBO:	SHANGHAI NOBO COMMERCE & TRADE CO., LTD.

	By:	/s/ Sun Kwok Ping
	Name:	Sun Kwok Ping
	Title:	Legal Representative
	Address:	No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Series A Preferred Share Purchase Agreement]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SHANGHAI NUOXIN:	NUOXIN ENERGY TECHNOLOGY (SHANGHAI) CO., LTD

By: /s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Legal Representative
	Address:	No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Series A Preferred Share Purchase Agreement]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

JIANGXI NOBAO:	JIANGXI NOBAO ELECTRIC CO., LTD

By: /s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Legal Representative
	Address:	No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Series A Preferred Share Purchase Agreement]

SCHEDULE 1
     “Affiliates” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.
     “Agreement” means this Series A Preferred Share Purchase Agreement.
     “Ancillary Agreements” means, collectively, the Shareholders Agreement, the Right of First Refusal and Co-Sale Agreement and the Warrants.
     “Applicable Environmental and Social Requirements” means, with respect to each of the Company Group, the environmental, health, safety and social requirements specified by the Investor or, when not specified by the Investor, such requirements of any law, treaty, International Labour Organization convention rule, regulation, permit, authorization, or judicial or other legally enforceable governmental determination (including any provincial governmental determination) enacted, adopted, promulgated or issued in the region or in any jurisdiction within the region where each of the Group Companies has significant operations, in effect from time to time.
     “Asset Transfer Agreement” has the meaning set forth in Section 5.17 of this Agreement.
     “Board of Directors” or “Board” means the board of directors of the Company.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable Laws or executive order to be closed in the PRC, Hong Kong or New York.
     “Business Plan” has the meaning set forth in Section 3.21 of this Agreement.
     “CG Product or Service” has the meaning set forth in Section 3.17(v) of this Agreement.
     “Closing” has the meaning set forth in Section 2.3 of this Agreement.
     “Closing Account” has the meaning set forth in Section 2.6(i) of this Agreement.
     “Closing Date” has the meaning set forth in Section 2.3 of this Agreement.
     “Code” has the meaning set forth in Section 3.5(ii) of this Agreement.
     “Collateral Documents” means the Guarantee dated January 22, 2009 by and between the Founder and the Investor, and the Share Mortgage by and among the Founder, the Investor and the Company dated February 25, 2009.
     “Company” means Eastern Well Holdings Limited , a company duly incorporated and validly existing under the Laws of Hong Kong.
     “Company Group” means the Company, the PRC Companies, any of their Subsidiaries, and each Person (other than a natural person) that is, directly or indirectly, Controlled by the Founder, the Company or the PRC Companies.
[Signature Page to Series A Preferred Share Purchase Agreement]

     “Contract” means a legally binding contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise or license.
     “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
     “Convertible Securities” means, with respect to any specified Person, Securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.
     “Conversion Shares” has the meaning set forth in Section 2.2 of this Agreement.
     “Corrective Action Plan” shall mean a remediation or corrective action plan developed by each member of the Company Group (which is at all times satisfactory to the Investor), including the details of an implementation schedule and costs, which upon implementation is reasonably expected in the good faith opinion of the Investor to enable each member of the Company Group to carry out its business in compliance with Applicable Environmental and Social Requirements.
     “Disclosing Party” has the meaning set forth in Section 7.3 of this Agreement.
     “Disclosure Schedule” has the meaning set forth in Section 3 of this Agreement.
     “EMS” has the meaning ascribed to it in Section 8.8.
     “Environmental Performance Report” shall mean a written report, to be prepared by each member of the Company Group, evaluating the environmental, health, safety and social performance of each member of the Company Group for the previous fiscal year based on the requirements set forth in this Agreement.
     “ESOP” has the meaning set forth in Section 8.15 of this Agreement.
     “Execution Date” means the date of this Agreement.
     “Financial Statements” has the meaning set forth in Section 3.7 of this Agreement.
     “Financing Terms” has the meaning set forth in Section 7.1 of this Agreement.
     “Founder” means Sun Kwok Ping, a citizen of Hong Kong.
     “Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality of the PRC or Hong Kong or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

     “HKIAC” means the Hong Kong International Arbitration Centre.
     “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
     “IFRS” shall mean the International Financial Reporting Standards promulgated by the International Accounting Standards Board (“IASB”) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.
     “Indemnitor” has the meaning set forth in Section 9.3 of this Agreement.
     “Indemnifiable Loss” has the meaning set forth in Section 9.3 of this Agreement.
     “Intellectual Property” means all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, processes, compositions of matter, formulas, designs, inventions, proprietary rights, know-how and any other confidential or proprietary information owned or otherwise used by the Company Group.
     “Investor” means China Environment Fund III, L.P., a limited liability partnership organized and validly existing under the Laws of the Cayman Islands.
     “Investor Expenses” has the meaning set forth in Section 9.9 of this Agreement
     “Jiangxi Nobao” means Jiangxi Nobao Electric Co., Ltd , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC.
     “Jiangxi Nobao Loan Agreement” means a loan agreement dated as of January 8, 2009 by and between Jiangxi Nobao and Gong Qing Cheng Finance Management Investment Co, Ltd. .
     “Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.
     “Lender” means China Environment Fund III, L.P., a limited partnership organized and validly existing under the Laws of the Cayman Islands.
     “Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.
     “Loan” means the loan in the amount of US$10,000,000 provided by the Lender to the Company pursuant to the Promissory Note.
     “Material Adverse Effect” means with respect to any Person, any (i) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities, or (ii) material impairment of the ability to perform the material obligations of such Person hereunder or under the other Transaction Documents, as applicable. For avoidance of doubt and without limitation, any event, occurrence, fact, condition, change or development that has the effect of reducing the net asset value of the Company by five percent (5%) shall be deemed to be a

Material Adverse Effect.
     “Material Contracts” has the meaning set forth in Section 3.11(i) of this Agreement.
     “Memorandum and Articles” means the amended and restated memorandum of association and the articles of association of the Company attached hereto as Exhibit B, to be adopted by resolutions in writing of all members of the Company and to be effective on or before the Closing.
     “New Land” means a piece of land located at South Area of West Avenue, Gong Qing Cheng Industrial New District, Gong Qing Cheng, Jiangxi, with size of 66,666.67m2.
     “Old Land” means a piece of land located at No.1 Dong Cheng Road, Gong Qing Cheng, Jiangxi, with size of 213,333.3m2.
     “Old Land Use Right Granting Contract” means that certain state-owned land use right granting agreement executed by and between Jiangxi Nobao and Gong Qing Cheng State Land and Environmental Protection Bureau as of July 4, 2005, with regard to the Old Land.
     “Old Supplemental Land Use Right Granting Contract” means that certain supplemental agreement to the Old Land Use Right Granting Contract executed by and between Jiangxi Nobao and Gong Qing Cheng Kaifang Development Zone Administrative Committee as of November 3, 2007.
     “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.
     “Ordinary Shares” means the Company’s Ordinary Shares, par value US$0.001 per share.
     “Party” has the meaning set forth in the Preamble of this Agreement.
     “Permits” has the meaning set forth in Section 3.13(ii).
     “Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.
     “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
     “PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
     “PRC Companies”means Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao.
     “PRC GAAP” means generally accepted accounting principles in effect in the PRC from time to time.

     “Prohibited Activity” shall mean one or more of the following activities: (1) production or activities involving harmful or exploitative forms of forced labor; (2) harmful child labor; (3) production or trade in any product or activity deemed illegal under PRC Laws or regulations or otherwise prohibited under any international convention or agreement; production or trade in weapons and munitions; (4) production or trade in alcoholic beverages (excluding beer and wine); (5) production or trade in tobacco; (6) gambling, casinos and equivalent enterprises; (7) trade in wildlife or wildlife products to the extent prohibited under the Convention on International Trade in Endangered Species of Wild Fauna and Flora; (8) production or trade in radioactive materials; (9) production or trade in or use of unbonded asbestos fiber; (10) commercial logging operations or the purchase of logging equipment for use in primary tropical moist forest; (11) production or trade in pharmaceuticals subject to international phase-outs or bans; (12) production or trade in pesticides/herbicides subject to international phase-out; (13) production or trade in ozone depleting substances subject to international phase out; and (14) drift net fishing in the marine environment using nets in excess of 2.5 kilometers in length.
     “Promissory Note” means the Secured Convertible Promissory Note dated January 22, 2009, entered into by and between the Lender and the Company pursuant to which the Lender agrees to lend an aggregate of US$10,000,000 to the Company.
     “Public Official” means an employee of a Governmental Authority, a member of a political party, a political candidate, an officer of a public international organization, or an officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.
     “Related Party” has the meaning set forth in Section 3.16 of this Agreement.
     “Right of First Refusal and Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement, in the form attached hereto as Exhibit C-2, to be entered into at the Closing by and among the Company, the Founder, the PRC Companies and the Investor.
     “SAFE” means the State Administration of Foreign Exchange of the PRC.
     “SEC” means the Securities and Exchange Commission of the United States.
     “Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.
     “Senior Managers” means, with respect to the Company and each member of the Company Group, the chief executive officer, the chief financial officer, the chief technology officer, the president, the general manager or any other manager with the title of “vice-president” or higher, or any other employee with responsibilities similar to any of the foregoing, of such entity.
     “Series A Preferred Shares” means any and all of the Company’s Series A preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.
     “Series A Purchase Price ” means US$20,000,000.
     “Series A Warrant” has the meaning set forth in Section 2.2(iii) of this Agreement.

     “Shanghai Nobo” means Shanghai Nobo Commerce & Trade Co., Ltd. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC.
     “Shanghai Nuoxin” means Noxin Energy Technology (Shanghai) Co., Ltd , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC.
     “Shareholders Agreement” means the Shareholders Agreement, in the form attached hereto as Exhibit C-1, to be entered into at the Closing by and among the Company, the Founder, the PRC Companies and the Investor.
     “Statement Date” has the meaning set forth in Section 3.7 of this Agreement.
     “Subscribed Shares” has the meaning set forth in Section 2.2 of this Agreement.
     “Subscription Price” has the meaning set forth in Section 2.2(ii) of this Agreement.
     “Subsidiary” or “Subsidiaries” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.
     “Termination Date” has the meaning set forth in Section 2.4(i) of this Agreement.
     “Transaction Documents” means this Agreement, the Ancillary Agreements, the Memorandum and Articles, and other agreements and documents the execution and delivery of which is contemplated under this Agreement.
     “Valuation Adjustment Warrant” has the meaning set forth in Section 2.2(iv) of this Agreement.
     “Warrants” means the Warrants, in the form attached hereto as Exhibit G-1 and Exhibit G-2, to be entered into at the Closing by and between the Company and the Investor.
     For purposes of this Agreement, the term “knowledge” refers only to the best knowledge of the relevant Person. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

EXHIBIT A
SCHEDULE OF INVESTOR

	Number of		Number of
	Subscription	Subscription	Conversion
Name of Investor	Shares	Price	Shares	Loan
CHINA ENVIRONMENT FUND III, L.P.	2,453,240	US$10,000,000	2,453,240	US$10,000,000

Total:	2,453,240	US$10,000,000	2,453,240	US$10,000,000
[Signature Page to Series A Preferred Share Purchase Agreement]

EXHIBIT B
MEMORANDUM AND ARTICLES
AMENDED AND RESTATED
MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
EASTERN WELL HOLDINGS LIMITED

Incorporated on the 24th day of January, 2007.

HONG KONG
No. 1104778
[COPY]
COMPANIES ORDINANCE
(CHAPTER 32)
CERTIFICATE OF INCORPORATION

__________* * *__________

I hereby certify that
EASTERN WELL HOLDINGS LIMITED
is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.
     Issued by the undersigned on 24th January 2007.

for Registrar of Companies
Hong Kong

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
EASTERN WELL HOLDINGS LIMITED
(Adopted by Special Resolution on _______, 2009)
First:— The name of the Company is “EASTERN WELL HOLDINGS LIMITED”.
Second:— The Registered Office of the Company will be situated in Hong Kong.
Third:— The liability of the members is limited.
Fourth:— The Share Capital of the Company is US$100,000 divided into 100,000,000 shares of a nominal or par value of US$0.001 comprising (i) 70,000,000 Ordinary Shares of a nominal or par value of US$0.001, and (ii) 30,000,000 preferred shares of a nominal or par value of US$0.001, each with power for the Company insofar as is permitted by law, to redeem any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Ordinance and the Articles of Association and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinbefore contained.

     I/We, the undersigned, whose name(s), address(es) and description(s) is/are hereto subscribed, am/are desirous of being formed into a Company in pursuance of this Memorandum of Association, and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite to my/our respective name(s):-

Number of Share(s)
taken by each
Name(s), Address(es) and Description(s) of Subscriber(s)	subscriber

For and on behalf of	1
ARSD06 Limited
(Sd.) LEUNG Wah Lok

Authorised Signature(s)

Total Number of Shares Taken	1
     Dated the 18 day of January, 2007.
WITNESS to the above signatures:

(Sd.) LEUNG Wai Fun Fanny
Merchant
Room 904, Harvest Building,
29-35 Wing Kut Street,
Central, Hong Kong.

THE COMPANIES ORDINANCE (Chapter 32)
Private Company Limited by Shares
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
EASTERN WELL HOLDINGS LIMITED
(Adopted by Special Resolution on _______, 2009)
PRELIMINARY
1.	The regulations in Table A in the First Schedule to the Companies Ordinance (Chapter 32) shall not apply to the Company.
INTERPRETATION
2.	(a) In these Articles, save where the context otherwise requires: -

“the Company”	means the above named Company;

“the Ordinance”	means the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), and includes every other Ordinance incorporated therewith or substituted therefor; and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new Ordinance;

“the Board” or “the Board of Directors”	means the board of directors of the Company;

“the Board” and “the Directors”	means the directors for the time being of the Company or the director present at a duly convened meeting of the Board at which a quorum is present;

“Dividend”	includes bonuses, distributions in specie and in kind, capital distributions and capitalisation issues;

“month”	means calendar month;

“the Office”	means the registered office of the Company for the time being;

“Ordinary Share”	means the Ordinary Shares in the capital of the Company, par value of US$0.001 per share;

“paid up”	includes credited as paid up;

“the Register”	means the register of members of the Company kept pursuant to the Ordinance and includes any branch register kept pursuant to the Ordinance;

“the Secretary”	means the secretary for the time being of the Company;

“the Seal”	means the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

“Schedule A”	means Schedule A of the Articles;

“Series A Director”	has the meaning ascribed to it in Article 75(a);

“Series A Preferred Shares”	means the series A preferred shares in the capital of the Company with a nominal or par value of US$0.001 per share;

“these Articles”	means the Articles of Association in their present form or as altered from time to time;

“in writing” and “written”	includes cable, telex, facsimile messages, electronic messages and any mode of reproducing words in a legible and non-transitory form.
(b)	In these Articles, if not inconsistent with the subject or context, words importing the singular number only shall include the plural number and vice versa, and words importing any gender shall include all genders and vice versa.

(c)	Subject as aforesaid, any words defined in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(d)	The headings are inserted for convenience only and shall not affect the construction of these Articles.
PRIVATE COMPANY
3.	The Company is a private company, and accordingly:-
(a)	any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(b)	the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to 50 PROVIDED that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of these Articles, be treated as a single member;

(c)	the right to transfer the shares of the Company shall be restricted in manner hereinafter prescribed and as described in Schedule A; and

(d)	the Company shall not have power to issue share warrants to bearer.
THE OFFICE
4.	The Office shall be at such place in Hong Kong as the Directors or Secretary shall from time to time appoint.
SHARES

5.	(a)	Subject to the provisions of Section 57B of the Ordinance and Schedule A, and save as provided by these Articles to the contrary, all unissued shares shall be at the disposal of the Directors who may allot, grant options over, or otherwise deal with or dispose of the same to such persons, at such times, for such consideration and generally upon such terms and conditions as they think proper, but so that no shares of any class shall be issued at a discount except in accordance with Section 50 of the Ordinance.
(b)	The Company may give such financial assistance for purposes of acquiring shares in the Company as is not prohibited by the Ordinance.

(c)	The Directors are authorised to make statements or take such other steps as may be required by the Ordinance in relation to the giving of financial assistance to acquire shares in the Company.
6.	The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

7.	If by the conditions of allotment of any shares the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being is the registered holder of the shares, or his legal personal representative.

8.	(a)	Subject to sections 49 to 49S of the Ordinance, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder. The redemption of shares may be effected upon such terms and in such manner as the Company before or upon issue of the shares shall by ordinary resolution determine.
(b)	Subject to sections 49 to 49S of the Ordinance, the Company may purchase its own shares (including redeemable shares) and without prejudice to the generality of the foregoing the Company may purchase its own shares (including any redeemable shares) in order to:
(i)	settle or compromise a debt or claim;

(ii)	eliminate a fractional share or fractional entitlement;

(iii)	fulfil an agreement in which the Company has an option or is obliged to purchase shares under an employee share scheme which had previously been approved by the Company in general meeting;

(iv)	comply with an order of court under section 8(4), 47G(6), or 168A(2) of the Ordinance.
(c)	Subject to sections 49I to 49O of the Ordinance, the Company may make a payment in respect of the redemption or purchase under section 49A or (as the case may be) section 49B of its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares.

(d)	For purposes of Article 8(c), the Directors are authorised to make statements or take such other steps as may be required by the Ordinance in relation to the redemption or purchase by the Company of its own shares out of capital.
9.	Subject to the provisions of these Articles, the Company shall not, except as required by law, be bound by or required in any way to recognise any contingent, future, partial or equitable interest in any share or in any fractional part of a share, or any other right in respect of any share, or any other claim to or in respect of any such share on the part of any person (even when having notice thereof) except an absolute right to the entirety thereof in the registered holder.
10.	The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Ordinance.

11.	No person shall become a member until his name shall have been entered into the Register.
JOINT HOLDERS OF SHARES
12.	Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the following provisions:-
(a)	the Company shall not be bound to register more than three persons as the holders of any shares except in the case of the legal personal representative of a deceased member;

(b)	the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;

(c)	on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

(d)	any one of such joint holders may give effectual receipts for any dividend, return of capital or other payment in the share; and

(e)	the Company shall be at liberty to treat the person whose name stands first in the Register as one of the joint holders of any shares as solely entitled to delivery of the certificate relating to such shares, or to receive notices from the Company, and to attend and vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote on behalf of such joint holders, and as such proxy to attend and vote at general meetings of the Company, and if more than one of such joint holders be present at any meeting personally or by proxy that one so present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof.
SHARE CERTIFICATES
13.	Every member shall, without payment, be entitled to receive within two months after allotment or lodgment of an instrument of transfer duly stamped, or within such other period as the conditions of issue may provide, a certificate for all his shares of any particular class, or several certificates, each for one or more of his shares, upon payment of such fee, not exceeding two dollars for every certificate after the first, as the Directors shall from time to time determine, provided that in the event of a member transferring part of the shares represented by a certificate in his name a new certificate in respect of the balance thereof shall be issued in his name without payment and, in the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares of any particular class registered in their joint names.

14.	Every share certificate shall be issued under the Seal and shall specify the number and class of shares, and, if required, the distinctive numbers thereof comprised therein, the amount paid up thereon and, if appropriate, whether such shares carry no voting rights. No certificate shall be issued in respect of more than one class of shares. If there shall be more than one class of shares then each certificate of every class shall state thereon that the share capital is divided into different classes and the nominal value of the voting rights attaching to each class.

15.	If any share certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced as the Directors shall require, and in case of wearing out or defacement, on delivery up of the old certificate, and in case of destruction or loss, on the execution of such indemnity (if any), as the Directors may from time to time require. In case of destruction or loss, the person to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.
CALLS ON SHARES

16.	(a)	The Directors may from time to time make calls upon the members in respect of all monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) but subject always to the terms of issue of such shares, and any such call may be made payable by instalments.
(b)	Each member shall, subject to receiving at least fourteen days notice specifying the time or times and place for payment, pay to the Company the amount called on his shares and at the time or times and place so specified. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call.
17.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. A call may be revoked, varied or postponed as the Directors may determine.

18.	If any part of a sum called in respect of any shares or any instalment of a call be not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall be liable to pay interest on the outstanding part thereof at such rate as the Directors shall determine from the day appointed for the payment of such call or instalment to the time of discharge thereof in full; but the Directors may, if they shall think fit, waive the payment of such interest or any part thereof.

19.	If, by the terms of the issue of any shares or otherwise, any amount is made payable upon allotment or at any fixed time, whether on account of the nominal amount of the shares or by way of premium, every such amount shall be payable as if it were a call duly made and payable on the date on which by the terms of the issue the same becomes payable; and all the provisions thereof with respect to the payment of calls and interest thereon, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable in the case of non-payment thereof.

20.	The Directors may, if they shall think fit, receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him; and upon all or any of the monies so paid in advance the Directors may (until the same would, but for such payment in advance, become presently payable) pay interest at such rate as may be agreed upon between the member paying the monies in advance and the Directors. The Directors may also at any time repay the amount so advanced upon giving to such member one month’s notice in writing.

21.	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the Minute Book; and that notice of such call was duly given to the member sued in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

22.	No member shall, unless the Directors otherwise determine, be entitled to receive any dividend, or, subject to the Ordinance, to receive notice of or to be present or vote at any general meeting, either personally or (save as proxy for another member) by proxy, or to exercise any privileges as a member, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).
FORFEITURE
23.	If any member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid together with interest accrued and any expenses incurred by reason of such non-payment.

24.	The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which such call or instalment or part thereof and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made, such place being either the Office, or some other place at which calls of the Company are usually made payable. The notice shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

25.	If the requirements of any such notice as aforesaid be not complied with, any shares in respect of which such notice has been given may, at any time thereafter before the payment required by the notice had been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited but not actually paid before such forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.

26.	Any shares so forfeited shall be deemed for the purposes of these Articles to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either subject to or discharged from all calls made or instalments due prior to the forfeiture, to any person, upon such terms and in such manner and at such time or times as the Directors think fit. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the shares so sold or otherwise disposed of to the purchaser thereof or any other person becoming entitled thereto.

27.	The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

28.	Any person whose shares have been forfeited shall thereupon cease to be the holder of any such shares but shall notwithstanding be and remain liable to pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon from the time of forfeiture until payment at such rate as the Directors shall think fit and without any deduction or allowance for the value of the shares at the time of forfeiture, and the Directors may enforce the payment of such monies or any part thereof and may waive payment of such interest wholly or in part.

29.	When any shares have been forfeited an entry shall be made in the Register recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of an entry shall also be made of the manner and date of the sale or disposal thereof.

LIEN
30.	The Company shall have a first and paramount lien on every share for all monies outstanding in respect of such share, whether presently payable or not, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the same shall have fallen due for payment or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member or not. The Directors may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of these Articles.

31.	The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death, bankruptcy or winding up or otherwise by operation of law or court order.

32.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien existed so far as the same are presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares so sold to the purchaser thereof.

33.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the shares certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.
TRANSFER OF SHARES
34.	The transfer of shares shall be subject to Schedule A. The instrument of transfer of any shares in the Company shall be in writing and shall be executed by or on behalf of the transferor and by or on behalf of the transferee, subject to Schedule A. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

35.	Every instrument of transfer shall be lodged at the Office for registration accompanied by the certificate relating to the shares to be transferred and such other evidence as the Directors may require in relation thereto. All instruments of transfer which shall be registered shall be retained by the Company but, save where fraud is suspected, any instrument of transfer which the Directors may decline to register shall, on demand, be returned to the person depositing the same.

36.	There shall be paid to the Company in respect of the registration of a transfer and of any Grant of Probate or Letters of Administration, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title to any share or the making of any entry in the Register affecting the title to any share such fee (if any) as the Directors may from time to time require or prescribe.

37.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares provided always that such registration shall not be suspended for more than 30 days in any year.

38.	(a)	Subject to these Articles and Schedule A, the Directors may at any time in their absolute discretion, decline to register any transfer of any share whether or not it is a fully paid share.
(b)	The Directors may also decline to register any transfer unless:-

(i)	The instrument of transfer is in respect of only one class of shares;

(ii)	in the case of a transfer to joint holders, the number of joint holders to whom the shares are to be transferred does not exceed three; and

(iii)	the shares concerned are free of any lien in favour of the Company.
(c)	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
TRANSMISSION OF SHARES
39.	In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

40.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.
(b)	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall execute a transfer of the share in favour of that person. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by the member.
41.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company: PROVIDED always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the Directors may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

42.	Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the Directors refuse to register the transfer, be entitled to call on the Directors to furnish within 28 days a statement of the reasons for the refusal.
INCREASE OF CAPITAL
43.	Subject to Schedule A, the Company may, from time to time, by ordinary resolution increase its authorised capital by such sum divided into shares of such amounts as the resolution shall prescribe.

44.	Subject to Schedule A, without prejudice to any special rights, privileges or restrictions for the time being attaching to any class of shares then existing in the capital of the Company, any new shares created pursuant to Article 43 may be issued upon such terms and conditions, and with such rights, privileges and restrictions attached thereto as the general meeting resolving upon the creation thereof shall direct or, if no such direction be given, as the Directors shall determine, and in particular such shares may be issued with a preferential, qualified or deferred right to dividends and in the distribution of assets of the Company, and with a special, or without any, right of voting.

45.	The general meeting resolving upon the creation of any new shares may direct that the same or any of them shall be offered in the first instance, and either at par or at a premium or (subject to the provisions of the Ordinance) at a discount, to all the holders for the time being of any class of shares in the capital of the Company in proportion to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of the new shares.

46.	Subject to any direction or determination that may be given or made in accordance with the powers contained in these Articles and Schedule A, all new shares created pursuant to Article 43 shall be subject to the same provisions herein contained with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as the shares in the capital of the Company existing at the date of creation of such new shares.
ALTERATIONS OF SHARE CAPITAL
47.	Subject to Schedule A, the Company may by ordinary resolution:-
(a)	subdivide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company, provided that in the subdivision of an existing share the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and so that the resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares;

(b)	consolidate and divide its capital or any part thereof into shares of larger amount than its existing shares; or

(c)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorised capital by the amount of the shares so cancelled.
48.	Subject to Schedule A, the Company may by special resolution reduce its share capital and any capital redemption reserve fund or any share premium account in any manner allowed by law.

49.	Where any difficulty arises in regard to any consolidation and division under paragraph (b) of Article 47, the Directors may settle the same as they think expedient and in particular may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
GENERAL MEETINGS

50.	(a)	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it, and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next, PROVIDED that so long as the Company holds its first annual general meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the Directors shall appoint.
(b)	All other general meetings shall be called extraordinary general meetings.
51.	The Directors may, whenever they think fit, and shall, on requisition by Members in accordance with the Ordinance, proceed to convene an extraordinary general meeting. The provisions of the Ordinance shall apply to any requisition and to any failure by the Directors to convene an extraordinary general meeting when so requisitioned.
NOTICE OF GENERAL MEETINGS

52.	An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one (21) days notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen (14) days notice in writing at the least. The notice shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company:

PROVIDED that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been duly called if it is so agreed:-
(a)	in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.
53.	The accidental omission to give notice of a meeting or (in cases where an instrument of proxy is sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.
PROCEEDINGS AT GENERAL MEETINGS
54.	All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of: -
(a)	the declaration and sanction of dividends;

(b)	the consideration of the accounts and balance sheets and the reports of the Directors and other documents required to be annexed to the accounts;

(c)	the election of Directors in place of those retiring (if any);

(d)	the appointment of the Auditors of the Company and the fixing of, or the determination of the method of fixing, the remuneration of the Auditors.

55.	(a)	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two (2) members, which shall include the holder of the majority of the then outstanding Series A Preferred Shares (including the Ordinary Shares that the Series A Preferred Shares are convertible into) and the holder of the majority of the then outstanding Ordinary Shares (excluding the Ordinary Shares that the Series A Preferred Shares are convertible into) present in person or by proxy shall be quorum provided always that if the Company has one shareholder of record the quorum shall be that one (1) member present in person or by proxy.
(b)	A meeting of the members or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
56.	The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to act as Chairman, the persons present and entitled to vote shall elect one of their number to be Chairman of the meeting.

57.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

58.	The Chairman of any general meeting at which a quorum is present may, with the consent of the meeting, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place or sine die; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place, unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned for 30 days or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors.

59.	(a)	Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing sent by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of these Articles. Such resolution in writing may consist of several documents, and each such document shall be certified by the Secretary to contain the correct version of the proposed resolution.
(b)	Where the Company has only one member and that member takes any decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, unless that decision is taken by way of a written resolution agreed in accordance with section 116(B) of the Ordinance, a written record of that decision shall be sufficient evidence of the decision having been taken by the member. The member shall provide the Company with such written record of the decision within 7 days after the decision is made provided that failure by the member to provide the written record within such time limit shall not affect the validity of any decision concerned.
VOTING

60.	(a)	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll, a poll is demanded by : -
(i)	the Chairman of the meeting; or

(ii)	at least two members present in person or by proxy and entitled to vote; or

(iii)	any member or members present in person or by proxy and representing in the aggregate not less than seventy percent (70%) of the total voting rights of all members having the right to attend and vote at the meeting; or

(iv)	any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than seventy percent (70%) of the total sum paid up on all shares conferring that right.
(b)	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive evidence of the fact without proof of the number of the votes recorded for or against such resolution.
61.	A demand for a poll may be withdrawn only with the approval of the meeting. If a poll be directed or demanded in the manner above mentioned it shall (subject to the provisions of Article 63 hereof) be taken at such time (being not later than seven days after the date of the demand) and in such manner as the Chairman of the meeting may appoint. No notice need be given of a poll not taken immediately. The result of such poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was so directed or demanded.

62.	In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

63.	A poll demanded upon the election of a Chairman or upon a question of adjournment shall be taken forthwith. Any business, other than that upon which a poll has been demanded, may be proceeded with pending the taking of the poll.

64.	(a)	No objection shall be made to the validity of any vote except at a meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting or poll shall be deemed valid for all purposes whatsoever of such meeting or poll.
(b)	In case of any dispute as to voting the Chairman shall determine the same, and such determination shall be final and conclusive.
65.	Subject to any special rights or restrictions for the time being attaching to any special class of shares in the capital of the Company, on a show of hands every member who is present in person or by proxy or by attorney shall be entitled to one vote only, and, in the case of a poll, every member present in person or by proxy or by attorney shall be entitled to one vote for each share held by him.

66.	On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

67.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee , curator bonis or other person may, on a poll, vote by proxy. If any member be a minor, he may vote by his guardian or one of his guardians who may give their votes personally or by proxy.
PROXIES

68.	(a)	A proxy need not be a member of the Company.
(b)	An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept, and shall be deemed, save where the contrary appears on the face of the instrument of proxy, to confer authority to demand or concur in demanding a poll and to include power to act generally at the meeting for the person giving the proxy and any adjournment thereof, and either to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit. No instrument appointing a proxy shall be valid except for the meeting mentioned therein and any adjournment thereof.
69.	The instrument appointing a proxy shall be signed by the appointor, or his duly authorised attorney in writing or, if such appointor be a corporation, under its common seal or signed by such officer, attorney or other person duly authorised in that behalf.

70.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office at least 48 hours before the time fixed for holding the meeting at which the person named in such instrument proposes to vote or, in the case of a poll, not less than 24 hours before the time appointed for taking the poll; otherwise the person so named shall not be entitled to vote in respect thereof except with the approval of the Chairman of the meeting.

71.	Any member may by power of attorney appoint any person to be his attorney for the purpose of voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be deposited at the Office at least 48 hours before being acted upon.

72.	(a)	An instrument of proxy may be revoked by forwarding to the Office written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy.

(b)	A vote given in accordance with the terms of an instrument of proxy or power of attorney shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or power of attorney, or transfer of the shares in respect of which the vote is given, provided that no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office 24 hours at least before the time fixed for holding the meeting, or adjourned meeting, or the taking of the poll, at which the instrument of proxy is to be used.
CORPORATIONS ACTING BY REPRESENTATIVES
73.	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.
DIRECTORS
74.	Each Director of the Company shall serve a term of two (2) years except having been removed in accordance with the provisions of these Articles, and may serve consecutive terms if re-appointed by the members(s) that are entitled under Article 75 to appoint that Director.

75.	(a)	There shall be a Board of Directors consisting of three (3) persons. The holders of a majority of the then outstanding Ordinary Shares shall have the right to nominate and appoint two (2) Directors to the Board, to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position; the holders of a majority of the outstanding Series A Preferred Shares shall be entitled to nominate and appoint one (1) Director to the Board, to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position (the “Series A Director”).
(b)	Subject to Schedule A, all decisions of the Board shall require the approval of a majority of all Directors.

(c)	The nomination of a person as a reserve Director of the Company ceases to be valid if before the death of the Director in respect of whom he was nominated he resigns as reserve Director in accordance with section 157D of the Ordinance or the Company in general meeting revokes the nomination or the Director in respect of whom he was nominated ceases to be the sole member and sole Director of the Company for any reason other than the death of that Director.
76.	A Director need not hold any shares in the Company. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

77.	[Reserved]
DIRECTORS’ REMUNERATION
78.	The remuneration of the Directors shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.
POWERS OF DIRECTORS
79.	Subject to the provisions of the Ordinance, the memorandum and articles and to any directions given by special resolution, the business and affairs of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the Directors by the articles, and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

80.	The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents for the Company, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment and delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

81.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

82.	Subject to and to the extent permitted by the Ordinance, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a Branch Register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such Branch Register.

83.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

84.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures including, subject to Section 57B of the Ordinance and the Schedule A, convertible debentures and convertible debenture stock, and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
ALTERNATE DIRECTORS
85.	Each Director may by written notification to the Company nominate any other person to act as alternate Director in his place and, at his discretion, in similar manner remove such alternate Director. A Director may appoint two or more persons in the alternative to act as Alternate Director and in the event of any dispute as to who is to represent the Director as his Alternate the first named of such alternative persons shall be the only person recognised as the Alternate Director and shall in any case, if in Hong Kong, be the only person entitled to receive notice of Directors’ meetings in the absence from Hong Kong of his appointor. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any person appointed as an alternate Director shall vacate his office as such alternate Director as and when the Director by whom he has been appointed removes him or vacates office as Director. A Director shall not be liable for the acts or defaults of any alternate Director appointed by him.
DISQUALIFICATION OF DIRECTORS
86.	The office of a Director shall ipso facto be vacated:-
(a)	if he becomes prohibited by law or court order from being a Director;

(b)	if a receiving order or, in the case of a company, a winding up order is made against him or he makes any arrangement or composition with his creditors;

(c)	if he becomes of unsound mind;

(d)	if he gives the Company notice in writing that he resigns his office;

(e)	if he is removed by an ordinary resolution of the Company in accordance with the provisions of these Articles;

(f)	if he is convicted of an arrestable offence.
DIRECTORS’ INTERESTS
87.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor), and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company in which any Director or intending Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits of such Director holding that office, or of any fiduciary relationship thereby established.

88.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (being a contract of significance in relation to the Company’s business) with the Company shall declare the nature of his interest in accordance with the provisions of the Ordinance. A general notice given to the Directors by a Director to the effect that he is a member of a specified company or firm, and is to be regarded as interested in any contract, arrangement or dealing which may, after the date of the notice, be entered into or made with that company or firm, shall, for the purposes of these Articles, be deemed to be a sufficient disclosure of interest in relation to any contract, arrangement or dealing so entered into or made.

89.	A Director may vote as a Director in regard to any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be taken into account in determining a quorum when any such contract or arrangement is under consideration.

90.	A Director may hold office as a Director in or as manager of any other company in which the Company is a shareholder or is otherwise interested, and (subject to any agreement with the Company to the contrary) shall not be liable to account to the Company for any remuneration or other benefits receivable by him from such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of the Directors of such company or voting or providing for the payment of remuneration to the Directors of such company) and any Director of the Company may vote in favour of the exercise of such voting rights other than his own appointment or the arrangement of the terms thereof, in manner aforesaid.
MANAGING DIRECTORS AND OTHER APPOINTMENTS
91.	The Directors may, from time to time, appoint one or more of their number to be Managing Director or Joint Managing Director of the Company, or to hold such office in the management, administration or conduct of the business of the Company as they may decide, and for such period and upon such terms and for such remuneration as the Directors shall think fit, and the Directors may also, from time to time (subject to the provisions of any agreement between him or them and the Company) remove him or them from office, and appoint another or others in his or their place or places.

92.	A Managing Director or a Joint Managing Director (subject to the provisions of any agreement between him as Managing Director or a Joint Managing Director and the Company) shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and shall ipso facto and immediately cease to be Managing Director or Joint Managing Director if he shall cease to hold the office of Director.

93.	The Directors may, from time to time, entrust to and confer upon any Managing Director, Joint Managing Director or Director holding any other office in the management, administration or conduct of the business of the Company, such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they may consider expedient, and may confer such powers collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS
94.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Until otherwise determined by the Board, two (2) Directors, including a Series A Director, attending in person or by duly authorized proxy(ies), shall constitute a quorum, provided, however, that if such quorum cannot be obtained per two (2) consecutive meetings of Board due to the failure of a Series A Director to attend such meetings after the notice of the meetings has been sent by the Company in accordance with these Articles, then the attendance of any two (2) Directors at the next duly called meeting of Board shall constitute a quorum. A Director and his appointed Alternate Director shall be considered only one person for the purpose of these Articles. For the purposes of these Articles an Alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. One Director shall constitute a quorum where the Company has only one Director. Questions arising at any meeting shall be decided by at least two (2) Directors, except those matters indicated in the Schedule A. In case of an equality of votes, the Chairman of the meeting shall not have a second or casting vote. A Director or the Secretary may, at any time, summon a meeting of the Directors.

95.	A Director shall be given not less than fourteen (14) days’ notice of meetings of Board, but a meeting of Board held without fourteen (14) days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director.

96.	The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman be elected, or if at any meeting the Chairman be not present within fifteen minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

97.	(a)	A resolution in writing signed by all of the Directors for the time being shall be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notification of confirmation of such resolution in writing sent by a Director shall be deemed to be his signature to such resolution in writing for the purposes of these Articles. Such resolution in writing may consist of several documents, each signed by one or more Directors.
(b)	Any Director or member of a committee of Directors may participate in a meeting of the Directors or such committee by means of telephone or other audio communications equipment whereby all persons attending or participating in the meeting can hear each other. The person or persons participating in the meeting in the aforesaid manner shall be deemed for all purposes to be present in person at such meeting.

(c)	Where the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, unless that decision is taken by way of a resolution in writing, a written record of that decision shall be sufficient evidence of the decision having been taken by the Director. The Director shall provide the Company with such written record of the decision within 7 days after the decision is made provided that failure by the Director to provide the written record within such time limit shall not affect the validity of any decision concerned.
98.	A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Directors generally.

99.	The Directors may, from time to time, appoint committees consisting of such persons as they think fit, and may delegate any of their powers to any such committee and, from time to time, revoke any such delegation and discharge any such committee wholly or in part. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may, from time to time, be imposed upon it by the Directors. Any such committee shall be properly constituted even if it consists of one person. One Series A Director shall serve on each committee.

100.	The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Board insofar as the same are not superseded by any regulations made by the Directors under the last preceding Article.

101.	All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors, shall, notwithstanding that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every such person had been duly appointed and was qualified and continued to be a Director.

MINUTES
102.	The Directors shall cause to be entered and kept in books provided for the purpose minutes of the following:-
(a)	all appointments of officers;

(b)	the names of the Directors and any alternate Director who is not also a Director present at each meeting of the Directors and of any committee of Directors;

(c)	all orders made by the Directors and committees of Directors; and

(d)	all resolutions and proceedings of general meetings and meetings of the Directors and committees and, where the Company has only one member and / or one Director, all written records of the decision of the sole member and / or the sole Director.
Any such minutes of any meeting of the Directors, or any committee, or of the Company, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.
THE SEAL
103.	The Directors shall forthwith procure a common seal to be made for the Company, and shall provide for the safe custody thereof. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors or a committee of the Directors and every instrument to which the Seal shall be affixed shall be signed by one Director or some other person nominated by the Directors for the purpose.

104.	The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the Directors.
SECRETARY
105.	The Company shall have a Secretary. The Secretary and any joint secretaries or deputy or assistant secretary or secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as the Directors may think fit and the Secretary and any joint secretaries or deputy or assistant secretary so appointed may at any time be removed from office by the Directors. The First Secretary of the Company shall be Company Kit Registrations Limited, who may resign from this office upon giving notice to the Company of such intention and suh resignation shall take effect upon the expiration of the period specified in such notice or its earlier acceptance.

106.	A Director may be the Secretary. If the Company has only one Director, the sole Director shall not also be the Secretary. Where the Company has only one Director, the Company shall not have as Secretary of the Company a body corporate the sole Director of which is the sole Director of the Company.

107.	A provision of the Ordinance or these regulations requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.
DIVIDENDS AND RESERVES

108.	(a)	Subject to Schedule A, the Company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.
(b)	No distribution (as defined in section 79A of the Ordinance) shall be made save in accordance with the provisions of Part IIA of the Ordinance and Schedule A.

109.	The Directors may, if they think fit, from time to time, pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company, subject to Schedule A. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights in regard to dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay at half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment.

110.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

111.	No dividend shall be payable except out of the profits of the Company, and no dividend shall bear interest as against the Company.

112.	The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts and liabilities in respect of which the lien exists.

113.	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of these Articles shall mutatis mutandis apply to capitalisations to be effected in pursuance of these Articles.

114.	Subject to Schedule A, unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of these Articles no amount paid on a share in advance of calls shall be treated as paid on the share.

115.	Unless otherwise directed, any dividend or other monies payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the register in respect of joint holding, or addressed to such person at such address as the holder or joint holders shall direct. The Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend or other monies lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant. Payment of the cheque or warrant by the banker on whom it is drawn shall be a good discharge to the Company.

116.	The Directors may, with the sanction of the Company in general meeting, distribute in specie or in kind among the members in satisfaction in whole or in part of any dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled.

CAPITALISATION OF RESERVES ETC.
117.	The Company in general meeting may upon the recommendation of the Directors resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures or other obligations of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in one way and partly in the other, and the Directors shall give effect to such resolution:

PROVIDED that a share premium account and a capital redemption reserve fund may, for the purposes of these Articles, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

118.	Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto.

119.	For the purpose of giving effect to any resolution under Articles 116 and 117 hereof the Directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed or that fractions of such value as the Directors may determine may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalised fund as may seem expedient to the Directors. The provisions of the Ordinance in relation to the filing of contracts for allotment shall be observed, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution, and such appointment shall be effective and binding upon all concerned, and the contract may provide for the acceptance by such persons of the shares or debentures to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.
ACCOUNTS AND AUDITORS

120.	(a)	The Directors shall cause proper and true books of account to be kept of all sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place; of all sales and purchases of goods by the Company; and of the assets and liabilities of the Company and of all other matters necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.
(b)	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.
121.	The Directors shall from time to time, in accordance with the provisions of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such Profit and Loss Accounts, Balance Sheets, Group Accounts (if any) and Reports as are required by the Ordinance and Schedule A.

122.	A copy of every Balance Sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors’ Report and a copy of the Auditors’ Report, shall, not less than 21 days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

PROVIDED that these Articles shall not require a copy of those documents to be sent to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures.

123.	Auditors shall be appointed and their duties regulated in the manner provided by the Ordinance and Schedule A.

NOTICES
124.	Any notice or other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his registered address, and, in any case where the registered address of a member is outside Hong Kong, by prepaid airmail. The signature to any notice to be given by the Company may be written or printed.

125.	Each member shall, from time to time, notify in writing to the Company some place which shall be deemed his registered address within the meaning of the last preceding Article.

126.	Any notice sent by post shall be deemed to have been served in the case where the member’s registered address is in Hong Kong at the expiration of 48 hours after the letter, envelope or wrapper containing the same was posted in Hong Kong and in any other case on the fifth day after the day of posting. In proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in the post as a prepaid letter.

127.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

128.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:-
(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the Auditors for the time being of the Company.
No other person shall be entitled to receive notices of general meetings.
129.	Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper, addressed to the Company or to such officer at the Office.

130.	Subject to any special provisions contained in these Articles or in the Ordinance, all notices required to be given by advertisement shall be advertised in at least one daily Chinese and one daily English newspaper in Hong Kong.

131.	In reckoning the period for any notice given under these Articles, the day on which notice is served, or deemed to be served and the day for which such notice is given shall be excluded.
WINDING UP
132.	Subject to Schedule A, if the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital which at the commencement of the winding up is paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. These Articles are, however, to be subject to the rights of any shares which may be issued on special terms or conditions.

133.	If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance and the Schedule, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members of different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.
INDEMNITY
134.	Every Director, Managing Director, Agent, Auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 358 of the Ordinance in which relief is granted to him by the court.

135.	In case of inconcistency between the body of these Articles and Schedule A, the provisions of Schedule A shall prevail.

Name(s), Address(es) and Description(s) of Subscriber(s)

For and on behalf of
ARSD06 Limited
(Sd.) LEUNG Wah Lok

Authorised Signature(s)
Dated the 18 day of January, 2007.
WITNESS to the above signatures:

(Sd.) LEUNG Wai Fun Fanny
Merchant
Room 904, Harvest Building,
29-35 Wing Kut Street,
Central, Hong Kong.
[Schedule A to this Memorandum and Articles Follows]

Execution Copy
EXHIBIT C-1
SHAREHOLDERS AGREEMENT
     THIS SHAREHOLDERS AGREEMENT (the “Agreement”) is made as of June 24, 2009, by and among EASTERN WELL HOLDINGS LIMITED, a company duly incorporated and validly existing under the Laws of the Hong Kong (the “Company”), CHINA ENVIRONMENT FUND III, L.P., a limited liability partnership duly organized and existing under the laws of the Cayman Islands (the “Investor”), Sun Kwok Ping , a citizen of the Hong Kong with the Hong Kong passport No. of DA9001901(the “Founder”), SHANGHAI NOBO COMMERCE &TRADE CO.,LTD., a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Shanghai Nobo”), NUOXIN ENERGY TECHNOLOGY (SHANG HAI) CO., LTD., a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Shanghai Nuoxin”) and JIANGXI NOBAO ELECTRIC CO., LTD. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Jiangxi Nobao”).
     Each of the Company, the Investor, the Founder, Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao shall be referred to individually as a “Party” and collectively as the “Parties”. Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao shall be collectively referred to as the “PRC Companies”.
RECITALS
A.	A Series A Preferred Share Purchase Agreement was entered into on June 18, 2009 (the “Share Purchase Agreement”) by and among the Parties.

B.	It is condition precedent of Closing under the Share Purchase Agreement that the Parties enter into this Agreement.

C.	As of the date of this Agreement, the Company owns beneficially and legally one hundred percent (100%) of the equity interest of each PRC Companies.
WITNESSETH
     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:
     1. Interpretation.
     1.1 Definitions.
     Capitalized terms used herein shall have the meanings ascribed to them in Schedule 1 hereunder. Capitalized terms used herein without definitions shall have the meanings set forth in the Share Purchase Agreement.
     1.2 Interpretation.
     For all purposes of this Agreement, except as otherwise expressly provided herein, (i) the terms defined in Schedule 1 shall have the meanings ascribed to them in Schedule 1 hereunder and shall include the plural as well as the singular, (ii) all accounting terms not

1	Shareholders Agreement

otherwise defined herein have the meanings assigned under the IFRS, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement unless explicitly stated otherwise, (vii) all references to dollars are to currency of the United States of America, (viii) the term “including” will be deemed to be followed by “, but not limited to,”; (ix) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; and (x) the term “day” means “calendar day.”
     1.3 Jurisdiction.
     The terms of this Agreement are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:
     (a) It is their intention that, whenever this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and
     (b) It is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority in interest of the Holders of then outstanding Registrable Securities to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.
     2. Demand Registration.
     2.1 Registration Other Than on Form F-3 or Form S-3.
     Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) one (1) year after the Closing Date and (ii) completion of a Qualified IPO, Holders holding fifty percent (50%) or more of the then outstanding Registrable Securities may request in writing that the Company effect a Registration for an anticipated gross proceeds of at least US$5,000,000 to the Company from the Registration in any jurisdiction in which the Company has had a registered underwritten public offering (or, if the Company has not yet had a registered underwritten public offering, then such request may be to effect such Registration on the New York Stock Exchange, the NASDAQ National Market, the Hong Kong Stock Exchange Main Board, the Hong Kong Stock Exchange GEM, or any other internationally recognized exchange that is approved by Company) of all or part of the Registrable Securities, including without limitation any registration statement filed under the Securities Act providing

2	Shareholders Agreement

for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission on Form F-1 or Form S-1 (or any comparable form for Registration in a jurisdiction other than the United States, if applicable). Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective, and shall not be obligated to effect a Registration within one year following the effective date of the Company’s IPO.
     2.2 Registration on Form F-3 or Form S-3.
     Subject to the terms of this Agreement, at any time after a Qualified IPO, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of Selling Expenses, would exceed US$1,000,000. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Holders may at any time, and from time to time, require the Company to effect the Registration of Registrable Securities under this Section 2.2, provided, however, that the Company shall be obligated to effect no more than one (1) Registrations in every twelve (12) month period pursuant to this Section 2.2 that have been declared and ordered effective.
     2.3 Right of Deferral.
     (a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:
          (i) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of the initial filing; provided further that the Holders are entitled to join such Registration subject to Section 3;

3	Shareholders Agreement

          (ii) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided that the Holders are entitled to join such Registration subject to Section 3; or
          (iii) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction;
     (b) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, there is a reasonable likelihood that it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that such deferral by the Company shall not exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.1 or sixty (60) days from the receipt of any request duly submitted by Holders under Section 2.2 to Register Registrable Securities; provided further, that the Company may not Register any other of its Securities during such sixty (60) or ninety (90) day period (except for Registrations contemplated by Section 3.4); as the case may be, and provided that the Company shall not utilize this right more than once in any twelve (12) month period.
     2.4 Underwritten Offerings.
     If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwriting all of the Registrable Securities (so long as the only securities included in such offering are those of the Company), or (ii) otherwise exclude up to twenty percent (20%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwriting and so long as the number of shares to be included in the Registration on behalf of Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that if, as a result of such underwriter cutback, the Holders cannot include in the initial public offering all of the Registrable Securities that they have requested to be included therein, then such Registration

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shall not be deemed to constitute one (1) of the two (2) demand Registrations to which the Holders are entitled pursuant to Section 2.1. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.
     3. Piggyback Registrations.
     3.1 Registration of the Company’s Securities.
     Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities solely for cash (except as set forth in Section 3.4), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. No shareholder (other than the Holder) of the Company shall be granted piggyback registration rights superior to those of the Holder without the consent of the holders of at least 50% of then-outstanding Series A Preferred Shares (or Ordinary Shares issued upon conversion of the Series A Preferred Shares or a combination of such Ordinary Shares, Series A Preferred Shares).
     3.2 Right to Terminate Registration.
     The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.
     3.3 Underwriting Requirements.
     (a) In connection with any offering involving an underwriting of the Company’s Equity Securities solely for cash, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to thirty percent (30%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities to be offered by the Company) from the Registration and underwriting and so long as the Registrable

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Securities to be included in such Registration on behalf of Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included.
     (b) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.
     3.4 Exempt Transactions.
     The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).
     4. Procedures.
     4.1 Registration Procedures and Obligations.
     Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:
     (a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that such one hundred and eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration.
     (b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;
     (c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
     (d) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;
     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing

6	Shareholders Agreement

underwriter(s) of the offering. Each shareholder participating in the underwriting shall also enter into and perform its obligations under such an agreement;
     (f) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law of (i) the issuance of any stop order by the commission, or (ii) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
     (g) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;
     (h) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the closing date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; (ii) (A) a comfort letter dated the signing date of the underwriting agreement; and (B) a bring down comfort letter dated the closing of the sale, each from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and
     (i) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.
     4.2 Information from Holder.
     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.
     4.3 Expenses of Registration.
     All expenses, other than the Selling Expenses (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company.
     4.4 Delay of Registration.

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     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of Sections 2, 3, 4, 5 or 6 of this Agreement.
     5. Indemnification.
     5.1 Company Indemnity.
     (a) To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”), in each case to the extent that such Violation occurs in reliance upon information furnished by the Company for use in connection with such Registration: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.
     (b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, underwriter or controlling person.
     5.2 Holder Indemnity.
     (a) To the maximum extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in

8	Shareholders Agreement

reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.
     (b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).
     5.3 Notice of Indemnification Claim.
     Promptly after receipt by an indemnified Party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified Party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified Party and any other Party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified Party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 5.
     5.4 Contribution.
     If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified Party hereunder, shall contribute to the amount paid or payable by such indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such

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statement or omission.
     5.5 Underwriting Agreement.
     To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
     5.6 Survival.
     The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.
     6. Additional Undertakings.
     6.1 Reports under the Exchange Act.
     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:
     (a) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;
     (b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and
     (c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).
     6.2 Limitations on Subsequent Registration Rights.
From and after the date of this Agreement, the Company shall not, without the prior

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written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2.2 or Section 3 hereof on a basis more favorable to such holder or prospective holder than is provided to the Holders thereunder.
     6.3 “Market Stand-Off” Agreement.
     Each Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus, or such other period, not to exceed twenty (20) additional days, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of share capital of the Company must be bound by restrictions substantially identical to those applicable to any Holder pursuant to this Section 6.3, (y) all Holders will be released from any restrictions set forth in this Section 6.3 to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit Holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
     6.4 Directed Shares.
     The Company agrees that, in the event of a filing for an IPO, the Company shall require that the managing underwriter or underwriters of such IPO offer to the Investor the right to purchase or to direct to the investors affiliated with the Investor, up to five percent (5%) of the total number Ordinary Shares to be sold by the Company in the IPO (the “Directed Shares”). The Directed Shares shall be offered pursuant to the immediately preceding sentence, to the fullest extent practicable, on the same terms and at the same price at which they are being offered to the public, pursuant to the Company’s IPO registration statement, subject (i) to the other provisions of this Agreement and (ii) in all cases to the requirements of applicable federal, state or other securities laws (including but not limited to the Securities Act or the rules and

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regulations of any securities exchange (including but not limited to the New York Stock Exchange, the NASDAQ National Market, the Hong Kong Stock Exchange Main Board, the Hong Kong Stock Exchange GEM, or any other internationally recognized exchange that is approved by Company) on which the Company has listed or desires to list shares of Ordinary Share in connection with the IPO.
     6.5 Assignment of Registration Rights.
     The rights to cause the Company to register Registrable Securities pursuant to Section 2 and Section 3 may be assigned (but only with all related obligations) by a Holder to (i) a transferee or assignee of a minimum Registrable Securities, or (ii) an Affiliate or partner of the Holder or shareholders who agree to act through a single representative; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder.
     6.6 Exercise of Series A Preferred Shares.
     Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.
     6.7 Termination of Registration Rights.
     Unless otherwise provided in this Agreement, the Registration Rights will be terminated three (3) years after consummation of a Qualified IPO or earlier as to a particular Holder if such Holder can sell all of its Registrable Securities in a ninety (90) day period pursuant to Rule 144 of the Securities Act of 1934.
     7. Preemptive Right.
     7.1 General.
     The Company hereby grants to the holders of then-outstanding Series A Preferred Shares (each, a “Series A Holder”) a right to purchase up to its pro rata shares of any New Securities that the Company may, from time to time, propose to sell or issue to any person or entity other than the holders of Ordinary Shares. A Series A Holder’s “pro rata share” for purposes of this purchase right shall be determined according to the number of Ordinary Shares owned by such Series A Holder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents) in relation to the total number of Ordinary Shares of the Company outstanding

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immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents).
     7.2 Issuance Notice.
     In the event the Company proposes to undertake an issuance of New Securities, it shall give each Series A Holder written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. The Series A Holder shall have fifteen (15) days after the receipt of such notice to agree to purchase such New Securities (as determined in Section 7.1 above) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Failure by a Series A Holder to give notice within such fifteen-day period shall be deemed to constitute a decision by such Series A Holder not to exercise its purchase rights with respect to such issuance of New Securities.
     7.3 Over Allotment.
     If any Series A Holder fails to exercise its right to purchase its full pro rata share of any New Securities (each, a “Non-Exercising Holder”), the Company shall, within five (5) days after the expiration of the fifteen (15) day period described in Section 7.2 above, deliver written notice specifying the aggregate number of unpurchased New Securities that were eligible for purchase by all Non-Exercising Holders (the “Remaining Securities”) to each Series A Holder that exercised its right to purchase its full pro rata share of the New Securities (each, an “Exercising Holder”). Each Exercising Holder shall have a right of overallotment, and may exercise an additional right to purchase the Remaining Securities by notifying the Company in writing within fifteen (15) days after receipt of the notice by the Company pursuant to the prior sentence of this Section 7.3; provided, however, that if the Exercising Holders desire to purchase in aggregate more than the number of Remaining Securities, then the Remaining Securities will be allocated to the extent necessary among the Exercising Holders in accordance with their relative pro rata shares.
     7.4 Sales by the Company.
     For a period of one hundred twenty (120) days following the expiration of the fifteen (15) day period as described in Section 7.2 above (or the fifteen (15) day period as described in Section 7.3 above, if applicable), the Company may sell any New Securities with respect to which a Series A Holder’s preemptive rights under this Section 7 were not exercised, at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such one hundred twenty (120) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Series A Holders in the manner provided in Section 7.1 above.
     7.5 Termination of Preemptive Rights.
     The preemptive rights in this Section 7 shall terminate on the earlier of (i) the closing of the Qualified IPO, or (ii) a Liquidation Event.
     8. Information and Inspection Rights.

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     8.1 Delivery of Financial Statements.
     The Company shall deliver to such Investor the following documents or reports:
     (a) within ninety (90) days after the end of each fiscal year of the Company Group, consolidated, audited annual financial statements for the Company for such fiscal year and a consolidated balance sheet for the Company Group as of the end of the fiscal year, audited and certified by an accounting firm selected by the Company and approved by the Investor, a copy of the Company Group’s annual operating plan and budget, and a management report including a comparison of the financial results of such fiscal year with the corresponding business plan, all prepared in accordance with IFRS;
     (b) within thirty (30) days of the end of each quarter, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company Group as of the end of such quarter, and a management report which will disclose all material activities (financial or otherwise) of the Company Group including a comparison of the financial results against the Company’s business plan, all prepared in accordance with IFRS (except for year-end adjustments and except for the absence of notes);
     (c) within twenty (20) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company Group as of the end of such month, and a management report which will disclose all material activities (financial or otherwise) of the Company including a comparison of the financial results against the Company’s business plan, all prepared in accordance with IFRS (except for year-end adjustments and except for the absence of notes);
     (d) no later than thirty (30) days prior to the beginning of each fiscal year, an annual budget and operating plan for the succeeding fiscal year; and
     (e) no later than ten (10) days after the Company’s monthly, quarterly and annual operation analysis meetings, notes from the Company’s monthly, quarterly and annual operation analysis meetings and a written update on monthly operations and material events; and
     (f) copies of all documents or other information sent to any shareholder and any reports publicly filed by the Company Group with any relevant securities exchange, regulatory authority or governmental agency.
     The Company shall also promptly notify the holders of the Series A Preferred Shares the following events in writing:
     (a) occurrence of any event of default under any of the bank loans borrowed by any member of the Company Group;
     (b) the Company’s net assets become negative, on a consolidated basis;
     (c) each Company Group’s any material licenses or permits are revoked or not renewed and such revocation is not cured within a reasonable period of time;
     (d) any material amendment or termination of any contract with a nominal value in excess of US$1,000,000, to which any member of the Company Group is a party or by which any of them or any of their respective properties are bound; and

14	Shareholders Agreement

     (e) any other event, in the reasonable opinion of the Company, has or is likely to have a material adverse effect on the business of the Company or its affiliates.
     8.2 Inspection.
     Each of the Company, the Founder and the PRC Company shall procure each member of the Company Group to permit the Investor, at its own expense, to visit and inspect, during normal business hours following reasonable notice by the Investor to such member of the Company Group and only in a manner so as not to interfere with the normal business operations of the Company Group, any of the properties of the Company Group, and examine the books of account and records of the Company Group, and discuss the affairs, finances and accounts of the Company Group with the directors, officers, management employees, accountants, legal counsel and investment bankers of such companies, all at such reasonable times as may be requested in writing by the Investor; provided, that the Investor agrees to keep confidential any information so obtained; provided, further, that the Investor may be excluded from access to any material, records or other information if the Company Group is restricted from making such disclosure pursuant to a bona fide agreement with a third party or if such disclosure will jeopardize the attorney-client privilege.
     8.3 Termination of Information and Inspection Rights.
     The rights and covenants set forth in Sections 8.1 and 8.2 shall terminate and be of no further force or effect upon the earlier occurrence of (i) the closing of a Qualified IPO, (ii) the date that the Company becomes subject to the reporting requirements of Section 13 and Section 15 of the Securities Act of 1934, as amended; or (iii) a Liquidation Event.
     8.4 Governmental/Securities Filings.
     For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, the Company shall deliver to the Investor copies of, or provide a link on its public website to, any quarterly, annual, extraordinary, or other reports publicly filed by the Company with the Commission or any other relevant securities exchange, regulatory authority or government agency, and any annual reports and other materials to the members.
     8.5 United States Tax Matters.
     (a) The Company shall determine annually, within forty-five (45) days from the end of each taxable year, with respect to such taxable year (i) whether the Company is “controlled foreign corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) or a passive foreign investment company (“PFIC”) as described in Section 1297 of the Code (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (ii) to provide such information reasonably available to the company as any U.S. Investor may request to permit such U.S. Investor to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the U.S. Internal Revenue Code of 1986, as amended) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also obtain and provide reasonably promptly upon request any and all other information deemed necessary by the U.S. Investor to comply with the provisions of this Section 8.5(a).

15	Shareholders Agreement

     (b) If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within 60 days from the end of such year with a completed “PFIC Annual Information Statement,” in form and substance as attached in Exhibit A, as required by Treasury Regulation Section 1.1295-1(g) and any other information required by a U.S. Investor to comply with any reporting or other requirements in connection with the QEF Election.
     (c) The Company will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests necessary for the Company and its Subsidiaries to allow any U.S. Investor to comply with any applicable U.S. federal income tax law. The Company will also provide any known U.S. Investor with any information reasonably requested to allow such investor to comply with any applicable U.S. federal income tax law.
     (d) The Company shall, if requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made.
     (e) For purposes of this Section 8.5: (i) “U.S. Investor” means (A) any investor that is a United States person and (B) any investor that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are, or controlled by, United States persons; and (ii) “United States person” means any person described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
     9. Election of Directors.
     9.1 Board of Directors.
     (a) Number of Directors. The Company shall have a Board consisting of three (3) directors, of which (i) one (1) Director shall be appointed by the Investor (the “Series A Director”); and (ii) two (2) Directors shall be appointed by the holders of Ordinary Shares (collectively, the “Management Directors”, and each a “Management Director”)
     (b) Designation and Election of the Series A Directors. At each election of the directors of the Board, each holder of Series A Preferred Shares and each holder of Ordinary Shares shall vote at any meeting of members, such number of Series A Preferred Shares (on an as-converted basis) and Ordinary Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Series A Preferred Shares (on an as-converted basis) and Ordinary Shares (i) as may be necessary to elect as the Series A Director one (1) individuals designated by the Investor and remove any Series A Director determined by the Investor, and (ii) against any other Series A Director nominees not so designated by Investor.
     (c) Designation and Election of the Management Directors. At each election of the directors of the Board, each holder of Series A Preferred Shares and each holder of Ordinary Shares shall vote at any meeting of members, such number of Series A Preferred Shares (on an as-converted basis) and Ordinary Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Series A Preferred Shares (on an as-converted basis) and Ordinary Shares (i) as may be necessary to elect as the Management Directors two (2) individuals designated by the holders

16	Shareholders Agreement

of Ordinary Shares, and (ii) against any other Management Director nominees not so designated.
     (d) PRC Companies. The Company and the Founder shall cause the board of directors of each PRC Company to have the same number of directors and consist of the same directors as that of the Company.
     9.2 Alternate.
     Subject to applicable law, the Series A Director and the Management Directors, in the case of his or her absence, shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternative.
     9.3 Meetings and Expenses.
     The Board shall meet in person or by teleconference no less than one time per quarter. The Company shall reimburse all reasonable, documented expenses of all the Directors related to all Board activities, including but not limited to attending the Board meetings.
     9.4 Assignment.
     Regardless of anything else contained herein, the rights of the Investor under this Section 9 are non-transferable and non-assignable (including without limitation by operation of law).
     9.5 Amendment.
     So long as an Investor holds any Series A Preferred Share, no rights of such Investor under this Section 9 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively).
     9.6 Directors’ Insurance and Indemnification.
     After the execution of this Agreement, the Company shall provide customary insurance coverage for members of its Board of Directors to the extent available on commercially reasonable terms. The Memorandum and Articles of the Company shall at all times provide that the Company shall indemnify the members of the Company’s Board of Directors to the maximum extent permitted by the law of the jurisdiction in which the Company is organized.
     9.7 Board Meetings.
     The Company shall use its reasonable best efforts to hold no less than one (1) Board meeting during each quarter, and the Series A Director shall have additional two (2) opportunities to request to have a Board meeting during every quarter. Such request shall not be deemed exercise if the quorum for the meeting is not obtained, unless due to the Series A Director’s failure to attend the meeting. A quorum for a Board meeting shall consist of two (2) directors, including a Series A Director; provided, however, if such quorum cannot be obtained per two (2) consecutive meetings of directors due to the failure of a Series A Director to attend such meetings of directors after the notice of the meeting has been sent by the Company in accordance with the Memorandum and Articles, then the attendance of any two (2) directors at the next duly called meeting of directors shall constitute a quorum.

17	Shareholders Agreement

     In the case of an equality of votes in a Board meeting, no director shall have a second or casting vote and the second Board meeting shall be convened within thirty (30) days in which the unresolved matter shall be put to the vote again. In case that the matter cannot be resolved in the second Board meeting, such matter shall be put to the vote in the general meeting of the shareholders of the Company in accordance with this Agreement and Memorandum and Articles.
     10 Additional Agreement; Covenants.
     10.1 Qualified IPO.
     Subject to applicable laws, the Company and the Founder shall use commercially reasonable best efforts to effectuate the closing of a Qualified IPO within thirty-six (36) months of the date of this Agreement. In the event of the closing of a Qualified IPO, each of the Company and the Founder agree to use commercially reasonable best efforts, subject to applicable laws, to minimize restrictions on the transfer of any Series A Preferred Shares held by the Investor (or Ordinary Shares that have been converted from such Series A Preferred Shares).
     10.2 Use of Proceeds.
     The Company shall use the proceeds that it receives pursuant to the Share Purchase Agreement for the business expansion, capital expenditures, general working capital in the principal business of the Company Group and repayment of a shareholder loan of USD500,000 to the Founder by the Company. Such proceeds may not be used for repaying any shareholders’ loan, purchasing shares of other listed companies or corporate bonds or any other negotiable securities.
     10.3 Approval of Business Plan.
     The Company, the Founder and the Investor shall use their reasonable best efforts to cause each quarterly or annual budget, business plan or operating plan (including any capital expenditure budget, operating budget and financing plan) to be approved before the beginning of each quarter or year, as the case may be.
     10.4 Related-Party Transactions.
     Until the closing of the Qualified IPO, except for the transactions contemplated under this Agreement and the Transaction Documents, all related party transactions between any of the Company, the members of the Company Group, the Founder, the Senior Managers, and directors of the Company Group, “related party” (as referred to in IFRS) of any of such Persons and the Founder, shall be negotiated and entered into on an arms-length basis and shall be subject to the approval of the Board. In addition, any related party transactions concerning consideration in excess of US$10,000 shall be subject to the approval of the Board, including the approval of a Series A Director, except for the transactions among the PRC Companies during the normal course of business.
     10.5 Restriction on Transfer.
     Unless with the prior written approval of the Board, which shall include the approval of a Series A Director, the Founder shall not, directly or indirectly, transfer, sell, pledge, mortgage, encumber or otherwise dispose of any of his shares in the Company. The Founder hereby

18	Shareholders Agreement

agrees that he will not effect any transfer in violation of this Section 10.5 nor will it treat any alleged transferee as the holder of such shares or equity interest.
     10.6 Non-Competition by the Founder.
     Unless otherwise agreed and acknowledged by the Investor, the Founder undertakes to the Company and the Investor that commencing from the date of this Agreement for the later of a period of twenty-four (24) months after he ceases to be (x) employed by the Company Group or (y) a shareholder in any member of the Company Group, he will not, without the prior written consent of the Board (including the consent of a Series A Director), either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other person: (i) invest or be engaged or interested directly or indirectly in any other corporate or entity which carries out any business that is in direct competition with the principal business of the Company Group, or otherwise carry out any such business; (ii) act as the shareholder, director, employee, partner, agent or representative of any entity described in subsection (i) above; (iii) solicit or entice away or attempt to solicit or entice away from any member of the Company Group, any person, firm, company or organization who is a customer, client, representative, agent or correspondent of such member of the Company Group or in the habit of dealing with such member of the Company Group.
     10.7 Assignments and Transfers; No Third Party Beneficiaries.
     Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Holder hereunder are assignable in connection with the transfer (subject to applicable securities and other laws) of Equity Securities held by such Holder; provided, however, that (1) the transferor shall, prior to the effectiveness of such transfer, furnish to the Company written notice of the name and address of such transferee and the Equity Securities that are being assigned to such transferee, (2) the transferor shall cause such transferee to, concurrently with the effectiveness of such transfer, become a party to this Agreement as a Holder and be subject to all applicable restrictions set forth in this Agreement. Subject to Section 6.6, this Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.
     10.8 Protective Provision.
     (i) In addition to any requirements set forth in the Memorandum and Articles or by the laws of Hong Kong, the Company and the PRC Companies shall not, and the Company and the Founder shall cause any Subsidiary not to (by way of shareholders resolutions, board resolutions or other means), take any of the following actions without the prior approval of the holder(s) of at least sixty-seven percent (67%) of the outstanding Series A Preferred Shares (for the purpose of this Section, the term Company below shall also include the members of the Company Group):
     (a) Any action that authorizes, creates or issues any class of the Company securities having preferences superior to or on a parity with the Series A Preferred Shares or any other securities of the Company;

19	Shareholders Agreement

     (b) Any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Preferred Shares;
     (c) Consolidation or merger with or into any other business entity, or the disposition of assets in excess of US$1,000,000 (individually or in the aggregate), or the sale of the license out of all or substantially all of the Company’s intellectual property rights;
     (d) Any amendment to the Memorandum and Articles of Association of the Company;
     (e) Any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Shares;
     (f) Any action that repurchases, redeems or retires any of the Company’s voting securities;
     (g) The liquidation or dissolution of the Company; and
     (h) Issuance of debt over US$2,000,000 in a single transaction or series of related transactions.
     (ii) In addition to any requirements set forth in the Memorandum and Articles or by the laws of Hong Kong, the Company and the PRC Companies shall not, and the Company and the Founder shall cause any Subsidiary not to (by way of shareholders resolutions, board resolutions or other means), take any of the following actions without the prior approval by all Directors of the Board of the Company, which shall include the affirmative vote of a Series A Director (for the purpose of this Section, the term Company below shall also include the members of the Company Group):
     (a) Making any loans by the Company to any Director, officer or employee outside the ordinary course of business;
     (b) Declaration of dividends or other distributions and any changes in the dividend policy of the Company;
     (c) Adoption and implementation of the annual operating budget or strategic plans, which, once approved, shall not deviate from such operating budget or strategic plans;
     (d) Approval, adoption, amendment or administration of the ESOP;
     (e) Initiation and settlement of any material litigation where the amount claimed or in dispute exceeds US$250,000;
     (f) Any issuance of equity or debt securities of the Company (in a single transaction or a series related transactions);
     (g) Selection of the listing exchange, any financial advisors, underwriters, or approval of the valuation and terms and conditions for a Qualified IPO or any form of merger or consolidation;

20	Shareholders Agreement

     (h) Sale, mortgage, pledge, lease, transfer or otherwise disposition of any of the assets of the Company which are (i) outside the ordinary course of business, or (ii) in excess of US$250,000 in the aggregate over any twelve (12) months;
     (i) Approval or amendment of any quarterly and annual budget, business plan and operating plan (including any capital expenditure budget, operating budget and financing plan) of the Company;
     (j) Engaging in any business materially different from that described in the then current business plan, change of the name of the Company or ceasing any business undertaking of the Company;
     (k) Incurrence of any indebtedness or assumption of any financial obligation, or assumption, guarantee or creation of any liability for borrowed money in excess of US$250,000 in the aggregate at any time outstanding unless such liability is incurred pursuant to the then current business plan;
     (l) Any expenditure or other purchase of tangible or intangible assets in excess of US$500,000 in the aggregate over any twelve (12) months unless such expenditure or purchase is made pursuant to the then current business plan;
     (m) Entering into any material agreement or contract with any party or group of related parties under which the Company’s aggregate commitments, pledge or obligations to such party or group of related parties;
     (n) Any material change in the accounting methods or policies or appointment or change of the auditors of the Company;
     (o) Disposition of or dilution of the Company’s interest, directly or indirectly, in any of its subsidiaries;
     (p) Appointment, removal, and determination of the remuneration of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President or General Manager of the Company and any material subsidiaries of the Company; and
     (q) All accounts holding cash of the Company shall be established such that any expenditure exceeding RMB1,000,000, not relating to the core business or not included in the annual business plan of the Company, shall require the signature of a Series A Director . Such threshold may be adjusted at the discretion of the Investor holding at least 70% of the Series A Preferred Shares then outstanding (at an as converted basis), with written notice to the Company and such other documents as may be required by the applicable financial institutions.
     10.9 Assignment.
     The Information and Inspection Rights under Section 8 may be assigned to any holder of Series A Preferred Shares; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 10.9.

21	Shareholders Agreement

     11. Miscellaneous.
     11.1 Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong as to matters within the scope thereof and without regard to its principles of conflicts of laws.
     11.2 Dispute Resolution.
     (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.
     (b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent involved in such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in the Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
     (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 11.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 11.2 shall prevail.
     (d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the Hong Kong and shall not apply any other substantive law.
     (e) Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request; all such requested information and documents can be provided in English or Chinese with equal legal validity.
     (f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
     (g) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral

22	Shareholders Agreement

tribunal.
     11.3 Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
     11.4 Notices.
     Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     11.5 Headings and Titles.
     Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     11.6 Expenses.
     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.
     11.7 Entire Agreement: Amendments and Waivers.
     This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Founder and (iii) the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.
     11.8 Severability.
     If a provision of this Agreement is held to be unenforceable under applicable laws, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with

23	Shareholders Agreement

its terms.
     11.9 Further Assurances.
     The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.
     11.10 Rights Cumulative.
     Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.
     11.11 No Waiver.
     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
     11.12 Conflict with Articles of Association.
     The Parties hereto (other than the Company) agree that in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or Memorandum of Association or other constitutional documents, the terms of this Agreement shall prevail as between the shareholders of the Company only. The Parties (other than the Company) shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.
     11.13 No Presumption.
     The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
     11.14 Information Waiver.
     The Company acknowledges that the Investor and its Affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investor acknowledge and agree that a Covered Person shall:

24	Shareholders Agreement

     (a) have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company; and
     (b) in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject. Notwithstanding anything in this Section 11.14 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.For the purposes of this Section 11.14, “Covered Persons” shall have the meaning set forth in the Company’s Memorandum and Articles.
[The remainder of this page has been intentionally left blank]

25	Shareholders Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	EASTERN WELL HOLDINGS LIMITED

	By:	/s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Director
Address: No. 485-487, Gu Yang Road, Changning District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Shareholders Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	CHINA ENVIRONMENT FUND III, L.P.

/s/ [ILLEGIBLE]

Name:
Title: Authorized Signatory
Address: A2302, SP Tower, Tsinghua Science Park, Beijing 100084 China
Fax: 86-10-8215-1150
[Signature Page to Shareholders Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	SUN KWOK PING

	By:	/s/ [ILLEGIBLE]

Passport Number: DA9001901
Address: No. 485-487, Gu Yang Road, Changning District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Shareholders Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

PRC COMPANIES :	SHANGHAI NOBO COMMERCE & TRADE CO., LTD.

	By:	/s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Legal Representative
Address: No. 485-487, Gu Yang Road, Changning District,
Shanghai, China
Fax: 86-21-6631-2459

NOXIN ENERGY TECHNOLOGY (SHANG HAI) CO., LTD

	By:	/s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Legal Representative
Address: No. 485-487, Gu Yang Road, Changning District,
Shanghai, China
Fax: 86-21-6631-2459

JIANGXI NOBAO ELECTRIC CO., LTD

	By:	/s/ Sun Kwok Ping

Name: Sun Kwok Ping
Title: Legal Representative
Address: No. 485-487, Gu Yang Road, Changning District,
Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Shareholders Agreement]

SCHEDULE 1
     “Affiliates” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.
     “Agreement” has the meaning ascribed to it in the Preamble hereof.
     “Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable securities laws of that jurisdiction.
     “Board” or “Board of Directors” means the board of directors of the Company.
     “CFC” has the meaning ascribed to it in Section 8.5 hereof.
     “Code” has the meaning ascribed to it in Section 8.5 hereof.
     “Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.
     “Company” has the meaning ascribed to it in the Preamble hereof.
     “Company Group” means the Company, the PRC Companies, any of their Subsidiaries, and each Person (other than a natural person) that is, directly or indirectly, controlled by the Founder and/or the PRC Companies. “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at meetings of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
     “Conversion Shares” means any Ordinary Shares of the Company issuable upon conversion of the Series A Preferred Shares.
     “Covered Persons” shall have the meaning set forth in the Company’s Memorandum and Articles.
     “Effective Date” has the meaning ascribed to it in the Preamble hereof.
     “Equity Securities” means any Ordinary Shares and/or Ordinary Share Equivalents of the Company.

     “Exercising Holder” has the meaning ascribed to it in Section 7.3 hereof.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.
     “Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.
     “Founder” means Sun Kwok Ping, a citizen of Hong Kong.
     “HKIAC” has the meaning ascribed to it in Section 11.2 hereof.
     “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
     “Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.
     “Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.
     “Investor” has the meaning ascribed to it in the Preamble hereof.
     “Jiangxi Nobao” means Jiangxi Nobao Electric Co., Ltd , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC.
     “IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority (as defined in the Share Purchase Agreement) for a Registration in a jurisdiction other than the United States.
     “Issuance Notice” has the meaning ascribed to it in Section 7.2.
     “Liquidation Event” means (i) any liquidation, winding-up, or dissolution of the Company, (ii) any consolidation, amalgamation, share acquisition or merger of the Company with or into any Person, or any other corporate reorganization, including a sale or acquisition of Equity Securities of the Company, in which the members of the Company immediately before such transaction own less than fifty percent (50%) of the Company’s voting power immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); (iii) a sale of all or substantially all of the assets of the Company; or (iv) the exclusive licensing of all or substantially all of the Company’s intellectual property to a third party (excluding any transaction effected solely for the Company’s internal restructuring).
     “Management Director” has the meaning ascribed to it in Section 9.1(a).
     “Memorandum and Articles” means the Company’s Memorandum and Articles of

Association, as amended and restated from time to time.
     “New Securities” means, subject to the terms of Section 7 hereof, any newly issued Equity Securities of the Company, except for (i) up to 500,000 Ordinary Shares issued to the selected senior managers and other employees of the Company pursuant to the ESOP or any Ordinary Shares Equivalent issued to the employees, consultants, officers or directors of the Company Group pursuant to other share option, share purchase or share bonus plan, agreement or arrangement to be approved by the Compensation Committee from time to time; (ii) securities issued upon conversion of the Series A Preferred Shares or exercise of any outstanding warrants or options; (iii) securities issued in connection with a bona fide acquisition of another business; (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any share split, share dividend, combination, recapitalization or similar transaction of the Company; (vi) securities issued pursuant to the Share Purchase Agreement, as such agreement may be amended or modified from time to time; (vii) Ordinary Shares issued or issuable pursuant to equipment lease financings or bank credit arrangements approved by the Board; or (viii) any other issuance of Equity Securities whereby the Investor gives a written waiver of their rights under Section 7 hereof at the Investor’s sole discretion.
     “Non-Exercising Holder” has the meaning ascribed to it in Section 7.3 hereof.
     “Ordinary Shares” means the Ordinary Shares, par value US$0.001, of the Company.
     “Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Series A Preferred Shares.
     “Party” has the meaning ascribed to it in the Preamble hereof.
     “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
     “PFIC” has the meaning ascribed to it in Section 8.5 hereof.
     “PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.
     “PRC Companies” means Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao.
     “QEF Election” has the meaning ascribed to it in Section 8.5 hereof.
     “Qualified IPO” means the IPO approved by the Board of Directors (including the approval of the Series A Director) with gross proceeds to the Company of at least US$20,000,000 (prior to any underwriters’ commissions and expenses) (or any cash proceeds of other currency of equivalent value) that reflects a market valuation of the Company of not less than US$200,000,000.
     “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by the Investor and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 10. For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three (3) month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.
     “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.
     “Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.
     “Remaining Securities” has the meaning ascribed to it in Section 7.3 hereof.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.
     “Senior Managers” means, with respect to the Company and each member of the Company Group, the chief executive officer, the chief financial officer, the chief technology officer, the president, the general manager or any other manager with the title of “vice-president” or higher, or any other employee with responsibilities similar to any of the foregoing, of such entity.
     “Series A Director” has the meaning ascribed to it in Section 9.1(a) hereof.
     “Series A Holder” has the meaning ascribed to it in Section 7.1 hereof.
     “Series A Preferred Shares” means any and all of the Company’s Series A Preferred Shares, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.
     “Shanghai Nobo” means Shanghai Nobo Commerce & Trade Co., Ltd. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC.
     “Shanghai Nuoxin” means Noxin Energy Technology (Shang Hai) Co., Ltd , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC.

     “Share Purchase Agreement” has the meaning ascribed to it in the Recitals hereof.
     “Subsidiary” or “Subsidiaries” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.
     “Violation” has the meaning ascribed to it in Section 5.1 hereof.
     Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

EXHIBIT A
[Must be signed by an authorized representative of the Company]
PFIC ANNUAL INFORMATION STATEMENT
     PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).
     _________________________ (the “Company”) hereby represents that:
     1. This PFIC Annual Information Statement applies to the Company’s taxable year beginning on ________ and ending on _________.
     2. The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the U.S. Shareholder (directly or indirectly through any other entity that holds the investment in the Company) for the taxable year specified in paragraph (1) are:
          Ordinary Earnings: $_____________
          Net Capital Gain: $______________
     3. The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the U.S. Shareholder during the taxable year specified in paragraph (1) are as follows:
          Cash: $_______________________________________
          Fair Market Value of Property: $___________________
     4. The Company will permit the U.S. Shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the U.S. Shareholders direct or indirect pro rata shares thereof; provided, that (i) a Company representative shall, at the Company’s option, accompany the Investor on any such inspection, and (ii) the Company shall not be required to permit such inspection if such inspection would violate applicable laws, regulations or policies of the PRC.
By: ________________________
Title:
Date:

EXHIBIT C-2
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
     THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of [ ], 2009, by and among EASTERN WELL HOLDINGS LIMITED, a company duly incorporated and validly existing under the Laws of the Hong Kong (the “Company”), CHINA ENVIRONMENT FUND III, L.P., a limited liability partnership duly organized and existing under the laws of the Cayman Island (the “Investor”), Sun Kowk Ping, a citizen of the Hong Kong with the Hong Kong passport No. of DA9001901 (the “Founder”), SHANGHAI NOBO COMMERCE &TRADE CO.,LTD. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Shanghai Nobo”), NUOXIN ENERGY TECHNOLOGY (SHANG HAI) CO., LTD., a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Shanghai Nuoxin”) and JIANGXI NOBAO ELECTRIC CO., LTD. , a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (“Jiangxi Nobao”).
     Each of the Company, the Investor, the Founder, Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao shall be referred to individually as a “Party” and collectively as the “Parties”. Shanghai Nobo, Shanghai Nuoxin and Jiangxi Nobao shall be collectively referred to as the “PRC Companies”.
RECITALS
A.	The Parties, together with certain other related parties, have entered into that certain Series A Preferred Share Purchase Agreement dated [ ], 2009 (the “Share Purchase Agreement”).

B.	It is a condition precedent of Closing under the Share Purchase Agreement that the Parties enter into this Agreement.
WITNESSETH
     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:
1. Definitions.
     Capitalized terms used herein shall have the meanings ascribed to them in Schedule 1 hereto. Capitalized terms used herein without definitions shall have the meanings set forth in the Share Purchase Agreement (as defined herein).
2. Rights of First Refusal and Co-Sale Rights
     2.1 Prohibition on Transfer of Shares.
     (a) Holders of Ordinary Shares.
          Except as provided in Sections 2.2 through 2.5 of this Agreement, any holder (whether directly or indirectly) of Ordinary Shares of the Company other than the Investor or holders of Ordinary Shares converted from Series A Preferred Shares (each a “Restricted

Right of First Refusal and Co-Sale Agreement

Shareholder”), regardless of any such holder’s employment status with the Company, may not transfer any direct or indirect interest in any Equity Securities of the Company now or hereafter owned or held by him prior to a Qualified IPO, unless otherwise approved in writing by the majority of the Board, including the approval of the director appointed by the Investor. For the purposes hereof, redemption or repurchase of shares by the Company shall not be prohibited under this clause.
     (b) Prohibited Transfers Void.
          Any transfer of Equity Securities by a Restricted Shareholder not made in compliance with this Agreement shall be null and void as against the Company and the Holders, shall not be recorded on the books of the Company and shall not be recognized by the Company.
     2.2 Rights of First Refusal.
     (a) Transfer Notice.
          Prior to the closing of a Qualified IPO, if a Restricted Shareholder proposes to transfer the Equity Securities he or it directly or indirectly holds in the Company to one or more third parties pursuant to an understanding with such third parties (a “Transfer”, and such holder a “Transferor”), then the Transferor shall, subject to the applicable statutory provisions and the Memorandum and Articles, give the Company written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.
     (b) Company’s Option.
          (i) The Company shall have an option for a period of fifteen (15) days following the receipt of the Transfer Notice to elect to purchase all of the Offered Shares (not in part) at the same price and subject to the same material terms and conditions as described in the Transfer Notice, subject further to complying with all the applicable statutory provisions (including, without limitation, the Companies Ordinance (Cap. 32 of the Laws of Hong Kong)) and the Memorandum and Articles.
          (ii) The Company may exercise such purchase option and, thereby, purchase all of the Offered Shares, by notifying Transferor in writing, before expiration of the fifteen (15) day period, that it wishes to purchase all of the Offered Shares.
          (iii) If the Company gives the Transferor notice that it desires to purchase Offered Shares, then payment for the Offered Shares to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at a place agreed by the Transferor and the Company and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been

2	Right of First Refusal and Co-Sale Agreement

established pursuant to Section 2.2(d) or if later, the day on which all the mandatory statutory procedures shall have been completed.
          (iv) Regardless of any other provision of this Agreement, if the Company declines in writing, or fails to exercise its purchase option pursuant to this Section 2.2 with respect to all (and not less than all) Offered Shares, then the Transferor shall be under no obligation to transfer the Offered Shares to the Company pursuant to this Section 2.2 and shall then be required to provide a Transfer Notice regarding the Offered Shares to the Holders (the “Holder Transfer Notice”) pursuant to Section 2.2(c).
          (v) The Transferor shall have the right to terminate or withdraw any Transfer Notice and any intent to transfer Offered Shares at any time, whether or not the Company has elected to purchase under this Section 2.2 any Offered Shares offered thereby.
     (c) Holder’s Option.
          (i) If the Company at any time elects not to purchase all of the Offered Shares pursuant to its right of first refusal in Section 2.2(b) hereof, then each Holder shall have an option for a period of fifteen (15) days following the Holder’s receipt of the Holder Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Holder Transfer Notice.
          (ii) Each Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share (with any re-allotment as provided below) of the Offered Shares, by notifying Transferor and the Company in writing, before expiration of the fifteen (15) day period as to the number of such shares that it wishes to purchase (including any re-allotment).
          (iii) Each Holder’s pro rata share of the Offered Shares shall be a fraction, the numerator of which shall be the number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Holder on the date of the Holder Transfer Notice and the denominator of which shall be the total number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) held by all Holders on such date, multiplied by the Offered Shares.
          (iv) If any Holder fails to exercise such purchase option pursuant to this Section 2.2, the Transferor shall give notice of such failure (the “Re-allotment Notice”) to each other Holder that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Holders”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) days from the date such Re-allotment Notice was given to elect to increase the number of Offered Shares they agreed to purchase under Section 2.2(c)(iiii) to include their respective pro rata share of the Offered Shares contained in any Re-allotment Notice.
          (v) Subject to applicable securities Laws, the Holder shall be entitled to apportion Offered Shares to be purchased among its partners and Affiliates upon written notice to the Company and the Transferor.
          (vi) If a Holder gives the Transferor notice that it desires to purchase Offered

3	Right of First Refusal and Co-Sale Agreement

Shares, then payment for the Offered Shares to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at a place agreed by the Transferor and all the participating Holders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(d).
          (vii) Regardless of any other provision of this Agreement, if the Holders decline in writing, or fail to exercise their purchase option pursuant to this Section 2.2(c) with respect to all (and not less than all) Offered Shares, the Transferor shall be under no obligation to transfer the Offered Shares to the Holders or the Company pursuant to this Section 2.2 and instead shall be free to sell such Offered Shares pursuant to the Holder Transfer Notice, subject to Sections 2.3 and 2.4 hereunder.
          (viii) The Transferor shall have the right to terminate or withdraw any Holder Transfer Notice and any intent to transfer Offered Shares at any time, whether or not any Holder has elected to purchase under this Section 2.2(c) any Offered Shares offered thereby.
          (ix) If the Company or any Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date of the completion of the relevant share transfers, the Transferor will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company or such Holder in accordance with the terms of this Agreement, and the Transferor will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for cancellation or transfer to such Holder.
          (x) In the event that the Company or Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right of the Holders as set forth in Section 2.3 below.
     (d) Valuation of Property.
          (i) Should the purchase price specified in the Transfer Notice or Holder Transfer Notice be payable in property other than cash or evidences of indebtedness, the Holders or the Company, as the case may be, shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.
          (ii) If the Transferor, on the one hand, and the Holders or the Company, as the case may be, on the other hand, cannot agree on such cash value within seven (7) days after the Holders’ receipt of the Holder Transfer Notice or the Company’s receipt of the Transfer Notice, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the Holders or the Company, as the case may be, or, if they cannot agree on an appraiser within ten (10) days after the Holders’ receipt of the Holder Transfer Notice or the Company’s receipt of the Transfer Notice, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.
          (iii) The cost of such appraisal shall be shared equally by the Transferor and the Holders or the Company, as the case may be, with the half of the cost borne by the Holders to be borne pro rata by each Holder based on the number of shares such Holder has elected to

4	Right of First Refusal and Co-Sale Agreement

purchase pursuant to this Section 2.
          (iv) If the value of the purchase price offered by the prospective transferee is not determined within the time limit specified in Section 2.2(b)(iii) or Section 2.2(c)(vi) above, the closing of the Holders’ or the Company’s purchase shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this Section 2.2(d).
     2.3 Right of Co-Sale.
     (a) To the extent the Holders do not exercise their respective right of first refusal as to all of the Offered Shares pursuant to Section 2.2, each Holder that did not exercise its right of first refusal as to any of the Offered Shares pursuant to Section 2.2 shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within fifteen (15) days after receipt of the Holder Transfer Notice referred to in Section 2.2(b) (such Holder, a “Selling Holder”).
          (i) Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.
          (ii) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.
     (b) Each Selling Holder may elect to sell such number of Equity Securities that in aggregate equals to the total number of Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 2.2 hereof on pro rata basis. Each Selling Holder may elect to sell such number of Equity Securities that equals to the product of (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 2.2 hereof multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (on as-if-converted basis which include the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (on as-if-converted basis which include the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by all Selling Holders on the date of the Transfer Notice.
     (c) If any Selling Holder fails to exercise such co-sale option pursuant to this Section 2.3, the Transferor shall give notice of such failure (the “Co-Sale Re-allotment Notice”) to each other Selling Holders that elected to sell its entire pro rata share of the Offered Shares (the “Co-Sale Selling Holders”). Such Co-Sale Re-allotment Notice may be made by telephone if confirmed in writing within two (2) days. The Co-Sale Selling Holders shall have a right of re-allotment such that they shall have ten (10) days from the date such Co-Sale Re-allotment Notice was given to elect to increase the number of Equity Securities they agreed to sell under Section 2.3(b) to include their respective pro rata share of the Equity Securities to be sold contained in any Co-Sale Re-allotment Notice.
     (d) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party

5	Right of First Refusal and Co-Sale Agreement

purchaser objects to the delivery of any Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Holder shall only deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares) and certificates corresponding to such Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.
     (e) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 2.3(d) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.
     (f) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Holder such shares or other securities that such Selling Holder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.
     2.4 Non-Exercise of Rights.
     (a) Subject to any other applicable restrictions on the sale of such shares, to the extent that the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 2.2 and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 2.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares, as the case may be, to the third-party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.
     (b) In the event the Transferor does not consummate the sale or disposition of the Offered Shares within sixty (60) days from the expiration of such rights, the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.
     (c) The exercise or non-exercise of the rights of the Holders under this Section 2 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.
     2.5 Limitations to Rights of First Refusal and Co-Sale.
     (a) Notwithstanding the provisions of this Section 2, the Founder may sell or otherwise assign, up to five percent (5%) of Equity Securities now or hereafter held by him, to any Person, and such sale or assignment shall be subject to only the Investor’s right of first refusal under Section 2.2 and the Investor’s co-sale right under Section 2.3 under the same

6	Right of First Refusal and Co-Sale Agreement

terms and conditions, provided that (i) only one transfer is permitted and any additional transfer shall require the prior consent of the Investor, and (ii) each such transferee, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance reasonably satisfactory to the Holders, assuming the obligations of the Restricted Shareholders under this Agreement, including but not limited to Section 2.1 hereof, with respect to the transferred securities.
     (b) In addition to the provisions of this Section 2.5(a), any Restricted Shareholder may sell or otherwise assign, with or without consideration, up to five percent (5%) of Equity Securities now or hereafter held by such holder, to an entity wholly-owned by such holder, or to a spouse or child of such holder, or to a trust, custodian, trustee, or other fiduciary for the account of any of the foregoing, or to a trust for such holder’s account (collectively, the “Permitted Transferees” and each, a “Permitted Transferee”) and such sale or assignment shall not be subject to Sections 2.1, 2.2 or 2.3, provided that (i) only one transfer to Permitted Transferees is permitted and any additional transfer by any holder of Equity Securities to a Permitted Transferee shall require the prior consent of the Investor, which shall be determined at the Investor’s sole discretion and such consent shall not be unreasonably withheld or delayed, (ii) each such Permitted Transferee, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance reasonably satisfactory to the Holders, assuming the obligations of the Restricted Shareholders under this Agreement, including but not limited to Section 2.1 hereof, with respect to the transferred securities and (iii) each Permitted Transferee shall have executed and delivered to the transferring Restricted Shareholder (with a copy to the Company) an irrevocable, unconditional and permanent power of attorney, all in form and manner reasonably satisfactory to the Holders, effective immediately after the closing of such sale or assignment, appointing the transferring Restricted Shareholder (or such holder existing attorney-in-fact) as such Permitted Transferee’s attorney-in-fact and authorizing him to vote, in his absolute discretion as the attorney-in-fact of the Permitted Transferee, any and all Equity Securities of the Company owned by such Permitted Transferee with respect to any Company related matters.
     2.6 Change in Control. The Parties agree that, for purposes of the transfer restrictions in this Agreement and in other Transaction Documents, a transaction or series of transactions that result in a change in Control of a Shareholder shall be deemed to constitute a Transfer of such Restricted Shareholders’ Equity Securities.
     2.7 Termination. The rights of Investor in this Section 2 will terminate on the completion of a Qualified IPO or upon the merger of the Company into another entity.
3. Assignments and Transfers; No Third Party Beneficiaries.
     3.1 Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Except as otherwise provided herein, the rights of any Holder hereunder are only assignable in connection with the transfer (subject to applicable securities and other Laws) of Equity Securities held by such Holder but only to the extent of such transfer; provided, however, that (i) the transferor shall, prior to the effectiveness of such transfer, furnish to the Company written notice of the name and address of such transferee and the Equity Securities that are being assigned to such transferee, and (ii) such transferee shall, concurrently with the effectiveness of such transfer, become a party to this Agreement as a Holder and be subject to all applicable restrictions set forth in this Agreement. This Agreement

7	Right of First Refusal and Co-Sale Agreement

and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.
     3.2 The sale or transfer of any Equity Securities by the Holders shall not be subject to any right of first refusal, co-sale rights or any other contractual conditions or restrictions on transfer except as may be required by Law.
4. Drag-Along Rights.
     4.1 If, at any time after the second anniversary of the Closing, there is (a) an offer by a bona fide third party not affiliated with any Party to purchase all the Shares in the Company; or (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity; or (c) a sale or transfer of all or substantially all the Company’s properties and assets to any bona fide third person not affiliated with any Party (each a “Trade Sale”), then the Holders of at least sixty-seven percent (67%) of the outstanding Series A Preferred Shares shall have the right to cause other shareholders of the Company to sell all of the then outstanding Ordinary Shares, Series A Preferred Shares and all options, warrants or other rights to acquire any such shares then held by them on the same terms and conditions when the price offered by such third party is not lower than one point five (1.5) times the equity valuation of the Company implied by the Series A Purchase Price immediately after the Closing, subject to change in accordance with the Ancillary Agreements (the “Drag Along Election”), provided, however, that the Founder shall have a pre-emptive right to buy all of the Equity Securities of the Company held by the Investor under the same terms and conditions. The Drag Along Election shall include the right on the part of the Investor to cause the holders of Ordinary Shares to approve a sale of assets, merger, consolidation, corporations or exchange or reorganization of the Company with or into any other corporations, corporation or other entity (excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or any other transaction or series of related transactions, in which the shareholders of the Company immediately prior to such reorganization, merger or consolidation own less than fifty percent (50%) of the voting power of the surviving entity, or a sale, conveyance or other disposition of all or substantially all of the assets of the Company to a third party (each a “Sale Transaction”), provided, however, that in no event shall a holder of Ordinary Shares be obligated to undertake the foregoing if the distribution of consideration received by the shareholders upon consummation of the Sale Transaction is not in accordance with the liquidating distribution requirements set forth in the Company’s then-current Memorandum of Association. The Investor may exercise the Drag-Along Election by providing written notice of such election (the “Drag-Along Notice”) to all shareholders of the Company, including the name and address of the third party acquirer, the aggregate purchase price to be paid by such third party purchaser, the proposed date for the closing of such Trade Sale, and the other material terms and conditions of such Trade Sale. Within fifteen (15) days upon receipt of the Drag-Along Notice, if the Founder doesn’t exercise the right to purchase all of the Equity Securities of the Company held by the Investor under the same terms and conditions, then each shareholder of the Company shall execute and deliver such instruments of conveyance and transfer and take such other action, including executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Investor or the acquirer in such Trade Sale may reasonably require in order to carry out the terms and provisions of this Section 4.
     4.2 Should the consideration to be paid in connection with the Trade Sale be payable in property other than cash, the Investor and other shareholders of the Company agree and acknowledge that the value of the consideration will be determined in accordance with the

8	Right of First Refusal and Co-Sale Agreement

following arrangement: (i) if the consideration to be paid in connection with the Trade Sale is for publicly-traded securities, the value of the consideration to be paid shall be equal to the average closing price based on a period of thirty (30) days prior the closing; or (ii) if the consideration for the Trade Sale is not for publicly-traded securities, and the holders of Ordinary Shares and Series A Preferred Shares cannot agree on such value with seven (7) days after receipt of Drag-Along Notice by holders of Ordinary Shares, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the holders of Ordinary Shares and the Investor, whose appraisal shall be determinative of such value.
4.3 The rights of Investor in this Section 4 will terminate on the completion of a Qualified IPO.
5. Legend.
     Each existing or replacement certificate for shares now owned or hereafter acquired by any Restricted Shareholder shall bear the following legend:
“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE MEMBER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
6. Further Instruments and Actions.
     The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each Party agrees to cooperate affirmatively with the other Parties, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.
7. Miscellaneous
     7.1 Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong as to matters within the scope thereof and without regard to its principles of conflicts of laws.
     7.2 Notices.
     Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed

9	Right of First Refusal and Co-Sale Agreement

after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     7.3 Entire Agreement.
     This Agreement, the Share Purchase Agreement and the exhibits hereto and thereto contain the entire understanding of the Parties with respect to the subject matter hereof, and supersede all other agreements between or among any of the Parties with respect to the subject matter hereof.
     7.4 Amendments and Waivers.
     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the Founder, and (iii) the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Parties and their respective successors and assigns.
     7.5 Severability.
     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     7.6 Attorney’s Fees.
     In the event that any dispute among the Parties arising from or in relation to this Agreement should result in litigation, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     7.7 Titles and Subtitles.
     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     7.8 Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
     7.9 Dispute Resolution.
     (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution

10	Right of First Refusal and Co-Sale Agreement

through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.
     (b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
     (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.9, including the provisions concerning the appointment of arbitrators, the provisions of this Section 7.9 shall prevail.
     (d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.
     (e) Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request; all such requested information and documents can be provided in English or Chinese with equal legal validity.
     (f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
     (g) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
     7.10 Rights Cumulative.
     Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.
     7.11 No Waiver.

11	Right of First Refusal and Co-Sale Agreement

     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
     7.12 No Presumption.
     The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
     7.13 Confidentiality.
     The terms and conditions of this Agreement, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby, including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except as permitted in accordance with the Share Purchase Agreement.
[Remainder of page intentionally left blank; signature pages to follow]

12	Right of First Refusal and Co-Sale Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	EASTERN WELL HOLDINGS LIMITED

By:
	Name:	Sun Kwok Ping
	Title:	Director
	Address:	No. 485-487, Gu Yang Road, Changning District,
Shanghai, China
	Fax:	86-21-6631-2459
[Signature Page to Right of First Refusal and Co-Sale Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	SUN KWOK PING

By:

Passport Number: DA9001901
	Address:	No. 485-487, Gu Yang Road, Changning District,
Shanghai, China
	Fax:	86-21-6631-2459
[Signature Page to Right of First Refusal and Co-Sale Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	CHINA ENVIRONMENT FUND III, L.P.

	Name: Title:	Authorized Signatory
	Address:	A2302, SP Tower, Tsinghua Science Park, Beijing 100084 China
	Fax:	86-10-8215-1150
[Signature Page to Right of First Refusal and Co-Sale Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

PRC COMPANIES :	SHANGHAI NOBO COMMERCE & TRADE CO., LTD.

By:
	Name:	Sun Kwok Ping
	Title:	Legal Representative
	Address:	No. 485-487, Gu Yang Road, Changning District, Shanghai, China
	Fax:	86-21-6631-2459

NOXIN ENERGY TECHNOLOGY (SHANG HAI) CO., LTD

By:
	Name:	Sun Kwok Ping
	Title:	Legal Representative
	Address: Fax:	No. 485-487, Gu Yang Road, Changning District, Shanghai, China 86-21-6631-2459

JIANGXI NOBAO ELECTRIC CO., LTD

By:
	Name:	Sun Kwok Ping
	Title:	Legal Representative
	Address:	No. 485-487, Gu Yang Road, Changning District, Shanghai, China
	Fax:	86-21-6631-2459
[Signature Page to Right of First Refusal and Co-Sale Agreement]

SCHEDULE 1
     “Affiliates” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.
     “Agreement” has the meaning set forth in the Preamble hereof.
     “Ordinary Shares” means the Company’s ordinary shares, par value US$0.001 per share.
     “Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Series A Preferred Shares and the Warrant Shares.
     “Company” has the meaning set forth in the Preamble hereof.
     “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at meetings of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
     “Co-Sale Re-allotment Notice” has the meaning set forth in Section 2.3(c) hereof.
     “Co-Sale Selling Holders” has the meaning set forth in Section 2.3(c) hereof.
     “Drag-Along Election” has the meaning set forth in Section 4.1 hereof.
     “Drag-Along Notice” has the meaning set forth in Section 4.1 hereof.
     “Equity Securities” means any Ordinary Shares and/or Ordinary Share Equivalents of the Company.
     “Founder” shall mean Sun Kwok Ping, a citizen of Hong Kong.
     “HKIAC” has the meaning set forth in Section 7.9(a) hereof.
     “Holder” means the Investor, together with the permitted transferees and assigns of the Investor who become parties to this Agreement.
     “Holder Transfer Notice” has the meaning section forth in Section 2.2(b) hereof.
     “Offered Shares” has the meaning set forth in Section 2.2(a) hereof.
     “Party” has the meaning set forth in the Preamble hereof.
     “Permitted Transferee” has the meaning set forth in Section 2.5(b) hereof.
     “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

     “Purchasing Holders” has the meaning set forth in Section 2.2(c) hereof.
     “Qualified IPO” has the meaning given to such term in the Memorandum and Articles, as amended and restated from time to time.
     “Re-allotment Notice” has the meaning set forth in Section 2.2(c) hereof.
     “Restricted Shareholder” has the meaning set forth in Section 2.1(a) hereof.
     “Sale Transaction” has the meaning set forth in Section 4.1 hereof.
     “Selling Holder” has the meaning set forth in Section 2.3 hereof.
     “Series A Preferred Shares” means any and all of the Company’s Series A Preferred Shares, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.
     “Shares” means the Company’s Ordinary Shares and/or Series A Preferred Shares.
     “Share Purchase Agreement” has the meaning set forth in the Recitals hereof.
     “Transfer” or “Transferor” has the meaning set forth in Section 2.2(a) hereof.
     “Transfer Notice” has the meaning set forth in Section 2.2(a) hereof.
     “Trade Sale” has the meaning set forth in Section 4.1 hereof.

EXHIBIT D
DISCLOSURE SCHEDULE
The sequential number indicated below is in correspondence with those in Section 3 of this Agreement.
Save as expressly provided in this Disclosure Schedule, or where the context otherwise requires, words and expressions defined in the Agreement shall have the same respective meanings in this Disclosure Schedule.
Disclosures made as to each numbered representation apply to and /or qualify only the corresponding representation in Section 3 of this Agreement and constitute formal and complete disclosure to the Investors for the purpose of this Agreement.
3.4 Capitalization and Voting Rights.
3.4(i)
(1) Capitalization Table of the Company

	Pre-Closing		Post-Closing
Security	Number of Shares	Ratio	Number of Shares	Ratio
Ordinary Shares
SUN KWOK PING	10,000,000	100%	14,593,520	72.9676%
ESOP	0	0%	500,000	2.5%
Series A Preferred Shares
CHINA ENVIRONMENT FUND III, L.P.	0	0%	4,906,480	24.5324%
Total	10,000,000	100%	20,000,000	100%

(2)	Capitalization Table of the PRC Companies at the Closing

Company Name	Capital	Shareholder	Shareholding Ratio
Shanghai Nobo	RMB 10,000,000
	(RMB 10,000,000
	paid up)	Company	100%
Shanghai Nuoxin	US$29,800,000 (US$
	4,000,000 paid up)	Company	100%
Jiangxi Nobao	US$15,000,000 (US$
	4,830,000 paid up)	Company	100%

(3)	The Company as the sole shareholder of Shanghai Nuoxin, shall contribute 20% of

1

the registered capital of Shanghai Nuoxin, that is, US$5,960,000, within 3 months from the date of issuance of Shanghai Nuoxin’s business license. As of 28 February 2009, the Company has contributed US$4,000,000 to Shanghai Nuoxin and has obtained an approval from Shanghai Zhabei Commercial Commission to postpone the contribution of outstanding amount of US$ 1,960,000 till 30 June 2009. The registered capital of Shanghai Nuoxin shall be fully paid up before 27 November 2010.

(4)	The registered capital of Jiangxi Nobao is US$15,000,000. The Company as the sole shareholder of Jiangxi Nobao has contributed US$4,830,000 to Jiangxi Nobao and has obtained the approval from Jiujiang Commercial Bureau to postpone the contribution of outstanding amount of US$10,170,000 to 30 May 2010.
3.7 Financial Statement
The Company has delivered to the Investor:
(1)	the audited consolidated financial statements of the Company for the fiscal year ending December 31, 2008, prepared by the Company in accordance with the IFRS.
3.8 Changes
(1)	Shanghai Nobo and Shanghai Nuoxin will enter into an asset transfer agreement in respect of transfer of assets, business contracts and personnel of Shanghai Nobo to Shanghai Nuoxin before Closing;
3.11 Commitments
List of Material Contracts (Please see attached Exhibit D-1)
3.13 Title; Liens; Permits
The outstanding matters in respect of the land use right of Jiangxi Nobao:
(1)	With regard to the New Land, Jiangxi Nobao has entered into a Land Use Right Granting Contract with State-owned Land, Environmental Protection and Construction Bureau of Gongqingcheng on 16 April 2009 and the land use right grant fee is RMB 4,000,000. Jiangxi Nobao has fully paid the respective land use right granting fee.
(2)	With regard to the Old Land, Jiangxi Nobao has entered into the Old Land Use Right Granting Contract with State-owned Land, Environmental Protection and Construction Bureau of Gongqingcheng on 4 July 2005 and the land use right grant

2

fee is RMB 11,940,000. After that, Jiangxi Nobao has entered into the Old Supplemental Land Use Right Granting Contract with Regulatory Committee of Kaifang Development District of Gongqingcheng of Jiangxi Province on 3 November 2007, providing that the fee for granting of land use right and transfer of real estate on such land shall be RMB 6,000,000, and such fee could be paid in four installments. So far, Jiangxi Nobao has paid RMB 2,000,000.
(3)	As of the date of this Agreement, Jiangxi Nobao has not carried out environmental compliance review for the completed and ongoing constructions on the New Land and the Old Land and no environmental effect evaluation reports in respect of such constructions are available.
(4)	Jiangxi Nobao entered into a loan agreement of RMB 5,000,000 with Gong Qing Cheng Finance Management Investment Co., Ltd. on January 8, 2009 and the land use right of the Old Land has been mortgaged to Gong Qing Cheng Finance Management Investment Co., Ltd. to guarantee the loan under such loan agreement.
3.16 Related Party Transactions
The Founder provided a loan of US$500,000 to the Company on November 4, 2008;
3.17 Intellectual Property Rights
3.17(i)
(1)	Intellectual Property owned, licensed to or used by the Company Group:

IP	Owner	Owned/Licensed/Used	Explanatory Notes
Nobo-branded heat pump	Glen Dimplex Deutschland GmbH	Licensed	Authorized to distribute Nobo-branded heat pump in the PRC, Taiwan, Korea, Hong Kong and Macao.
Trademark “”	Jiangxi Nobao	Owned	Under application (Application No.: 5069225)

3.19	Labor Agreement and Actions
The Company and Shanghai Nuoxin have no employees as of the date of this

3

Agreement.
Key Employees of Shanghai Nobo and Jiangxi Nobao are listed in Exhibit D-2
3.26 Other Representations and Warranties Relating to the PRC Companies
3.26(v)
Please refer to Section 3.4(i)(3) and 3.4(i)(4).
3.26(ix)
Jiangxi Nobao obtained the Social Insurance Registration Certificate on May 27, 2009, and shall make contributions and payments to mandatory social insurance funds as required by PRC laws and regulations for or on behalf of its employees since June 2009.

4

EXHIBIT D-1
LIST OF MATERIAL CONTRACTS

		Contract Price
Project Name	Contracted Party	(RMB)	Contract Date
EMC of Jutailong Home Furnishing Center	Beijing Jutailong (Shanghai)	1,080,000	August 5, 2007
EMC of Dahua Hotel	Shanghai Dahua Hotel	3,855,800	October 10, 2007
EMC of Donghu Hotel	Shanghai Donghu Hotel	14,444,000	November 20, 2007
EMC of Minhang Hotel	Shanghai Minhang Hotel	5,080,000	January 5, 2009
EMC of Xinyuan Hotel	Shanghai Xinyuan Hotel	13,308,800	February 5, 2009
EMC of Jinshangjiang Hotel	Shanghai Jinshangjiang Hotel	9,884,000	February 6, 2009
EMC of Longbai Hotel	Shanghai Longbai Hotel	12,732,000	February 7, 2009

5

EXHIBIT D-2
STAFF INFORMATION FORM OF SHANGHAI NOBO AND JIANGXI NOBAO

No.	Department	Name	Position
1.	General Manager Office	Lei Zhang	Vice-Chairman
2.		Yani Wang	Secretary of General Manager
3.	Vice-General Manager Office	Ping Song	Vice-General Manager
4.		Hao Zhang	Vice-General Manager Assistant
5.	Engineering	Jun Chen	Manager
6.		Jinhua Du	Engineer
7.		Yunfu Guan	Engineer
8.		Jian Wu	Engineer
9.		Jiayin Liu	Assistant
10.		Hao Zhang	After-sale Service
11.		Dawei Cheng	After-sale Service
12.		Pinggao Han	After-sale Service
13.		Chunhua Hu	Driver
14.	Technology	Yuanzhi Liu	Manager
15.		Yunlin Shou	Engineer
16.		Chunhua Li	Driver
17.	Sales	Shijin Cao	Vice-Manager
18.		Siyi Teng	Engineer
19.	Legal	Wenli Lu	Manager
20.		Wenjun Zhao	Assistant
21.	Import & Export	Jing Wang	Manager
22.	Energy Management	Hang Wen	Manager
23.	Finance	Jianqin Zhang	Manager
24.		Lin Jiang	Cashier
25.	Human Resources	Jieqi Chen	Manger
26.	Administration	Xiaoqiong Sun	Receptionist

6

EXHIBIT E
CAPITALIZATION TABLE AT THE CLOSING
     Capitalization: The Company’s capital structure before and after the Closing is set forth below:

	Pre-Closing		Post-Closing
Security	# of Shares	%	# of Shares	%
Ordinary Shares
SUN KWOK PING	10,000,000	100%	14,593,520	72.9676%
ESOP	0	0	500,000	2.5%
Series A Preferred Shares
CHINA ENVIRONMENT FUND III, L.P.	0	0	4,906,480	24.5324%
Total	10,000,000	100%	20,000,000	100%

EXHIBIT F
INDEMNIFICATION AGREEMENT
INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of June 24, 2009, by and among EASTERN WELL HOLDINGS LIMITED (the “Company”), and Chen Xiaobing, a citizen of the United States of America with passport number of 095303866 (the “Director” or “Indemnitee”).
RECITALS
     A. The Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.
     B. The Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.
     C. The Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors and officers of the Company may not be willing to serve in such capacities without additional protection.
     D. The Company (i) desires to attract and retain highly qualified individuals and entities, such as the Director, to serve the Company and, in part, in order to induce the Director to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to each Indemnitee to the maximum extent permitted by law as provided herein.
     E. In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.
     NOW, THEREFORE, the Company and each Indemnitee hereby agree as follows:
     1. Indemnification.
          (a) Indemnification of Expenses.
               (i) Third-Party Claims. Subject to Section 8 below, the Company shall indemnify and hold harmless the Director to the fullest extent permitted by law if the Director was or is or becomes a party to or witness, or is threatened to be made a party to or witness, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Director reasonably believes might lead to the instigation of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) (other than an action by right of the Company) by reason of the fact that the Director is or was a director or officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Director while serving in such capacity (hereinafter, an “Agent”) or as a direct or indirect result of any Claim made by any stockholder of the Company against the Director and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such stockholder), or made by a third party against the Director based on any misstatement or omission of a material fact by the Company in

1.

violation of any duty of disclosure imposed on the Company by federal or state securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) (the “Expenses”) actually and reasonably incurred by the Director in connection with investigating, defending or participating in (including on appeal) such Claim if the Director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
               (ii) Derivative Actions. If the Director is a person who was or is a party or is threatened to be made a party to any Claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an Agent of the Company, or by reason of anything done or not done by him or her in any such capacity, the Company shall indemnify the Director against any amounts paid in settlement of any such Claim and all Expenses actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such Claim if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.
          (b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined that the Indemnitee would not be permitted to be indemnified under applicable law or pursuant to Section 8 hereof, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law or Section 8 hereof, the Company shall be entitled to be reimbursed by the Indemnitee (who each hereby agree to promptly reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law or Section 8 hereof, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the a majority of the Board of Directors (excluding the Director), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors (other than the Director) who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or Section 8 hereof, the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases

2.

therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.
          (c) Contribution. If the indemnification provided for in Section 1(a) above for any reason other than the statutory limitations of applicable law or as provided in Section 8, is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with such Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and such Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.
     The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the “Securities Act”)) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
          (d) Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.
          (e) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Memorandum and Articles of Association, as amended (the “M&A”), Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) to determine all such matters. The Company agrees to abide by the determination of the Independent Legal Counsel and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (f) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent an Indemnitee has been successful on the merits or otherwise, in the defense of any Claim referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee in connection herewith.

3.

     2. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. Subject to Section 8 and except as prohibited by applicable law, the Company shall advance all Expenses incurred by an Indemnitee in connection with the investigation, defense, settlement or appeal of any Claim to which such Indemnitee is a party or is threatened to be made a party by reason of the fact that the Director is or was an Agent of the Company or by reason of anything done or not done by him or her in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the M&A, applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than thirty days after written demand by the Indemnitee therefor to the Company.
          (b) Notice/Cooperation by Indemnitee. The Indemnitee shall give the Company notice in writing promptly after receipt of notice of commencement of any Claim, or the threat of the commencement of any Claim, made against such Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other person and/or address as the Company shall designate in writing to the Indemnitee).
          (c) No Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee had not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee had not met any particular standard of conduct or did not have any particular belief.
          (d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
          (e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the Indemnitee, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ such Indemnitee’s counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been

4.

previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not in fact continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.
     3. Additional Indemnification Rights; Nonexclusivity.
          (a) Scope. The Company hereby agrees to indemnify the Director to the fullest extent permitted by law (except as provided in Section 8) with respect to Claims for Indemnification Events, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the M&A or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Hong Kong company to indemnify a member of its Board of Directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Hong Kong company to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8 hereof.
          (b) Nonexclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which the Indemnitee may be entitled under the M&A, any agreement, any vote of stockholders or disinterested directors, the laws of Hong Kong, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to each Indemnitee for any action the Director took or did not take while serving in an indemnified capacity even though such Director may have ceased to serve in such capacity and such indemnification shall inure to the benefit of each Indemnitee from and after the Director’s first day of service as a director with the Company or affiliation with a director from and after the date the Director commences services as a director with the Company.
     4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, M&A or otherwise) of the amounts otherwise indemnifiable hereunder.
     5. Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.
     6. Mutual Acknowledgement. The Company and each Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.
     7. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, the Company shall use commercially reasonable efforts to provide that Director shall be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director.
     8. Exceptions. notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

5.

          (a) Claims Under Section 16(b). To indemnify either Indemnitee for expenses and the payment of profits or an accounting thereof arising from the purchase and sale by such Indemnitee of securities in violation the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar provisions of any federal, state or local statutory law;
          (b) Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld.
          (c) Unlawful Indemnification. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.;
          (d) Fraud. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company; or
          (e) Insurance. To indemnify any Indemnitee for which payment is actually and fully made to the Indemnitee under a valid and collectible insurance policy; or
          (f) Company Contracts. To indemnify an Indemnitee with respect to any Claim related to any dispute or breach arising under any contract or similar obligation between the Company and such Indemnitee.
     9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Director, the Director’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
     10. Construction of Certain Phrases.
          (a) For the purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that if the Director is or was or may be deemed a director or officer of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Director would have with respect to such constituent corporation if its separate existence had continued.
          (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Director with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director or officer of the Company which imposes duties on, or involves services

6.

by, such director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and if the Director acted in good faith and in a manner the Director reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Director shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
          (c) For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; provided that in no event shall a Change in Control be deemed to include (i) a merger, consolidation or reorganization of the Company for the purpose of changing the Company’s jurisdiction of incorporation and in which there is no substantial change in the shareholders of the Company or its successor (as the case may be), or (ii) the Company’s first firm commitment underwritten public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange (the “IPO”).
          (d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last two (2) (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitee under similar indemnity agreements).
          (e) For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors (other than the Director) or any other person or body appointed by the Board of Directors who is not a named party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.
          (f) For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

7.

     12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether any Indemnitee continues to serve as a director or officer of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.
     13. Attorneys’ Fees. Subject to Section 8 and except as prohibited by applicable law, in the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by such Indemnitee with respect to such action if such Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses actually and reasonably incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that such Indemnitee is ultimately successful in such action.
     14. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to the Indemnitee, at the Director’s addresses as set forth beneath his signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer), with a copy to No. 485-487, Gu Yang Road, Changning District, Shanghai, China (attention: Sun Kwok Ping), or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
     15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     16. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of Hong Kong, without regard to the conflict of laws principles thereof.

8.

     17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     18. Amendment and Termination. Except as provided in Section 21, no amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     19. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ or service of the Company or any of its subsidiaries.
     20. Corporate Authority. The Board of Directors of the Company and its stockholders in accordance with Hong Kong law have approved the terms of this Agreement.
     21. Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the closing of the IPO, provided that each Indemnitee will be entitled to all of the benefits and rights accorded such party under this Agreement with respect to any Claims for any Indemnification Events arising or related to events, circumstances and actions or omissions which have occurred or alleged and to have occurred prior to the closing of the IPO.
[The remainder of this page is intentionally left blank.]

9.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written

COMPANY:	EASTERN WELL HOLDINGS LIMITED
	By	/s/ [ILLEGIBLE]

Title

DIRECTOR:	As Individual:

/s/ Chen Xiaobing

Name: Chen Xiaobing

Address:

A2302, SP Tower, Tsinghua Science Park, Beijing 100084 China
[Signature Page to Indemnification Agreement]

Execution Copy
EXHIBIT G-1
SERIES A WARRANT
THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND THE SHARES ISSUABLE HEREUNDER, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES ISSUABLE UNDER THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SHAREHOLDERS’ AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER PARTIES NAMED THEREIN. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
EASTERN WELL HOLDINGS LIMITED
WARRANT TO PURCHASE SERIES A PREFERRED SHARES
(Subject to Adjustment)
Date: June 24, 2009
     THIS CERTIFIES THAT, for value received, CHINA ENVIRONMENT FUND III, L.P. (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, at any time and from time to time during the Exercise Period (as defined below), to purchase from EASTERN WELL HOLDINGS LIMITED , a company duly incorporated and validly existing under the Laws of Hong Kong (the “Company”), up to 2,453,240 Series A convertible and redeemable preferred shares of the Company, par value US$0.001 per share (the “Warrant Shares”), at the Exercise Price Per Share (as defined below). The Exercise Price Per Share and number of Warrant Shares are subject to adjustment and change as provided herein. This Warrant is issued pursuant to the Series A Preferred Share Purchase Agreement dated June 18, 2009 (the “Purchase Agreement”), among the Company, the Holder and certain other parties named therein.
     1. Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. As used in this Warrant the following terms shall have the following respective meanings:
     “Board” shall mean the board of directors of the Company.
     “Company” means EASTERN WELL HOLDINGS LIMITED , a company duly incorporated and validly existing under the Laws of Hong Kong.
     “Encumbrances” shall have the meaning ascribed to it in Section 7.
     “Exercise Date” shall mean the date of effective exercise of this Warrant by the Holder during the Exercise Period.

1	Series A Warrant

     “Exercise Period” shall mean the twelve-month period commencing on the date of this Warrant.
     “Exercise Price Per Share” means the per share exercise price of the Warrant Shares which shall initially be US$4.076 (which is subject to the adjustment stated in Section 4 herein and the adjustment of the purchase price of Series A Preferred Shares pursuant to the Purchase Agreement), amounting to an aggregate exercise price of all the Warrant Shares of US$10,000,000.
     “Exercise Price” shall have the meaning ascribed to it in Section 2.1.
     “Notice of Exercise” shall have the meaning ascribed to it in Section 2.1.
     “Permitted Transferee” means an Affiliate of the Holder.
     “Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.
     “Series A Director” means a director appointed by the Holder to the Company.
     “Series A Preferred Shares” means the Series A convertible and redeemable preferred shares, par value US$0.001 per share, of the Company.
     “Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company.
     “Purchase Agreement” means the Series A Preferred Share Purchase Agreement dated June 18, 2009 by and among the Company, the Holder and certain other parties named therein.
     “Shares” means the shares of the Company.
     “Shareholders Agreement” means that certain Shareholders Agreement dated June 24, 2009 by and among the Company, the Holder and certain other parties named therein.
     “Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.
     “Warrant Shares” shall have the meaning ascribed to it in the first paragraph of this Warrant (which is subject to the adjustment stated in Section 4 herein and the adjustment set forth in the Purchase Agreement).
     2. Exercise of Warrant
          2.1. Exercise and Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part, at any time during the Exercise Period by the delivery of notice of exercise

2	Series A Warrant

substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, to the Company at the address provided for notice to the Company under the Purchase Agreement, and within thirty (30) days thereafter, the Holder shall (a) surrender this Warrant to the Company at such address, and (b) effect payment to the Company, (i) in cash (by check) or by wire transfer, (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of Warrant Shares being purchased upon such exercise by the then effective Exercise Price Per Share (the “Exercise Price”). The Warrant will expire if not exercised within the Exercise Period.
          2.2. Share Certificates; Fractional Shares. Upon surrender of this Warrant and payment of the Exercise Price by the Holder, the Company shall register the Holder as a member of the Company in the Company’s share register in respect of the number of Warrant Shares issuable upon such exercise, and issue and deliver to the Holder or person(s) entitled to receive the same a certificate or certificates for such number of Warrant Shares issuable upon such exercise at the Company’s expense, together with cash in lieu of any fraction of a Warrant Share equal to the Exercise Price Per Share multiplied by such fraction. No fractional Warrant Share or scrip representing a fractional Warrant Share shall be issued upon an exercise of this Warrant.
          2.3 Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment by the Holder of the Exercise Price as provided in Clause 2.1 above. The person entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares from the close of business on the date the Holder is deemed to have exercised this Warrant.
     3. Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.
     4. Adjustment of Exercise Price Per Share and Number of Warrant Shares. The Exercise Price Per Share and number of Warrant Shares issuable upon exercise of this Warrant is subject to the adjustment upon occurrence of the following events before the Exercise Date:
          4.1. Subdivision, Combination or Reclassification of Series A Preferred Shares. If the Company shall, at any time or from time to time, (i) subdivide the outstanding Series A Preferred Shares, (ii) combine the outstanding Series A Preferred Shares into a smaller number of shares, or (iii) issue any shares of its capital stock in a reclassification of the Series A Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price Per Share in effect at the time of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive

3	Series A Warrant

by virtue of such subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.
          4.2. Other Changes, etc. If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Series A Preferred Shares similar to or having an effect similar to any of the actions described in Section 4.1 or 4.4 (but not including any action described in such Sections) then, and in each such case, the Exercise Price Per Share and number of Warrant Shares shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).
          4.3. Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than Series A Preferred Shares, the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price Per Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred Shares contained in this Section 4 herein.
          4.4. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital shares of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive, upon exercise of this Warrant, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (including the affirmative vote of Series A Director). In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors, including the affirmative vote of Series A Director) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
Series A Warrant

4

     5. Certificate as to Adjustments. In each case of any adjustment in the Exercise Price Per Share, or number or type of shares issuable upon exercise of this Warrant, the chief financial officer (or any person of an equivalent position) of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price Per Share. The Company shall promptly send (by facsimile or electronic mail, and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.
     6. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
     7. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued shares for issuance and delivery upon exercise of this Warrant such number of Warrant Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant) and Ordinary Shares for issuance on conversion of such Warrant Shares, including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized shares as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under Law or under the Shareholders Agreement. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under the Laws of Hong Kong. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Warrant Shares sufficient to satisfy the exercise rights of the Holder of this Warrant (including Ordinary Shares issuable upon conversion of such Series A Preferred Shares issued upon exercise of this Warrant) such that such Warrant Shares (and the Ordinary Shares issuable upon conversion thereof) will remain in the authorized but unissued shares of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Warrant Shares are converted into Ordinary Shares in accordance with the terms thereof.
     8. Transfer and Exchange. Subject to the terms and conditions of this Warrant and the Shareholders Agreement, and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any person, in whole or in part, on the books of the Company maintained for such purpose at the address provided for notice to the Company under the Purchase Agreement, by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrant Shares not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for

5	Series A Warrant

any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.
     9. Representations and Warranties. The Company covenants that the representations and warranties contained in Section 3 of the Purchase Agreement shall be true and correct in all respects as of the date hereof and as of the Exercise Date, provided that if any of the representation or warranty contained in Section 3 of the Purchase Agreement shall become untrue on the date of exercise of this Warrant, due to reason of amendment of the applicable Laws by the competent government authorities or due to the action of any third party, the Company shall notify the Holder of such situation promptly after it has become aware of the same.
     10. Compliance with Securities Laws. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Warrant Share purchased upon exercise of this Warrant or any Ordinary Share acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof in the United States; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such Warrant Shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the Warrant Shares acquired pursuant to the exercise of this Warrant or Ordinary Shares acquired upon conversion thereof will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act.
     11. No Rights or Liabilities as Shareholders. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder or member of the Company. In the absence of affirmative action by such Holder to purchase Warrant Shares by exercise of this Warrant or Ordinary Shares upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder or member of the Company for any purpose.
     12. Registration Rights. All Warrant Shares issuable upon exercise of this Warrant and Ordinary Shares issuable upon conversion of the Warrant Shares shall be “Registrable Securities” within the meaning of the relevant provisions of the Shareholders Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to the Holder thereunder.
     13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.
     14. Notices. All notices and other communications from the Company to the Holder shall be given in accordance with the Purchase Agreement.

6	Series A Warrant

     15. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.
     16. Law Governing. This Warrant shall be governed in all respects by the Laws of Hong Kong without regards to conflicts of law principles.
     17. Dispute Resolution.
          (a) Any dispute, controversy or claim arising out of or relating to this Warrant, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party with notice to the other party.
          (b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
          (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 17, including the provisions concerning the appointment of arbitrators, the provisions of this Section 17 shall prevail.
          (d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the Laws of Hong Kong and shall not apply any other substantive law.
          (e) Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request; all such requested information and documents can be provided in English or Chinese with equal legal validity.
          (f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
          (g) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

7	Series A Warrant

     18. No Impairment. The Company will not cooperate with or facilitate any amendment of its Memorandum and Articles of Association or other constitutional documents, or any reorganization, consolidation, merger, dissolution, issue or sale of shares, sale of assets or any other voluntary action, so as to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will use its best efforts to ensure that the par value of any shares issuable upon the exercise of this Warrant will not be increased above the amount payable therefor upon such exercise, and (b) will take or procure the taking of all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant and fully paid and non-assessable Ordinary Shares upon conversion of such Warrant Shares.
     19. Notices of Record Date. In the event:
          (a) the Company shall take a record of the holders of its Series A Preferred Shares or Ordinary Shares (or other shares or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any right to subscribe for or purchase any shares of any class or any other securities or to receive any other right; or
          (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the shares of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s shares are to receive shares, securities or property of another corporation; or
          (c) of any voluntary dissolution, liquidation or winding-up of the Company; or
          (d) of any redemption or conversion of all outstanding Ordinary Shares or Series A Preferred Shares; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such right, or (ii) the date on which a record is to be taken for a vote on such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion, and the time, if any is to be fixed, as of which the holders of record of Series A Preferred Shares, Ordinary Shares or such shares or securities as at the time are receivable upon the exercise of this Warrant, shall be entitled to exchange their Series A Preferred Shares, Ordinary Shares or such other shares or securities, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.
     20. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8	Series A Warrant

     21. Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument, but all of which together shall constitute one and the same instrument.
     22. Entire Agreement. This Warrant, the Purchase Agreement and the Shareholders Agreement constitute the entire agreement between the Company and the Holder with respect to the Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.
     23. Binding Effect: Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.
     24. No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its Shares which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof. The rights granted to Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s Shares under any other agreements, except rights that have been waived.
[The remainder of this page has intentionally been left blank]

9	Series A Warrant

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day and year herein above first written

SEALED with the Common Seal of EASTERN WELL HOLDINGS LIMITED and SIGNED by

/s/ [ILLEGIBLE]

in the presence of:

Address:	No 485-487, Gu Yang Road,
Changning District, Shanghai,
China
Fax: 86-21-6631-2459

Accepted and agreed,
CHINA ENVIRONMENT FUND III, L.P.

/s/ [ILLEGIBLE]

Name:
Title: Authorized Signatory
Address: A2302, SP Tower, Tsinghua Science
Park, Beijing 100084 China
Fax: 86-10-8215-1150
[Signature page to Series A Warrant]

10	Series A Warrant

Execution Copy
EXHIBIT G-2
VALUATION ADJUSTMENT WARRANTS
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.
EASTERN WELL HOLDINGS LIMITED
June 24, 2009
WARRANT TO PURCHASE
ORDINARY SHARES
     This Warrant is issued to Sun Kwok Ping (the “Holder”) by EASTERN WELL HOLDINGS LIMITED, a Hong Kong company (the “Company”), in connection with the purchase by the Holder of Ordinary Shares, par value US$0.001 per share (“Ordinary Shares”), of the Company pursuant to the Series A Preferred Share Purchase Agreement, dated as of June 18, 2009 (as may be amended from time to time, the “Purchase Agreement”), by and among the Holder, the Company and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. All accounting terms not otherwise defined herein have the meanings assigned under IFRS.
     1. Purchase During Exercise Period. Subject to the terms and conditions set forth in this Warrant, the Holder shall be entitled, at any time during the Exercise Period, to purchase from the Company, at a price of US$0.001 per share (the “Exercise Price”), a number of fully paid Ordinary Shares equal to the “Adjustment Number” (as defined below). Subject to Section 4(c), the Adjustment Number shall be the number of Ordinary Shares, if issued to the Holder on the Closing Date, would result in the Percentage Interest equal to a new number, which in no event shall exceed 77.5% of the Company’s aggregate equity interest immediately after Closing on a fully-diluted basis, to be determined in accordance with the Adjusted Post Money Valuation. After the Adjust Post Money Valuation is available, the Adjustment Number shall be certain Ordinary Shares, obtained by the number of Ordinary Shares then outstanding on an as-converted basis (giving effect to the conversion and exchange of all securities or rights that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants), multiplied by a percentage, which is a percentage, obtained by dividing (i) Series A Purchase Price by (ii) the Initial Post Money Valuation, minus another percentage, obtained by dividing (iii) Series A Purchase Price by (iv) the Adjusted Post Money Valuation, with the exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.

     2. Termination. Subject to Section 4(c), the Exercise Period shall not commence, and the rights under this Warrant shall terminate and shall not be exercisable, if it is determined in accordance with Section hereof that the Adjusted Post-Money Valuation lowers the Initial Post-Money Valuation.
     3. Determination of Adjusted Post-Money Valuation.
     (a) Adjusted Post-Money Valuation. Simultaneously with the delivery of the financial statements for the 2009 Fiscal Year pursuant to Section 8.1 of the Shareholders Agreement, but in any event within 60 days after the end of the 2009 Fiscal Year of the Company, the Company shall deliver to the Holder, together with such financial statements, (i) an audited statement of profits and losses for the 2009 Fiscal Year (divided into two periods, i.e. a period from January 1, 2009 to December 31, 2009, and another period from January 1, 2010 to February 28, 2010), audited by the accounting firm agreed by the Company and the Holder, prepared in accordance with the IFRS, (ii) a statement of revenue and cost breakdown by project for the 2009 Fiscal Year issued by the Company and confirmed by the accounting firm in writing, setting forth in reasonable detail the calculation of Adjusted Post-Money Valuation. The Holder shall have the right to object to the determination of Adjusted Post-Money Valuation in accordance with Section 3(b) below.
     (b) Objection Procedure
     (i) Unless the Holder gives written notice to the Company of its objection (an “Objection”) to the Company’s calculation of the Adjusted Post-Money Valuation within 30 days following its receipt of the financial statements and accompanying chief financial officer’s certificate, the Company’s calculation shall be final and binding upon the parties for purposes of this Warrant. If the Holder waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of the Holder, the Company shall promptly provide a representative of the Holder such access to the books and records of the Company and its Subsidiaries as are reasonably necessary to confirm the Company’s calculation of the Adjusted Post-Money Valuation and the Holder agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in clause (ii)). During the 15-day period following the delivery of an Objection, the Company and the Holder shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.
     (ii) If at the end of such 15-day period, the Company and the Holder shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of internationally recognized standing (the “Accountant”) designated by the Company and the Holder within ten days after

2

the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the HKIAC and an independent accounting firm of internationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it. Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the Adjusted Post-Money Valuation and/or whether the Adjusted Post Money Valuation is lower than the Initial Post Money Valuation, as applicable, on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection and its determination as to Adjusted Post Money Valuation shall be final and binding upon the Company and the Holder. The costs and expenses of the Accountant shall be borne equally by the Company, on the one hand, and the Holder, on the other hand.
     4. Covenants.
     Without limiting any other covenant of the Company to operate its business in the ordinary course of business consistent with past practice, under the Purchase Agreement, the Memorandum and Articles of Association of the Company, and the Shareholders Agreement:
     (a) the Company shall not change any method of accounting or accounting practice or policy, other than (i) pursuant to guidance provided by any applicable regulatory authority, with the Holder’s consent, or (ii) as recommended by the Company’s independent auditors, with the Holder’s consent, which consent shall not be unreasonably withheld; and
     (b) the Company shall not (i) directly or indirectly change the allocation of items of revenue, income and/or gain between, or the principles applied to allocate items of revenue, income and/or gain in, EMC related profits on the one hand, and other items of income or gain on the other hand, or (ii) otherwise artificially affect the Adjusted Post Money Valuation.
     (c) If there is any change to any Accounting Rules prior to an IPO of the Company, the Company shall employ the adjusted Accounting Rules to re-calculate the Adjusted Post Money Valuation and deliver the re-calculated Adjusted Post Money Valuation to the Holder within 60 days after such change. The Adjusted Post Money Valuation can be re-calculated from time to time prior to the IPO of the Company, due to change of the Accounting Rules. Determination of the re-calculated Adjusted Post Money Valuation shall be in accordance with Section 3 of this Warrant.
     (d) If the Adjusted Post Money Valuation is adjusted prior to the IPO, and if, accordingly, the Holder is not entitled to exercise this Warrant, any and all Ordinary Shares that have been subscribed by the Holder by exercising this Warrant shall be

3

redeemed by the Company with the Exercise Price, or shall be cancelled pursuant to applicable Laws in a way satisfactory to the Holder.
     5. Definitions. As used herein, the following terms shall have the following meanings:
     (a) “Adjusted Post Money Valuation” means the post money valuation of the Company as of the Closing Date, equaling to the audited and consolidated Net Profit for 2009 Fiscal Year of the Company multiplied by X, where X is determined in accordance with the following formula. The exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.

A	=	EMC Gross Profit for the 2009 Fiscal Year;

B	=	Normal Business Gross Profit for the 2009 Fiscal Year;

C	=	other Gross Profit for the 2009 Fiscal Year, i.e. B minus A;
     (b) “Initial Post Money Valuation” means the post money valuation of the Company as of the Closing Date, subject to adjustment, equaling to the audited and consolidated Net Profit for 2009 Fiscal Year of the Company, which is RMB100,000,000 initially, multiplied by X, which is 5.56 initially, and the exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.
     (c) “Exercise Period” means the period beginning on the date (if any) that it is determined in accordance with Section 3 hereof that the Adjusted Post Money Valuation exceeds the Initial Post Money Valuation and ending at 5:00 p.m., Beijing time on the tenth anniversary of the date hereof, or if such date is not a Business Day, then 5:00 p.m., Beijing time on the following Business Day, or ending at the tenth anniversary of the date of publication of the final re-calculated Adjusted Post Money Valuation in accordance with Section 4(c) hereof, whichever is longer.
     (d) “2009 Fiscal Year” commences on January 1, 2009, ending on February 28, 2010.
     (e) “Percentage Interest” of the Holder means, as of the Closing Date, the quotient, expressed as a percentage, obtained by dividing (i) the number of Ordinary Shares then owned by the Holder on an as-converted basis (giving effect to the conversion and exchange of all securities or rights of the Holder that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants) by (ii) the number of Ordinary Shares then outstanding on an as-converted basis (giving effect to the conversion and exchange of all securities or rights that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants). After the Adjust Post Money Valuation is available, the Percentage

4

Interest shall be adjusted to a percentage, obtained by the Holder’s Percentage Interest as of the Closing, plus that percentage implied by the Adjustment Number.
     (f) “Accounting Rules” means the accounting policies and critical accounting estimates and assumptions (including without limitation, those descriptions under Note 3 from Page 10 to Page 23 and Note 5 from Page 24 to Page 25 in the report attached as Exhibit C hereto) employed by PricewaterhouseCoopers in connection with preparation of the Company’s consolidated 2008 audit report.
     (g) “IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by a Governmental Authority in a jurisdiction.
     (h) “EMC” means energy management contracts projects, which are central heating and cooling refurbishment and replacements for existing buildings and installation projects for new buildings. In the EMC, the Company (including the PRC Companies) designs, manufactures and installs ground-source heat pump (“GSHP”) systems under long-term (which shall be no less than 10 years) service contracts, which have an annual energy management fee, to large scale commercial businesses, such as hotels and supermarkets. The Company (including the PRC Companies) will retain the title to various GSHP related equipment and facilities until expiration of term under a service contract. For avoidance of confusion, EMC shall include, but not limited to, the long term service contracts described in the report attached as Exhibit C hereto. China Environment Fund III, L.P. shall reserve the right to determine whether a contract constitutes an EMC. However, such determination shall not be made in conflict with the provisions hereof.
     (i) “EMC Gross Profit” means gross profit generated only from the EMC.
     (j) “EPC” means engineering-procurement construction projects. In the EPC, the Company (including the PRC Companies) designs and installs central heating/cooling/hot water system using its GSHP technology on a single project basis, charging an upfront fee to large scale commercial customers, including large office buildings, industrial parks, and financial centres. By the completion of the project, customers must settle the payment to and assume ownership of the system from the Company.
     (k) “Net Profit” means Normal Business Gross Profit minus distribution costs minus administrative expenses (excluding other gains) plus finance income minus tax. The accounting terms used herein shall have the meaning ascribed to them in the report attached as Exhibit C hereto.
     (l) “Normal Business Gross Profit” means gross profit generated only from the Normal Business.
     (m) “Normal Business” means heat pump related sales contracts, EPC, EMC and other heat pump related businesses.

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     6. Methods of Exercise.
     During the Exercise Period, the Holder may exercise, in whole or in part, the purchase rights pursuant to this Warrant by either of the following methods:
     (a) Cash Exercise. The Holder may exercise by delivering a notice of exercise, in the form attached as Exhibit A hereto (a “Notice of Exercise”) to the Company at its principal office and paying to the Company an amount (i) in cash (by check or wire transfer of immediately available funds), (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii), equal to the aggregate Exercise Price for the number of Ordinary Shares being purchased by such Holder.
     (b) Net Exercise. Alternatively, the Holder may exercise by:
     (i) delivering a Notice of Exercise to the Company at its principal offices; and
     (ii) receiving such lesser number of Ordinary Shares calculated in accordance with the formula below representing the satisfaction of the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Ordinary Shares being purchased.
In the event a Holder chooses to exercise the purchase rights pursuant to this Warrant in accordance with this Section 6(b) (a “Net Exercise”), the Company shall issue to such Holder a number of Ordinary Shares computed using the following formula:
where:
X = the number of Ordinary Shares to be issued to the Holder
Y = the number of Ordinary Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Ordinary Shares for which this Warrant is being exercised (at the date of such calculation)
A = the fair market value of one Ordinary Share (at the date of such calculation)
B = the Exercise Price (as adjusted to the date of such calculation).
For purposes of this Section 6(b), the fair market value of an Ordinary Share shall be the average of the closing prices of the Ordinary Shares quoted (i) in the over-the-counter market in which the Ordinary Shares are traded, or (ii) on any exchange or electronic securities market on which the Ordinary Shares are listed for trading, as applicable, for the 30 trading days prior to the date of determination of fair market value (or such shorter

6

period of time during which such Ordinary Shares were traded over-the-counter or on such exchange). If the Ordinary Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value of an Ordinary Share shall be determined by dividing:
     (i) the cash price at which a willing seller would sell and a willing buyer would buy all of the issued and outstanding Ordinary Shares in a transaction negotiated at arm’s length by unaffiliated third parties, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion or time constraints, by
     (ii) the number of then issued and outstanding Ordinary Shares.
In the case of any determination of the fair market value of the Ordinary Shares pursuant to this Section 6(b), fair market value shall not include any discount (i) by reason of such Ordinary Shares representing a minority interest, or (ii) to reflect the fact that such Ordinary Shares are illiquid and subject to the restrictions on transfer set forth in this Warrant and the Shareholders Agreement.
If the Company and the Holder cannot agree on the fair market value of an Ordinary Share within 30 days after the date upon which the Holder delivers a Notice of Exercise to the Company at its principal offices (the “Negotiation Period”), the valuation shall be made by an appraiser of internationally recognized standing designated jointly by the Company and the Holder within ten days after the expiration of the Negotiation Period or, if they cannot so agree on an appraiser, such dispute shall be promptly referred to the HKIAC and an appraiser of nationally recognized standing shall be appointed thereby. The valuation shall be made by such appraiser within 20 days of its designation by the HKIAC. Any valuation made by an appraiser under this Section 6(b) shall be determinative of such value and binding upon the Company and the Holder. The cost of such valuation shall be borne equally by the Company and the Holder, but each party shall bear its own legal expenses, if any, incurred in connection therewith.
     (c) Partial Exercise. This Warrant may be exercised for less than the full number of Ordinary Shares, in which case the number of Ordinary Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced.
     7. Certificates for Ordinary Shares. Upon the exercise of any of the purchase rights pursuant to this Warrant, one or more certificates for the number of Ordinary Shares so issued shall be issued and delivered by the Company to the Holder as soon as practicable thereafter, and in any event within ten days of the delivery by the Holder to the Company of the Notice of Exercise. The date of delivery of such certificates is referred to herein as the “Delivery Date.”
     8. Dividend, Subdivision, Combination, Reclassification, Reorganization, Consolidation, Merger or Sale of Assets. The number of and kind of securities that may

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be issued pursuant to this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) In case of any reclassification, capital reorganization, or change in the shares of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company to another corporation pursuant to which the holders of Ordinary Shares shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Ordinary Shares, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, the Company shall make appropriate provision so that the Holder (or its permitted transferees) shall have the right at any time prior to the expiration of the Exercise Period to acquire, at a total per-share price equal to that payable pursuant to this Warrant, the kind and amount of shares, securities, cash or other property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of Ordinary Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares, securities, cash or other property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Ordinary Share payable hereunder, provided that the aggregate purchase price shall remain the same.
     The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets in such sale shall assume, by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Ordinary Shares, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive pursuant to this Warrant either the stock, securities, cash or other property then issuable with respect to the Ordinary Shares or the stock, securities, cash or other property, or the equivalent, issued to holders of Ordinary Shares in accordance with such offer.
     (b) If the Company shall, at any time or from time to time, (i) declare a dividend on the Ordinary Shares payable in shares of its capital stock, (ii) subdivide the outstanding Ordinary Shares, (iii) combine the outstanding Ordinary Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and

8

kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Exercise Price shall again be adjusted to be the Exercise Price in effect immediately prior to such record date.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall provide the Holder with not less than 20 days’ prior written notice of the date on which the event requiring such adjustment is to take place and information, reasonably detailed, regarding the pertinent facts of such event, as well as the calculation of the adjusted Exercise Price and the adjusted number of Ordinary Shares or securities, cash or other property thereafter purchasable upon exercise of this Warrant.
     (d) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 8, except in the case of a combination of shares of a type contemplated in Section 8(a), and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 8(a).
     (e) Officer’s Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 8, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the chief financial officer of the Company (or an officer holding a comparable position), showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment.
     9. No Dilution or Impairment. The Company will not, by amendment of its Memorandum and Articles of Association, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable pursuant to this Warrant

9

above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid shares pursuant to this Warrant.
     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
     11. Representations, Warranties and Covenants of the Company
     (a) Corporate Actions. The Company represents and warrants to the Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant have been taken.
     (b) Issuance of Shares. The Company covenants that the Ordinary Shares, when issued pursuant to this Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect thereto or the issuance thereof.
     (c) Covenants as to Exercise of Warrant. The Company covenants that the Company will at all times during the Exercise Period, have authorized a sufficient number of Ordinary Shares to provide for the exercise of the rights pursuant to this Warrant. If at any time during the Exercise Period the number of authorized but unissued Ordinary Shares shall not be sufficient to permit exercise of the rights pursuant to this Warrant, or the number of authorized but unissued Ordinary Shares shall not be sufficient to permit the conversion of the Ordinary Shares issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares as shall be sufficient for such purposes.
     (d) Legal Opinion. Upon the issuance of the Ordinary Shares pursuant to this Warrant, the Company shall deliver to the Holder receiving such Ordinary Shares an opinion of Hong Kong counsel to the Company, addressed to the Holder, in form and substance reasonably satisfactory to the Holder, and including an opinion as to the Company’s compliance with Section 11(b) hereof.
     12. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued shares for issuance and delivery upon exercise of this Warrant such number of Ordinary Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant), including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized shares as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or

10

restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under law or under the Shareholders Agreement. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under the laws of Hong Kong. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Ordinary Shares sufficient to satisfy the exercise rights of the Holder of this Warrant such that such Ordinary Shares will remain in the authorized but unissued shares of the Company until, as applicable, this Warrant is exercised in accordance with its terms.
     13. Restrictive Legend. The Ordinary Share certificates shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Act or if the Holder delivers to the Company an opinion of counsel (who may be an employee of the Holder) reasonably satisfactory in form and substance to the Company, that the Ordinary Shares do not require registration under the Act or any applicable state securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 24, 2009, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder (who may be an employee of the Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Act.

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     14. Warrant and Shares Transferable
     (a) Subject to compliance with the terms and conditions of the Shareholders Agreement and this Section 14, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Ordinary Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Ordinary Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any U.S. federal or state or Hong Kong securities law then in effect) of this Warrant or the Ordinary Shares and indicating whether or not under the Act certificates for this Warrant or the Ordinary Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Ordinary Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 14 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Ordinary Shares transferred in accordance with this Section 14 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     15. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Ordinary Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Ordinary Shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Ordinary Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     16. Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Warrant (or at such other

12

address as such party may designate by fifteen (15) days’ advance written notice to the other parties given in accordance with this Section 16). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     17. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     18. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this Section 18) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Ordinary Shares which may be subscribed for and purchased hereunder.
     19. “Market Stand-Off” Agreement. The Holder hereby agrees that, during the period of time specified by the Company and an underwriter of Ordinary Shares or other securities of the Company, following the effective date of (i) a registration statement of the Company filed under the Act, or (ii) a comparable offering document filed under the applicable laws and regulations of any foreign governmental authority, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Ordinary Shares included in such registration or offering; provided, however, that:
     (a) all officers and directors of the Company, and each Person who holds one percent (1%) or more of the Company’s outstanding shares, enter into similar agreements; and
     (b) such market stand-off time period shall not exceed 90 days.
The Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriters may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 19. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

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Notwithstanding the foregoing, the obligations described in this Section 19 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Act, or (iii) any offering which would the equivalent of clause (i) or (ii) under the applicable laws and regulations of any foreign governmental authority.
     20. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     21. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
     22. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Hong Kong, without regard to the conflicts of law provisions of the Hong Kong.
     23. Dispute Resolution.
     (a) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company, shall nominate one (1) authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.
     (b) In the event the parties are unable to settle a dispute between them regarding this Warrant in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the HKIAC in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the Hong Kong International Arbitration Centre Administered Arbitration Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Warrant or in the Hong Kong International Arbitration Centre Administered

14

Arbitration Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Holder unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Holder or its affiliates to conduct its respective business operations or to make or dispose of any other investment. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     24. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Ordinary Shares issued upon exercise of this Warrant, shall survive any exercise of this Warrant.
[Signature page follows]

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Issued this 24 day of June, 2009.
SEALED with the Common Seal of EASTERN WELL HOLDINGS
LIMITED and SIGNED by

in the presence of:
Address: No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
Acknowledged and Agreed:
SUN KWOK PING

By:	/s/ Sun Kwok Ping Name: Sun Kwok Ping
Address: No., 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
[Signature Page to Warrant to Purchase Ordinary Shares]

Execution Copy
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.
EASTERN WELL HOLDINGS LIMITED
June 24, 2009
WARRANT NO.1 TO PURCHASE
SERIES A PREFERRED SHARES
     This Warrant is issued to China Environment Fund III, L.P.(the “Holder”) by EASTERN WELL HOLDINGS LIMITED, a Hong Kong company (the “Company”), in connection with the purchase by the Holder of Series A Preferred Shares, par value US$0.001 per share (“Preferred Shares”), of the Company pursuant to the Series A Preferred Share Purchase Agreement, dated as of June 18, 2009 (as may be amended from time to time, the “Purchase Agreement”), by and among the Holder, the Company and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. All accounting terms not otherwise defined herein have the meanings assigned under IFRS.
     1. Purchase During Exercise Period. Subject to the terms and conditions set forth in this Warrant, the Holder shall be entitled, at any time during the Exercise Period, to purchase from the Company, at a price of US$0.001 per share (the “Exercise Price”), a number of fully paid Preferred Shares equal to the “Adjustment Number” (as defined below). Subject to Section 4(c), the Adjustment Number shall be the number of Preferred Shares, if issued to the Holder on the Closing Date, would result in the Percentage Interest equal to a new number, which in no event shall exceed 45% of the Company’s aggregate equity interest immediately after Closing on a fully-diluted basis, to be determined in accordance with the Adjusted Post Money Valuation.
     2. Termination. Subject to Section 4(c), the Exercise Period shall not commence, and the rights under this Warrant shall terminate and shall not be exercisable, if it is determined in accordance with Section hereof that the Adjusted Post-Money Valuation equals or exceeds the Initial Post-Money Valuation.
     3. Determination of Adjusted Post-Money Valuation.
     (a) Adjusted Post-Money Valuation. Simultaneously with the delivery of the financial statements for the 2009 Fiscal Year pursuant to Section 8.1 of the Shareholders Agreement, but in any event within 60 days after the end of the 2009 Fiscal Year of the

Company, the Company shall deliver to the Holder, together with such financial statements, (i) an audited statement of profits and losses for the 2009 Fiscal Year (divided into two periods, i.e. a period from January 1, 2009 to December 31, 2009, and another period from January 1, 2010 to February 28, 2010), audited by the accounting firm agreed by the Company and the Holder, prepared in accordance with the IFRS, and (ii) a statement of revenue and cost breakdown by project for the 2009 Fiscal Year issued by the Company and confirmed by the accounting firm in writing, setting forth in reasonable detail the calculation of Adjusted Post-Money Valuation; provided, that if the Company fails to deliver such financial statements, statement of profits and losses, or such statement within 60 days after the end of the 2009 Fiscal Year, the Adjusted Post Money Valuation will be conclusively deemed lower than the Initial Post Money Valuation, the Holder’s Percentage Interest can be adjusted to up to 45% of the Company’s aggregate equity interest immediately after Closing on a fully-diluted basis at the Holder’s sole discretion and the Exercise Period will commence on the business day next following such 60th day. The Holder shall have the right to object to the determination of Adjusted Post-Money Valuation in accordance with Section 3(b) below.
     (b) Objection Procedure
     (i) Unless the Holder gives written notice to the Company of its objection (an “Objection”) to the Company’s calculation of the Adjusted Post-Money Valuation within 30 days following its receipt of the financial statements and accompanying chief financial officer’s certificate, the Company’s calculation shall be final and binding upon the parties for purposes of this Warrant. If the Holder waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of the Holder, the Company shall promptly provide a representative of the Holder such access to the books and records of the Company and its Subsidiaries as are reasonably necessary to confirm the Company’s calculation of the Adjusted Post-Money Valuation and the Holder agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in clause (ii)). During the 15-day period following the delivery of an Objection, the Company and the Holder shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.
     (ii) If at the end of such 15-day period, the Company and the Holder shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of internationally recognized standing (the “Accountant”) designated by the Company and the Holder within ten days after the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the HKIAC and an independent accounting firm of internationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The

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Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it. Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the Adjusted Post-Money Valuation and/or whether the Adjusted Post Money Valuation is lower than the Initial Post Money Valuation, as applicable, on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection and its determination as to Adjusted Post Money Valuation shall be final and binding upon the Company and the Holder. The costs and expenses of the Accountant shall be borne equally by the Company, on the one hand, and the Holder, on the other hand.
     4. Covenants.
     Without limiting any other covenant of the Company to operate its business in the ordinary course of business consistent with past practice, under the Purchase Agreement, the Memorandum and Articles of Association of the Company, and the Shareholders Agreement:
     (a) the Company shall not change any method of accounting or accounting practice or policy, other than (i) pursuant to guidance provided by any applicable regulatory authority, with the Holder’s consent, or (ii) as recommended by the Company’s independent auditors, with the Holder’s consent; and
     (b) the Company shall (i) not directly or indirectly change the allocation of items of revenue, income and/or gain between, or the principles applied to allocate items of revenue, income and/or gain in, EMC related profits on the one hand, and other items of income or gain on the other hand, or (ii) not otherwise artificially affect the Adjusted Post Money Valuation.
     (c) If there is any change to any Accounting Rules prior to an IPO of the Company, the Company shall employ the adjusted Accounting Rules to re-calculate the Adjusted Post Money Valuation and deliver the re-calculated Adjusted Post Money Valuation to the Holder within 60 days after such change. The Adjusted Post Money Valuation can be re-calculated from time to time prior to the IPO of the Company, due to change of the Accounting Rules. Determination of the re-calculated Adjusted Post Money Valuation shall be in accordance with Section 3 of this Warrant.
     (d) If the Adjusted Post Money Valuation is adjusted prior to the IPO, and if, accordingly, the Holder is not entitled to exercise this Warrant, any and all Preferred Shares that have been subscribed by the Holder by exercising this Warrant shall be redeemed by the Company with the Exercise Price, or shall be cancelled pursuant to applicable Laws in a way satisfactory to the Holder.
     5. Definitions. As used herein, the following terms shall have the following meanings:

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     (a) “Adjusted Post Money Valuation” means the post money valuation of the Company as of the Closing Date, equaling to the audited and consolidated Net Profit for 2009 Fiscal Year of the Company multiplied by X, where X is determined in accordance with the following formula. The exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.
     A = EMC Gross Profit for the 2009 Fiscal Year;
     B = Normal Business Gross Profit for the 2009 Fiscal Year;
     C = other Gross Profit for the 2009 Fiscal Year, i.e. B minus A;
     (b) “Initial Post Money Valuation” means the post money valuation of the Company as of the Closing Date, subject to adjustment, equaling to the audited and consolidated Net Profit for 2009 Fiscal Year of the Company, which is RMB100,000,000 initially, multiplied by X, which is 5.56 initially, and the exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.
     (c) “Exercise Period” means the period beginning on the date (if any) that it is determined in accordance with Section 3 hereof that the Adjusted Post Money Valuation is lower than the Initial Post Money Valuation and ending at 5:00 p.m., Beijing time on the tenth anniversary of the date hereof, or if such date is not a Business Day, then 5:00 p.m., Beijing time on the following Business Day, or ending at the tenth anniversary of the date of publication of the final re-calculated Adjusted Post Money Valuation in accordance with Section 4(c) hereof, whichever is longer.
     (d) “2009 Fiscal Year” commences on January 1, 2009, ending on February 28, 2010.
     (e) “Percentage Interest” of the Holder means, as of the Closing Date, the quotient, expressed as a percentage, obtained by dividing (i) the number of Ordinary Shares then owned by the Holder on an as-converted basis (giving effect to the conversion and exchange of all securities or rights of the Holder that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants) by (ii) the number of Ordinary Shares then outstanding on an as-converted basis (giving effect to the conversion and exchange of all securities or rights that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants). After the Adjust Post Money Valuation is available, the Percentage Interest shall be adjusted to a percentage, obtained by dividing (i) the Series A Purchase Price by (ii) the Adjusted Post Money Valuation, with the exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.
     (f) “Accounting Rules” means the accounting policies and critical accounting estimates and assumptions (including without limitation, those descriptions under Note 3 from Page 10 to Page 23 and Note 5 from Page 24 to Page 25 in the report attached as

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Exhibit C hereto) employed by PricewaterhouseCoopers in connection with preparation of the Company’s consolidated 2008 audit report.
     (g) “IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by a Governmental Authority in a jurisdiction.
     (h) “EMC” means energy management contracts projects, which are central heating and cooling refurbishment and replacements for existing buildings and installation projects for new buildings. In the EMC, the Company (including the PRC Companies) designs, manufactures and installs ground-source heat pump (“GSHP”) systems under long-term (which shall be no less than 10 years) service contracts, which have an annual energy management fee, to large scale commercial businesses, such as hotels and supermarkets. The Company (including the PRC Companies) will retain the title to various GSHP related equipment and facilities until expiration of term under a service contract. For avoidance of confusion, EMC shall include, but not limited to, the long term service contracts described in the report attached as Exhibit C hereto. China Environment Fund III, L.P. shall reserve the right to determine whether a contract constitutes an EMC. However, such determination shall not be made in conflict with the provisions hereof.
     (i) “EMC Gross Profit” means gross profit generated only from the EMC.
     (j) “EPC” means engineering-procurement construction projects. In the EPC , the Company (including the PRC Companies) designs and installs central heating/cooling/hot water system using its GSHP technology on a single project basis, charging an upfront fee to large scale commercial customers, including large office buildings, industrial parks, and financial centres. By the completion of the project, customers must settle the payment to and assume ownership of the system from the Company.
     (k) “Normal Business” means heat pump related sales contracts, EPC, EMC and other heat pump related businesses.
     (l) “Normal Business Gross Profit” means gross profit generated only from the Normal Business.
     (m) “Net Profit” means Normal Business Gross Profit minus distribution costs minus administrative expenses (excluding other gains) plus finance income minus tax. The accounting terms used herein shall have the meaning ascribed to them in the report attached as Exhibit C hereto.
     6. Methods of Exercise.

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     During the Exercise Period, the Holder may exercise, in whole or in part, the purchase rights pursuant to this Warrant by either of the following methods:
     (a) Cash Exercise. The Holder may exercise by delivering a notice of exercise, in the form attached as Exhibit A hereto (a “Notice of Exercise”) to the Company at its principal office and paying to the Company an amount (i) in cash (by check or wire transfer of immediately available funds), (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii), equal to the aggregate Exercise Price for the number of Preferred Shares being purchased by such Holder.
     (b) Net Exercise. Alternatively, the Holder may exercise by:
     (i) delivering a Notice of Exercise to the Company at its principal offices; and
     (ii) receiving such lesser number of Preferred Shares calculated in accordance with the formula below representing the satisfaction of the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Preferred Shares being purchased.
In the event a Holder chooses to exercise the purchase rights pursuant to this Warrant in accordance with this Section 6(b) (a “Net Exercise”), the Company shall issue to such Holder a number of Preferred Shares computed using the following formula:
where:
X = the number of Preferred Shares to be issued to the Holder
Y = the number of Preferred Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Preferred Shares for which this Warrant is being exercised (at the date of such calculation)
A = the fair market value of one Preferred Share (at the date of such calculation)
B = the Exercise Price (as adjusted to the date of such calculation).
For purposes of this Section 6(b), the fair market value of a Preferred Share shall be the average of the closing prices of the Preferred Shares (or a number of Ordinary Shares into which the Preferred Shares are convertible) quoted (i) in the over-the-counter market in which the Preferred Shares (or Ordinary Shares) are traded, or (ii) on any exchange or electronic securities market on which the Preferred Shares (or Ordinary Shares) are listed for trading, as applicable, for the 30 trading days prior to the date of determination of fair market value (or such shorter period of time during which such Preferred Shares (or

6

Ordinary Shares) were traded over-the-counter or on such exchange). If the Preferred Shares (or Ordinary Shares) are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value of a Preferred Share shall be determined by dividing:
     (i) the cash price at which a willing seller would sell and a willing buyer would buy all of the issued and outstanding Preferred Shares in a transaction negotiated at arm’s length by unaffiliated third parties, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion or time constraints, by
     (ii) the number of then issued and outstanding Preferred Shares.
In the case of any determination of the fair market value of the Preferred Shares pursuant to this Section 6(b), fair market value shall not include any discount (i) by reason of such Preferred Shares representing a minority interest, or (ii) to reflect the fact that such Preferred Shares are illiquid and subject to the restrictions on transfer set forth in this Warrant and the Shareholders Agreement.
If the Company and the Holder cannot agree on the fair market value of a Preferred Share within 30 days after the date upon which the Holder delivers a Notice of Exercise to the Company at its principal offices (the “Negotiation Period”), the valuation shall be made by an appraiser of internationally recognized standing designated jointly by the Company and the Holder within ten days after the expiration of the Negotiation Period or, if they cannot so agree on an appraiser, such dispute shall be promptly referred to the HKIAC and an appraiser of nationally recognized standing shall be appointed thereby. The valuation shall be made by such appraiser within 20 days of its designation by the HKIAC. Any valuation made by an appraiser under this Section 6(b) shall be determinative of such value and binding upon the Company and the Holder. The cost of such valuation shall be borne equally by the Company and the Holder, but each party shall bear its own legal expenses, if any, incurred in connection therewith.
     (c) Partial Exercise. This Warrant may be exercised for less than the full number of Preferred Shares, in which case the number of Preferred Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced.
     7. Certificates for Preferred Shares. Upon the exercise of any of the purchase rights pursuant to this Warrant, one or more certificates for the number of Preferred Shares so issued shall be issued and delivered by the Company to the Holder as soon as practicable thereafter, and in any event within ten days of the delivery by the Holder to the Company of the Notice of Exercise. The date of delivery of such certificates is referred to herein as the “Delivery Date.”
     8. Dividend, Subdivision, Combination, Reclassification, Reorganization, Consolidation, Merger or Sale of Assets. The number of and kind of securities that may

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be issued pursuant to this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) In case of any reclassification, capital reorganization, or change in the shares of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company to another corporation pursuant to which the holders of Preferred Shares shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Preferred Shares, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, the Company shall make appropriate provision so that the Holder (or its permitted transferees) shall have the right at any time prior to the expiration of the Exercise Period to acquire, at a total per-share price equal to that payable pursuant to this Warrant, the kind and amount of shares, securities, cash or other property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of Preferred Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares, securities, cash or other property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Preferred Share payable hereunder, provided that the aggregate purchase price shall remain the same.
     The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets in such sale shall assume, by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Preferred Shares, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive pursuant to this Warrant either the stock, securities, cash or other property then issuable with respect to the Preferred Shares or the stock, securities, cash or other property, or the equivalent, issued to holders of Preferred Shares in accordance with such offer.
     (b) If the Company shall, at any time or from time to time, (i) declare a dividend on the Preferred Shares payable in shares of its capital stock (including Preferred Shares), (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination

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or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Exercise Price shall again be adjusted to be the Exercise Price in effect immediately prior to such record date.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall provide the Holder with not less than 20 days’ prior written notice of the date on which the event requiring such adjustment is to take place and information, reasonably detailed, regarding the pertinent facts of such event, as well as the calculation of the adjusted Exercise Price and the adjusted number of Preferred Shares or securities, cash or other property thereafter purchasable upon exercise of this Warrant.
     (d) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 8, except in the case of a combination of shares of a type contemplated in Section 8(a), and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 8(a).
     (e) Officer’s Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 8, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the chief financial officer of the Company (or an officer holding a comparable position), showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment.
     9. No Dilution or Impairment. The Company will not, by amendment of its Memorandum and Articles of Association, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable pursuant to this Warrant

9

above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid shares pursuant to this Warrant.
     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
     11. Representations, Warranties and Covenants of the Company
     (a) Corporate Actions. The Company represents and warrants to the Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant have been taken.
     (b) Issuance of Shares. The Company covenants that the Preferred Shares (and the Ordinary Shares issuable upon exercise thereof), when issued pursuant to this Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect thereto or the issuance thereof.
     (c) Covenants as to Exercise of Warrant. The Company covenants that the Company will at all times during the Exercise Period, have authorized a sufficient number of Preferred Shares (and Ordinary Shares issuable upon exercise thereof) to provide for the exercise of the rights pursuant to this Warrant. If at any time during the Exercise Period the number of authorized but unissued Preferred Shares shall not be sufficient to permit exercise of the rights pursuant to this Warrant, or the number of authorized but unissued Ordinary Shares shall not be sufficient to permit the conversion of the Preferred Shares issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Preferred Shares (or Ordinary Shares) as shall be sufficient for such purposes.
     (d) Legal Opinion. Upon the issuance of the Preferred Shares pursuant to this Warrant, the Company shall deliver to the Holder receiving such Preferred Shares an opinion of Hong Kong counsel to the Company, addressed to the Holder, in form and substance reasonably satisfactory to the Holder, and including an opinion as to the Company’s compliance with Section 11(b) hereof.
     12. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued shares for issuance and delivery upon exercise of this Warrant such number of Preferred Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant) and Ordinary Shares for issuance on conversion of such Preferred Shares, including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized shares as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the

10

terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under law or under the Shareholders Agreement. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under the laws of Hong Kong. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Preferred Shares sufficient to satisfy the exercise rights of the Holder of this Warrant (including Ordinary Shares issuable upon conversion of such Series A Preferred Shares) such that such Preferred Shares (and the Ordinary Shares issuable upon conversion thereof) will remain in the authorized but unissued shares of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Preferred Shares issued upon exercise of this Warrant are converted into Ordinary Shares in accordance with the terms thereof.
     13. Restrictive Legend. The Preferred Share certificates shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Act or if the Holder delivers to the Company an opinion of counsel (who may be an employee of the Holder) reasonably satisfactory in form and substance to the Company, that the Preferred Shares do not require registration under the Act or any applicable state securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 24, 2009, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.

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Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder (who may be an employee of the Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Act.
     14. Warrant and Shares Transferable
     (a) Subject to compliance with the terms and conditions of the Shareholders Agreement and this Section 14, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Preferred Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any U.S. federal or state or Hong Kong securities law then in effect) of this Warrant or the Preferred Shares and indicating whether or not under the Act certificates for this Warrant or the Preferred Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Preferred Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 14 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Preferred Shares transferred in accordance with this Section 14 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     (b) Notwithstanding anything to the contrary contained herein, the Holder may, at any time and from time to time, transfer this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant and all rights hereunder and thereunder, in whole or in part, without charge to the Holder (except for transfer taxes) to any of the Holder’s shareholders, partners or members by way of distribution or dividend, or to one or more of the Holder’s Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer. Any such transfer shall solely require that the Holder give written notice thereof to the Company; for greater certainty, none of the terms and

12

conditions set forth in Section 14(a) shall be applicable to any transfer governed by this Section 14(b).
     15. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Preferred Shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Preferred Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     16. Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Warrant (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties given in accordance with this Section 16). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     17. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     18. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this Section 18) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Preferred Shares which may be subscribed for and purchased hereunder.
     19. “Market Stand-Off Agreement. The Holder hereby agrees that, during the period of time specified by the Company and an underwriter of Preferred Shares or other securities of the Company, following the effective date of (i) a registration statement of the Company filed under the Act, or (ii) a comparable offering document filed under the applicable laws and regulations of any foreign governmental authority, it

13

shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Preferred Shares (or Ordinary Shares issued upon conversion thereof) included in such registration or offering; provided, however, that:
     (a) all officers and directors of the Company, and each Person who holds one percent (1%) or more of the Company’s outstanding shares, enter into similar agreements;
     (b) such market stand-off time period shall not exceed 90 days; and
     (c) the foregoing agreement shall not prohibit privately negotiated transfers of Preferred Shares among the Holder and its Affiliates.
The Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriters may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 19. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in this Section 19 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Act, or (iii) any offering which would the equivalent of clause (i) or (ii) under the applicable laws and regulations of any foreign governmental authority.
     20. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     21. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
     22. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Hong Kong, without regard to the conflicts of law provisions of the Hong Kong.
     23. Dispute Resolution.

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     (a) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company, shall nominate one (1) authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.
     (b) In the event the parties are unable to settle a dispute between them regarding this Warrant in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the HKIAC in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the Hong Kong International Arbitration Centre Administered Arbitration Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Warrant or in the Hong Kong International Arbitration Centre Administered Arbitration Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Holder unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Holder or its affiliates to conduct its respective business operations or to make or dispose of any other investment. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     24. Rights and Obligations Survive Exercise of Warrant.Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Preferred Shares issued upon exercise of this Warrant, shall survive any exercise of this Warrant.
[Signature page follows]

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Issued this 24 day of June, 2009
SEALED with the Common Seal of
EASTERN WELL HOLDINGS LIMITED
and SIGNED by

in the presence of:
Address: No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
Acknowledged and Agreed:
CHINA ENVIRONMENT FUND III, L.P.

By:	/s/ [ILLEGIBLE]

Name:
	Title:	Authorized Signatory
Address: A2302, SP Tower, Tsinghua Science Park,
Beijing 100084 China
Fax: 86-10-8215-1150
[Signature Page to Warrant No 1 to Purchase Series A Preferred Shares]

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Execution Copy
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.
EASTERN WELL HOLDINGS LIMITED
June 24, 2009
WARRANT NO.2 TO PURCHASE
SERIES A PREFERRED SHARES
     This Warrant is issued to China Environment Fund III, L.P.(the “Holder”) by EASTERN WELL HOLDINGS LIMITED, a Hong Kong company (the “Company”), in connection with the purchase by the Holder of Series A Preferred Shares, par value US$0.001 per share (“Preferred Shares”), of the Company pursuant to the Series A Preferred Share Purchase Agreement, dated as of June 18, 2009 (as may be amended from time to time, the “Purchase Agreement”), by and among the Holder, the Company and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. All accounting terms not otherwise defined herein have the meanings assigned under IFRS.
     1. Purchase During Exercise Period. Subject to the terms and conditions set forth in this Warrant, the Holder shall be entitled, at any time during the Exercise Period, to purchase from the Company, at a price of US$0.001 per share (the “Exercise Price”), a number of fully paid Preferred Shares equal to the “Adjustment Number” (as defined below). The Adjustment Number shall be the number of Preferred Shares, if issued to the Holder, would result in the Percentage Interest immediately before the publication of 2010 Fiscal Year Revenue having a 2% increment.
     2. Termination. Subject to Section 4(c), the Exercise Period shall not commence, and the rights under this Warrant shall terminate and shall not be exercisable, if it is determined in accordance with Section hereof that the 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, has a 25% or more increment.
     3. Determination of Revenue.
     (a) Revenue. Simultaneously with the delivery of the financial statements for the 2009 Fiscal Year and/or 2010 Fiscal Year pursuant to Section 8.1 of the Shareholders Agreement, but in any event within 60 days after the end of the 2009 Fiscal Year and/or 2010 Fiscal Year of the Company, the Company shall deliver to the Holder, together with such financial statements, (i) an audited statement of profits and losses for the 2009 Fiscal

Year and/or the 2010 Fiscal Year respectively, audited by the accounting firm agreed by the Company and the Holder, prepared in accordance with the IFRS, and (ii) a statement of Revenue and cost breakdown by project for the 2009 Fiscal Year and/or the 2010 Fiscal Year issued by the Company and confirmed by the accounting firm in writing, setting forth in reasonable detail the calculation of 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue respectively; provided, that if the Company fails to deliver such financial statements, statement of profits and losses, or such certificate within 60 days after the end of the 2009 Fiscal Year and/or the 2010 Fiscal Year, the increment of 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, will be conclusively deemed lower than 25%, and the Exercise Period will commence on the business day next following such 60th day. The Holder shall have the right to object to the determination of the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue in accordance with Section 3(b) below.
     (b) Objection Procedure
     (i) Unless the Holder gives written notice to the Company of its objection (an “Objection”) to the Company’s calculation of the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue within 30 days following its receipt of the financial statements and accompanying chief financial officer’s certificate, the Company’s calculation shall be final and binding upon the parties for purposes of this Warrant. If the Holder waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of the Holder, the Company shall promptly provide a representative of the Holder such access to the books and records of the Company and its Subsidiaries as are reasonably necessary to confirm the Company’s calculation of the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue and the Holder agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in clause (ii)). During the 15-day period following the delivery of an Objection, the Company and the Holder shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.
     (ii) If at the end of such 15-day period, the Company and the Holder shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of internationally recognized standing (the “Accountant”) designated by the Company and the Holder within ten days after the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the HKIAC and an independent accounting firm of internationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it.

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Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue and/or whether the increment of 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, is lower than 25%, as applicable, on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection and its determination as to the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue shall be final and binding upon the Company and the Holder. The costs and expenses of the Accountant shall be borne equally by the Company, on the one hand, and the Holder, on the other hand.
     4. Covenants.
     Without limiting any other covenant of the Company to operate its business in the ordinary course of business consistent with past practice, under the Purchase Agreement, the Memorandum and Articles of Association of the Company, and the Shareholders Agreement:
     (a) the Company shall not change any method of accounting or accounting practice or policy, other than (i) pursuant to guidance provided by any applicable regulatory authority, with the Holder’s consent, or (ii) as recommended by the Company’s independent auditors, with the Holder’s consent, which consent shall not be unreasonably withheld; and
     (b) the Company shall not (i) directly or indirectly change the allocation of items of revenue, income and/or gain between, or the principles applied to allocate items of revenue, income and/or gain in, EMC related profits on the one hand, and other items of income or gain on the other hand, or (ii) otherwise artificially affect the Adjusted Post Money Valuation.
     (c) If there is any change to any Accounting Rules prior to an IPO of the Company, the Company shall employ the adjusted Accounting Rules to re-calculate the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue and deliver the re-calculated the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue to the Holder within 60 days after such change. The 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue can be re-calculated from time to time prior to the IPO of the Company, due to change of the Accounting Rules. Determination of the re-calculated the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue shall be in accordance with Section 3 of this Warrant.
     (d) If the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue are adjusted prior to the IPO, and if, accordingly, the Holder is not entitled to exercise this Warrant, any and all Preferred Shares that have been subscribed by the Holder by exercising this Warrant shall be redeemed by the Company with the Exercise Price, or shall be cancelled pursuant to applicable Laws in a way satisfactory to the Holder.
     5. Definitions. As used herein, the following terms shall have the following meanings:

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     (a) “Normal Business” means heat pump related sales contracts, EPC, EMC and other heat pump related businesses.
     (b) “Revenue” means the audited consolidated revenue generated from the Normal Business only.
     (c) “Exercise Period” means the period beginning on the date (if any) that it is determined in accordance with Section 3 hereof that the increment of 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, is lower than 25% and ending at 5:00 p.m., Beijing time on the tenth anniversary of the date hereof, or if such date is not a Business Day, then 5:00 p.m., Beijing time on the following Business Day, or ending at the tenth anniversary of the date of publication of the final re-calculated 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue in accordance with Section 4(c) hereof, whichever is longer.
     (d) “Fiscal Year” means, with respect to each year, the one-year period ending on December 31 of such year.
     (e) “Accounting Rules” means the accounting policies and critical accounting estimates and assumptions (including without limitation, those descriptions under Note 3 from Page 10 to Page 23 and Note 5 from Page 24 to Page 25 in the report attached as Exhibit C hereto) employed by PricewaterhouseCoopers in connection with preparation of the Company’s consolidated 2008 audit report.
     (f) “IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by a Governmental Authority in a jurisdiction.
     (g) “Percentage Interest” of the Holder means, as of the date of publication of 2010 Fiscal Year Revenue, the quotient, expressed as a percentage, obtained by dividing (i) the number of Ordinary Shares then owned by the Holder on an as-converted basis (giving effect to the conversion and exchange of all securities or rights of the Holder that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants) by (ii) the number of Ordinary Shares then outstanding on an as-converted basis (giving effect to the conversion and exchange of all securities or rights that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants).
     (h) “EMC” means energy management contracts projects, which are central heating and cooling refurbishment and replacements for existing buildings and installation projects for new buildings. In the EMC, the Company (including the PRC Companies) designs, manufactures and installs ground-source heat pump (“GSHP”) systems under long-term (which shall be no less than 10) service contracts, which have an annual energy management fee, to large scale commercial businesses, such as hotels and supermarkets. The Company (including the PRC Companies) will retain the title to various GSHP related equipment and facilities until expiration of term under a service

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contract. For avoidance of confusion, EMC shall include, but not limited to, the long term service contracts described in the report attached as Exhibit C hereto. China Environment Fund III, L.P. shall reserve the right to determine whether a contract constitutes an EMC. However, such determination shall not be made in conflict with the provisions hereof.
     (i) “EPC” means engineering-procurement construction projects. In the EPC, the Company (including the PRC Companies) designs and installs central heating/cooling/hot water system using its GSHP technology on a single project basis, charging an upfront fee to large scale commercial customers, including large office buildings, industrial parks, and financial centres. By the completion of the project, customers must settle the payment to and assume ownership of the system from the Company.
     6. Methods of Exercise.
     During the Exercise Period, the Holder may exercise, in whole or in part, the purchase rights pursuant to this Warrant by either of the following methods:
     (a) Cash Exercise. The Holder may exercise by delivering a notice of exercise, in the form attached as Exhibit A hereto (a “Notice of Exercise”) to the Company at its principal office and paying to the Company an amount (i) in cash (by check or wire transfer of immediately available funds), (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii), equal to the aggregate Exercise Price for the number of Preferred Shares being purchased by such Holder.
     (b) Net Exercise. Alternatively, the Holder may exercise by:
     (i) delivering a Notice of Exercise to the Company at its principal offices; and
     (ii) receiving such lesser number of Preferred Shares calculated in accordance with the formula below representing the satisfaction of the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Preferred Shares being purchased.
     In the event a Holder chooses to exercise the purchase rights pursuant to this Warrant in accordance with this Section 6(b) (a “Net Exercise”), the Company shall issue to such Holder a number of Preferred Shares computed using the following formula:
where:
X = the number of Preferred Shares to be issued to the Holder

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Y = the number of Preferred Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Preferred Shares for which this Warrant is being exercised (at the date of such calculation)
A = the fair market value of one Preferred Share (at the date of such calculation)
B = the Exercise Price (as adjusted to the date of such calculation).
For purposes of this Section 6(b), the fair market value of a Preferred Share shall be the average of the closing prices of the Preferred Shares (or a number of Ordinary Shares into which the Preferred Shares are convertible) quoted (i) in the over-the-counter market in which the Preferred Shares (or Ordinary Shares) are traded, or (ii) on any exchange or electronic securities market on which the Preferred Shares (or Ordinary Shares) are listed for trading, as applicable, for the 30 trading days prior to the date of determination of fair market value (or such shorter period of time during which such Preferred Shares (or Ordinary Shares) were traded over-the-counter or on such exchange). If the Preferred Shares (or Ordinary Shares) are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value of a Preferred Share shall be determined by dividing:
     (i) the cash price at which a willing seller would sell and a willing buyer would buy all of the issued and outstanding Preferred Shares in a transaction negotiated at arm’s length by unaffiliated third parties, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion or time constraints, by
     (ii) the number of then issued and outstanding Preferred Shares.
In the case of any determination of the fair market value of the Preferred Shares pursuant to this Section 6(b), fair market value shall not include any discount (i) by reason of such Preferred Shares representing a minority interest, or (ii) to reflect the fact that such Preferred Shares are illiquid and subject to the restrictions on transfer set forth in this Warrant and the Shareholders Agreement.
If the Company and the Holder cannot agree on the fair market value of a Preferred Share within 30 days after the date upon which the Holder delivers a Notice of Exercise to the Company at its principal offices (the “Negotiation Period”), the valuation shall be made by an appraiser of internationally recognized standing designated jointly by the Company and the Holder within ten days after the expiration of the Negotiation Period or, if they cannot so agree on an appraiser, such dispute shall be promptly referred to the HKIAC and an appraiser of nationally recognized standing shall be appointed thereby. The valuation shall be made by such appraiser within 20 days of its designation by the HKIAC. Any valuation made by an appraiser under this Section 6(b) shall be determinative of such value and binding upon the Company and the Holder. The cost of

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such valuation shall be borne equally by the Company and the Holder, but each party shall bear its own legal expenses, if any, incurred in connection therewith.
     (c) Partial Exercise. This Warrant may be exercised for less than the full number of Preferred Shares, in which case the number of Preferred Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced.
     7. Certificates for Preferred Shares. Upon the exercise of any of the purchase rights pursuant to this Warrant, one or more certificates for the number of Preferred Shares so issued shall be issued and delivered by the Company to the Holder as soon as practicable thereafter, and in any event within ten days of the delivery by the Holder to the Company of the Notice of Exercise. The date of delivery of such certificates is referred to herein as the “Delivery Date.”
     8. Dividend, Subdivision, Combination, Reclassification, Reorganization, Consolidation, Merger or Sale of Assets. The number of and kind of securities that may be issued pursuant to this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) In case of any reclassification, capital reorganization, or change in the shares of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company to another corporation pursuant to which the holders of Preferred Shares shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Preferred Shares, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, the Company shall make appropriate provision so that the Holder (or its permitted transferees) shall have the right at any time prior to the expiration of the Exercise Period to acquire, at a total per-share price equal to that payable pursuant to this Warrant, the kind and amount of shares, securities, cash or other property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of Preferred Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares, securities, cash or other property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Preferred Share payable hereunder, provided that the aggregate purchase price shall remain the same.
     The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets in such sale shall assume, by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or

7

exchange offer is made to and accepted by the holders of more than 50% of the outstanding Preferred Shares, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive pursuant to this Warrant either the stock, securities, cash or other property then issuable with respect to the Preferred Shares or the stock, securities, cash or other property, or the equivalent, issued to holders of Preferred Shares in accordance with such offer.
     (b) If the Company shall, at any time or from time to time, (i) declare a dividend on the Preferred Shares payable in shares of its capital stock (including Preferred Shares), (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Exercise Price shall again be adjusted to be the Exercise Price in effect immediately prior to such record date.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall provide the Holder with not less than 20 days’ prior written notice of the date on which the event requiring such adjustment is to take place and information, reasonably detailed, regarding the pertinent facts of such event, as well as the calculation of the adjusted Exercise Price and the adjusted number of Preferred Shares or securities, cash or other property thereafter purchasable upon exercise of this Warrant.
     (d) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 8, except in the

8

case of a combination of shares of a type contemplated in Section 8(a), and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 8(a).
     (e) Officer’s Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 8, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the chief financial officer of the Company (or an officer holding a comparable position), showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment.
     9. No Dilution or Impairment. The Company will not, by amendment of its Memorandum and Articles of Association, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable pursuant to this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid shares pursuant to this Warrant.
     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
     11. Representations, Warranties and Covenants of the Company
     (a) Corporate Actions. The Company represents and warrants to the Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant have been taken.
     (b) Issuance of Shares. The Company covenants that the Preferred Shares (and the Ordinary Shares issuable upon exercise thereof), when issued pursuant to this Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect thereto or the issuance thereof.
     (c) Covenants as to Exercise of Warrant. The Company covenants that the Company will at all times during the Exercise Period, have authorized a sufficient number of Preferred Shares (and Ordinary Shares issuable upon exercise thereof) to provide for the exercise of the rights pursuant to this Warrant. If at any time during the Exercise Period the number of authorized but unissued Preferred Shares shall not be sufficient to permit exercise of the rights pursuant to this Warrant, or the number of authorized but unissued Ordinary Shares shall not be sufficient to permit the conversion of the Preferred Shares issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its

9

authorized but unissued Preferred Shares (or Ordinary Shares) as shall be sufficient for such purposes.
     (d) Legal Opinion. Upon the issuance of the Preferred Shares pursuant to this Warrant, the Company shall deliver to the Holder receiving such Preferred Shares an opinion of Hong Kong counsel to the Company, addressed to the Holder, in form and substance reasonably satisfactory to the Holder, and including an opinion as to the Company’s compliance with Section 11(b) hereof.
     12. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued shares for issuance and delivery upon exercise of this Warrant such number of Preferred Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant) and Ordinary Shares for issuance on conversion of such Preferred Shares, including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized shares as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under law or under the Shareholders Agreement. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under the laws of Hong Kong. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Preferred Shares sufficient to satisfy the exercise rights of the Holder of this Warrant (including Ordinary Shares issuable upon conversion of such Series A Preferred Shares) such that such Preferred Shares (and the Ordinary Shares issuable upon conversion thereof) will remain in the authorized but unissued shares of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Preferred Shares issued upon exercise of this Warrant are converted into Ordinary Shares in accordance with the terms thereof.
     13. Restrictive Legend. The Preferred Share certificates shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Act or if the Holder delivers to the Company an opinion of counsel (who may be an employee of the Holder) reasonably satisfactory in form and substance to the Company, that the Preferred Shares do not require registration under the Act or any applicable state securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A

10

COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 24, 2009, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder (who may be an employee of the Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Act.
     14. Warrant and Shares Transferable
     (a) Subject to compliance with the terms and conditions of the Shareholders Agreement and this Section 14, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Preferred Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any U.S. federal or state or Hong Kong securities law then in effect) of this Warrant or the Preferred Shares and indicating whether or not under the Act certificates for this Warrant or the Preferred Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Preferred Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 14 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly

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with details thereof after such determination has been made. Each certificate representing this Warrant or the Preferred Shares transferred in accordance with this Section 14 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     (b) Notwithstanding anything to the contrary contained herein, the Holder may, at any time and from time to time, transfer this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant and all rights hereunder and thereunder, in whole or in part, without charge to the Holder (except for transfer taxes) to any of the Holder’s shareholders, partners or members by way of distribution or dividend, or to one or more of the Holder’s Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer. Any such transfer shall solely require that the Holder give written notice thereof to the Company; for greater certainty, none of the terms and conditions set forth in Section 14(a) shall be applicable to any transfer governed by this Section 14(b).
     15. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Preferred Shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Preferred Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     16. Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Warrant (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties given in accordance with this Section 16). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.

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     17. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     18. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this Section 18) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Preferred Shares which may be subscribed for and purchased hereunder.
     19. “Market Stand-Off” Agreement. The Holder hereby agrees that, during the period of time specified by the Company and an underwriter of Preferred Shares or other securities of the Company, following the effective date of (i) a registration statement of the Company filed under the Act, or (ii) a comparable offering document filed under the applicable laws and regulations of any foreign governmental authority, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Preferred Shares (or Ordinary Shares issued upon conversion thereof) included in such registration or offering; provided, however, that:
     (a) all officers and directors of the Company, and each Person who holds one percent (1%) or more of the Company’s outstanding shares, enter into similar agreements;
     (b) such market stand-off time period shall not exceed 90 days; and
     (c) the foregoing agreement shall not prohibit privately negotiated transfers of Preferred Shares among the Holder and its Affiliates.
The Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriters may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 19. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in this Section 19 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Act, or (iii) any offering which would the equivalent of clause (i) or (ii) under the applicable laws and regulations of any foreign governmental authority.

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     20. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     21. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
     22. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Hong Kong, without regard to the conflicts of law provisions of the Hong Kong.
     23. Dispute Resolution.
     (a) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company, shall nominate one (1) authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.
     (b) In the event the parties are unable to settle a dispute between them regarding this Warrant in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the HKIAC in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the Hong Kong International Arbitration Centre Administered Arbitration Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Warrant or in the Hong Kong International Arbitration Centre Administered Arbitration Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Holder unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Holder or its affiliates to conduct its respective business operations or to make or dispose of any other

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investment. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     24. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Preferred Shares issued upon exercise of this Warrant, shall survive any exercise of this Warrant.
[Signature page follows]

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Issued this 24 day of June, 2009

SEALED with the Common Seal of EASTERN WELL HOLDINGS LIMITED and SIGNED by

in the presence of:

Address: No. 485-487, Gu Yang Road, Changning District, Shanghai, China
Fax: 86-21-6631-2459
Acknowledged and Agreed:

CHINA ENVIRONMENT FUND III, L.P.

By:	/s/ [ILLEGIBLE]
Name:
Title: Authorized Signatory
Address: A2302, SP Tower, Tsinghua Science Park, Beijing 100084 China
Fax: 86-10-8215-1150
[Signature Page to Warrant No.2 to Purchase Series A Preferred Shares]

EXHIBIT H
LIST OF ASSETS
LIST OF MATERIAL CONTRACTS

		Contract Price
Project Name	Contracted Party	(RMB)	Contract Date
EMC of Jutailong Home Furnishing Center	Beijing Jutailong (Shanghai)	1,080,000	August 5, 2007
EMC of Dahua Hotel	Shanghai Dahua Hotel	3,855,800	October 10, 2007
EMC of Donghu Hotel	Shanghai Donghu Hotel	14,444,000	November 20, 2007
EMC of Minhang Hotel	Shanghai Minhang Hotel	5,080,000	January 5, 2009
EMC of Xinyuan Hotel	Shanghai Xinyuan Hotel	13,308,800	February 5, 2009
EMC of Jinshangjiang Hotel	Shanghai Jinshangjiang Hotel	9,884,000	February 6, 2009
EMC of Longbai Hotel	Shanghai Longbai Hotel	12,732,000	February 7, 2009

STAFF INFORMATION FORM OF SHANGHAI NOBO AND JIANGXI NOBAO

No.	Department	Name	Position
1.	General Manager Office	Lei Zhang	Vice-Chairman
2.		Yani Wang	Secretary of General Manager

3.	Vice-General Manager Office	Ping Song	Vice-General Manager
4.		Hao Zhang	Vice-General Manager Assistant

5.	Engineering	Jun Chen	Manager
6.		Jinhua Du	Engineer
7.		Yunfu Guan	Engineer
8.		Jian Wu	Engineer
9.		Jiayin Liu	Assistant
10.		Hao Zhang	After-sale Service
11.		Dawei Chen	After-sale Service
12.		Pinggao Han	After-sale Service
13.		Chunhua Hu	Driver

14.	Technology	Yuanzhi Liu	Manager
15.		Yunlin Shou	Engineer
16.		Chunhua Li	Driver

17.	Sales	Shijin Cao	Vice-Manager
18.		Siyi Teng	Engineer

19.	Legal	Wenli Lu	Manager
20.		Wenjun Zhao	Assistant

21.	Import & Export	Jin Wang	Manager

22.	Energy Management	Hang Wen	Manager

23.	Finance	Jianqin Zhang	Manager
24.		Lin Jiang	Cashier

25.	Human Resources	Jieqi Chen	Manger

26.	Administration	Xiaoqiong Sun	Receptionist